Court File No.: CV-19-616077-00CL ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST) IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, RSC 1985, c C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF IMPERIAL TOBACCO CANADA LIMITED AND IMPERIAL TOBACCO COMPANY LIMITED APPLICANTS FOURTH AMENDED AND RESTATED COURT-APPOINTED MEDIATOR’S AND MONITOR’S CCAA PLAN OF COMPROMISE AND ARRANGEMENT PURSUANT TO THE COMPANIES’ CREDITORS ARRANGEMENT ACT concerning, affecting and involving IMPERIAL TOBACCO CANADA LIMITED AND IMPERIAL TOBACCO COMPANY LIMITED AUGUST 27, 2025 Page 1 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL Exhibit 4.22 TABLE OF CONTENTS Page ARTICLE 1. INTERPRETATION ............................................................................................. 1 1.1 Definitions ............................................................................................................. 1 1.2 Certain Rules of Interpretation ............................................................................ 52 1.3 Governing Law and Jurisdiction ......................................................................... 53 1.4 Schedules ............................................................................................................. 53 ARTICLE 2. PURPOSE AND EFFECT OF THE CCAA PLAN ............................................ 55 2.1 Purpose ................................................................................................................ 55 2.2 Exclusion of Alternative Products from CCAA Plan .......................................... 55 ARTICLE 3. CLAIMS PROCEDURE, CLASSIFICATION OF AFFECTED CREDITORS, VOTING, PROCEDURE FOR SANCTION HEARING AND RELATED MATTERS .......................................................................................................... 55 3.1 Claims Procedure ................................................................................................ 55 3.1.1 CCAA Court Hearing regarding Claims Procedure ............................ 55 3.1.2 Claims Procedure for Negative Notice Claims ................................... 56 3.1.3 Claims Procedure for Persons, other than Claimants or Individual Claimants, to assert a Claim .............................................. 57 3.1.3.1 Notification Procedure ....................................................... 57 3.1.3.2 Miscellaneous Claims Bar Date ......................................... 58 3.1.3.3 Monitor’s Role for Purposes of the Meeting and the Vote .............................................................................. 58 3.2 Classification of Creditors ................................................................................... 59 3.3 Meeting of Affected Creditors ............................................................................ 60 3.4 Approval by Creditors ......................................................................................... 60 3.5 Voting of the Affected Creditor Class ................................................................. 60 3.6 Unaffected Creditors ........................................................................................... 60 3.7 Treatment of Unaffected Claims ......................................................................... 61 3.8 Extinguishment of Claims ................................................................................... 61 3.9 Guarantees and Similar Covenants ...................................................................... 61 3.10 Procedure for Sanction Hearing .......................................................................... 61 3.10.1 CCAA Court Hearing regarding Procedure for Sanction Hearing ...... 61 3.10.2 Omnibus Sanction Hearing Notice ...................................................... 62 3.10.3 Omnibus Sanction Hearing Notice Program ....................................... 62 3.10.4 Sanction Hearing ................................................................................. 63 ARTICLE 4. RESTRUCTURING STEPS ............................................................................... 63 4.1 Transfer of Alternative Products Business to Newco ......................................... 63 4.2 Restructuring Steps .............................................................................................. 64 4.3 Corporate Approvals ........................................................................................... 65 Page 2 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL ii ARTICLE 5. CCAA PLAN CONSIDERATION ..................................................................... 65 5.1 Global Settlement Amount .................................................................................. 65 5.2 Intentionally deleted............................................................................................ 65 5.3 Global Settlement Trust Account and Supplemental Trust Account .................. 65 5.4 Upfront Contributions ......................................................................................... 66 5.5 Reserved Amounts .............................................................................................. 67 5.6 Annual Contributions .......................................................................................... 68 5.7 Exclusion of Alternative Products from Metric .................................................. 70 5.8 Contribution Period ............................................................................................. 70 5.9 Several Liability .................................................................................................. 70 5.10 No Admission of Liability ................................................................................... 70 5.11 Retention/Transfer of Cash ................................................................................. 71 5.12 Transparency of Payments by Tobacco Companies ............................................ 71 5.13 Contribution Security .......................................................................................... 72 5.14 Parent and Tobacco Company Group Support through Intercompany Transactions ........................................................................................................ 72 5.15 Payment of Intercompany Claims ....................................................................... 73 ARTICLE 6. ADMINISTRATION OF THE GLOBAL SETTLEMENT AMOUNT ............. 74 6.1 Allocation of the Global Settlement Amount ...................................................... 74 6.2 Expert Evidence supporting Provincial HCCR Claims and Territorial HCCR Claims and Provincial and Territorial Allocation ................................... 74 6.3 Expert Evidence supporting the Pan-Canadian Claimants’ Compensation Plan ............................................................................................. 74 6.4 Consideration for Settlement of Knight Class Action ......................................... 74 6.5 Investment of Contributions and Reserved Amounts pending Disbursement ........................................................................................ 74 ARTICLE 7. ESTABLISHMENT AND ADMINISTRATION OF QUEBEC CLASS ACTION ADMINISTRATION PLAN ................................................. 75 7.1 Purpose of the Quebec Administration Plan ....................................................... 75 7.2 Quebec Administration Plan is subject to the Approval of the CCAA Court ..... 76 7.3 Release of Cash Security Deposits ...................................................................... 76 7.4 QCAP Trust Accounts ......................................................................................... 77 7.5 Payment of QCAP Cy-près Contribution to Cy-près Trust Account .................. 77 7.6 No Solicitation of Blais Class Members ............................................................. 77 ARTICLE 8. ESTABLISHMENT AND ADMINISTRATION OF PAN-CANADIAN CLAIMANTS’ COMPENSATION PLAN ......................................................... 78 8.1 Purpose of the PCC Compensation Plan ........................................................... 778 8.2 PCC Compensation Plan ..................................................................................... 79 8.3 PCC Trust Accounts ............................................................................................ 80 8.4 No Solicitation of Pan-Canadian Claimants ........................................................ 80 Page 3 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL iii ARTICLE 9. ESTABLISHMENT AND ADMINISTRATION OF THE CY-PRÈS FOUNDATION ................................................................................................... 80 9.1 Purpose of the Cy-près Foundation ..................................................................... 80 9.2 Funding the Cy-près Foundation ......................................................................... 81 9.3 Cy-près Foundation Terms of Reference ............................................................ 82 9.4 CCAA Court Approval of Establishment of Cy-près Foundation (in the period after the Sanction Hearing and prior to Final Approval of the Cy-près Foundation) ................................................................................. 85 9.5 Appointment of Board of Directors and Chair of Cy-près Foundation (in the period after the Sanction Hearing and prior to Final Approval of the Cy-près Foundation) ................................................................................. 86 9.6 Process for soliciting and selecting proposals for funding by the Cy-près Foundation ....................................................................................... 86 9.7 Reporting by approved recipients of distributions from the Cy-près Fund ......... 88 9.8 Reporting by Cy-près Foundation to CCAA Plan Administrators and CCAA Court................................................................................................. 88 9.9 Role of the CCAA Plan Administrators and the CCAA Court ........................... 88 9.10 Term of Operation of Cy-près Foundation .......................................................... 89 ARTICLE 10. INFORMATION TO BE PROVIDED DURING THE CONTRIBUTION PERIOD ............................................................................................................. 89 10.1 Annual Business Plans ........................................................................................ 89 10.2 Quarterly and Annual Information ...................................................................... 90 10.2.1 Annual Financial Information ............................................................ 90 10.2.2 Information to be provided by Imperial in Annual MD&A ................................................................................... 92 10.2.3 Information to be provided by Imperial in Quarterly MD&A ............................................................................... 92 10.3 Other Information to be provided by Imperial .................................................... 92 10.4 Access to Imperial’s Management ...................................................................... 92 10.5 Procedure for Provinces and Territories to request Information from Imperial ............................................................................................................. 92 10.6 Procedure for Impacted Claimants to request Information from Imperial ............................................................................................................. 94 10.7 Confidentiality of Information ............................................................................ 95 10.8 Information and Certification to be provided by Imperial regarding Annual Contributions and Reserved Amounts ................................... 95 10.9 Timing of Imperial’s Delivery of Business Plan, Financial Statements and MD&A to CCAA Plan Administrators ..................................... 96 10.10 Virtual Data Rooms and NDAs ........................................................................... 96 ARTICLE 11. COVENANTS AND OTHER PAYMENT ASSURANCE ................................ 97 11.1 Covenants ............................................................................................................ 97 11.2 Ordinary Course Operational Activities ............................................................ 100 Page 4 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

iv 11.3 CapEx Thresholds ............................................................................................. 101 11.4 Ordinary Course Divestitures Thresholds ......................................................... 101 ARTICLE 12. EVENTS OF DEFAULT, BREACHES AND REMEDIES ............................. 101 12.1 Aggrieved Parties in Dispute Resolution .......................................................... 101 12.2 Events of Default ............................................................................................... 102 12.3 Cure of Events of Default .................................................................................. 105 12.4 Breach of CCAA Plan ....................................................................................... 105 12.5 Recourse against Parent ..................................................................................... 106 12.6 Waiver of Events of Default and Breaches ....................................................... 107 ARTICLE 13. DISPUTE RESOLUTION PROCEDURE ........................................................ 107 13.1 Procedure for Dispute Resolution ..................................................................... 107 13.2 Investigation of Events causing a Material Adverse Effect .............................. 107 13.3 Resolution of Breaches by Parties ..................................................................... 108 13.4 Resolution of Breaches by Arbitrator ................................................................ 108 13.4.1 Notice of Arbitration ......................................................................... 108 13.4.2 Appointment of an Arbitrator ............................................................ 109 13.5 Jurisdiction of Arbitrator ................................................................................... 110 13.6 Arbitration Remedies ........................................................................................ 110 13.7 Enforcement of Arbitrator’s Awards ................................................................. 111 13.8 Costs of Arbitration ........................................................................................... 111 13.9 Jurisdiction of CCAA Court .............................................................................. 111 13.10 Appeals from Orders or Decisions of CCAA Court .......................................... 112 13.11 Resolution of Events of Default by CCAA Court ............................................. 112 ARTICLE 14. CCAA PLAN ADMINISTRATORS ................................................................ 113 14.1 Appointment of CCAA Plan Administrators .................................................... 113 14.2 Role of CCAA Plan Administrators .................................................................. 113 14.3 Trustees of the Imperial Global Settlement Trust Account, Imperial PCC Trust Account, Imperial QCAP Trust Account, Imperial Cy-près Trust Account, c.................................................................... 114 14.4 Duties and Responsibilities of CCAA Plan Administrators .............................. 114 14.5 CCAA Plan Administrators’ Communications ................................................. 117 14.6 Distributions to Claimants from Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account ................................................................................. 118 14.7 Advisors to CCAA Plan Administrator ............................................................. 118 14.8 Role of Court-Appointed Mediator after Sanction Order ................................. 119 14.9 Payment of Costs ............................................................................................... 119 ARTICLE 15. IMPERIAL CCAA PLAN ADMINISTRATION RESERVE AND IMPERIAL PCC COMPENSATION PLAN RESERVE ................................. 121 15.1 Imperial CCAA Plan Administration Reserve .................................................. 121 Page 5 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL v 15.2 Imperial PCC Compensation Plan Reserve ....................................................... 121 ARTICLE 16. CLAIMANT ALLOCATION ........................................................................... 122 16.1 Claimant Allocation .......................................................................................... 122 16.2 Explanatory Notes ............................................................................................. 123 16.3 Provincial and Territorial Allocation ................................................................ 125 ARTICLE 17. DISTRIBUTIONS, PAYMENTS AND CURRENCY ..................................... 126 17.1 Distributions Generally ..................................................................................... 126 17.2 Payment of Claimants’ Claims .......................................................................... 127 17.3 Payment of Miscellaneous Claims .................................................................... 127 17.4 Payment of Claims secured by the Administration Charge .............................. 127 17.5 Payment of Claims secured by the Court-Appointed Mediator Charge ............ 127 17.6 Method of Distribution ...................................................................................... 127 17.7 Addresses for Distribution ................................................................................. 127 17.8 Withholding Rights ........................................................................................... 128 17.9 Cancellation of Certificates and Notes, etc. ...................................................... 128 17.10 Calculations ....................................................................................................... 128 17.11 Currency Matters ............................................................................................... 128 ARTICLE 18. RELEASES, MISCELLANEOUS CLAIMS, INJUNCTIONS AND DISPOSITION OF PENDING PROCEEDINGS ............................................. 129 18.1 CCAA Plan Releases ......................................................................................... 129 18.1.1 Consideration for Release ................................................................. 129 18.1.2 Release .............................................................................................. 129 18.1.3 Claimant Contractual Release ........................................................... 130 18.1.4 Release of Monitors .......................................................................... 130 18.1.5 Release of Court-Appointed Mediator .............................................. 131 18.1.6 Release of Administrative Coordinator ............................................. 132 18.1.7 Indemnity of Monitors, CCAA Plan Administrators, Foreign Representative, Court-Appointed Mediator and Administrative Coordinator ........................................................................................ 132 18.1.8 Injunctions ......................................................................................... 133 18.1.9 Released Parties’ Fulfillment of Obligations pursuant to Definitive Documents ....................................................................... 134 18.1.10 Releases are Final and Binding ......................................................... 134 18.1.11 CCAA Meeting Orders and Sanction Orders .................................... 134 18.1.12 Future Legislation ............................................................................. 136 18.2 Treatment of Miscellaneous Claims .................................................................. 136 18.2.1 Miscellaneous Claims Fund .............................................................. 136 18.2.2 Determination of Miscellaneous Claims ........................................... 137 18.2.3 Leave required from CCAA Court to bring a Miscellaneous Claim Proceeding .............................................................................. 137 18.2.4 Payment from Miscellaneous Claims Fund ...................................... 138 Page 6 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL vi 18.2.5 Distribution of any Residual Monies from Miscellaneous Claims Fund ...................................................................................... 138 18.2.6 Sole Recourse for Miscellaneous Claims .......................................... 138 18.3 Disposition of Pending Proceedings .................................................................. 139 18.3.1 Termination of Pending Litigation other than Quebec Class Actions ........................................................................ 139 18.3.2 Disposition of Quebec Class Actions ................................................ 140 ARTICLE 19. COURT SANCTION, CONDITIONS PRECEDENT AND CCAA PLAN IMPLEMENTATION ....................................................................................... 141 19.1 Application for Sanction Order ......................................................................... 141 19.2 Sanction Order ................................................................................................... 141 19.3 Conditions Precedent to Implementation of CCAA Plan .................................. 146 19.4 Monitor’s Certificate – Plan Implementation .................................................... 149 ARTICLE 20. GENERAL ........................................................................................................ 149 20.1 Binding Effect ................................................................................................... 149 20.2 Deeming Provisions ........................................................................................ 1450 20.3 Interest and Fees .............................................................................................. 1509 20.4 Modification of the CCAA Plan ........................................................................ 150 20.5 Paramountcy ...................................................................................................... 151 20.6 Severability of CCAA Plan Provisions ............................................................. 151 20.7 Transition Period – Responsibilities and Protections of FTI as Monitor and CCAA Plan Administrator ........................................................... 152 20.8 Transition Period – Responsibilities and Protections of the Court-Appointed Mediator................................................................................ 152 20.9 Miscellaneous Claims Bar Date ........................................................................ 153 20.10 Different Capacities ........................................................................................... 153 20.11 Notices ........................................................................................................... 153 20.12 Further Assurances ............................................................................................ 154 20.13 Language ........................................................................................................... 155 20.14 Acts to Occur on Next Business Day ................................................................ 155 20.15 Non-Consummation of the CCAA Plan ............................................................ 155 20.16 Deemed Waiver of Defaults from Plan Implementation Date .......................... 155 SCHEDULES Schedule “A”: Negative Notice Claims Package comprised of Statement of Negative Notice Claim (Schedule “B-1”) and the Notice of Dispute of Negative Notice Claim (Schedule “B-2”) Schedule “B”: Claims Package comprised of Miscellaneous Claims Instruction Letter (Schedule “A-1”) and the Miscellaneous Claimant Proof of Claim (Schedule “A-2”) Schedule “C”: Omnibus Notice Page 7 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL vii Schedule “D”: Omnibus Notice Program comprised of condensed version of the Omnibus Notice (Appendix “A”) and the list of the regional newspapers in which the Omnibus Notice will be published (Appendix “B”) Schedule “E”: Contribution Security Agreement Schedule “F”: Deed of Movable Hypothec Schedule “G”: Harrison Report Schedule “H”: Curriculum vitae of Dr. Glenn Harrison Schedule “I”: Jha Report Schedule “J”: Curriculum vitae of Dr. Prabhat Jha Schedule “K”: Quebec Class Action Administration Plan Schedule “L”: Overview of Epiq’s complex claims administration experience Schedule “M”: Curriculum vitae of Daniel Shapiro, K.C. Schedule “N”: Pan-Canadian Claimants’ Compensation Plan: Methodology and Analysis dated December 5, 2024 Schedule “O”: Analysis of Limitations Law applicable to Pan-Canadian Claimants dated September 2, 2020 Schedule “P”: Pan-Canadian Claimants’ Compensation Plan dated December 5, 2024 Schedule “Q”: Resume of Dr. Robert Bell Schedule “R”: Curriculum vitae of Dr. Robert Bell Schedule “S”: The Cy-près Fund: Methodology and Analysis dated December 5, 2024 Schedule “T”: Claimant Contractual Release – ITCAN and ITCO Schedule “U”: List of Health Care Costs Recovery Actions of the Provinces and HCCR Claims asserted by Territories Schedule “V”: List of Actions commenced under Provincial Class Proceedings Legislation Schedule “W”: List of Actions commenced by Individuals Schedule “X”: Provincial and Territorial Liaison Committee Terms Page 8 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

1 FOURTH AMENDED AND RESTATED COURT-APPOINTED MEDIATOR’S AND MONITOR’S CCAA PLAN OF COMPROMISE AND ARRANGEMENT CONCERNING, AFFECTING AND INVOLVING IMPERIAL TOBACCO CANADA LIMITED AND IMPERIAL TOBACCO COMPANY LIMITED WHEREAS Imperial Tobacco Canada Limited (“ITCAN”) and Imperial Tobacco Company Limited (“ITCO”) (collectively, “Imperial”) are insolvent; AND WHEREAS Imperial was granted protection from its creditors under the CCAA pursuant to the initial Order of the Honourable Justice McEwen of the CCAA Court dated March 12, 2019 (“Initial Order”); AND WHEREAS by the Initial Order the CCAA Court appointed FTI Consulting Canada Inc. (“FTI”) as an officer of the CCAA Court and the monitor of Imperial (“Monitor”); AND WHEREAS by an Order dated April 5, 2019, the CCAA Court appointed the Honourable Warren K. Winkler, K.C. (“Court-Appointed Mediator”) as an officer of the CCAA Court to, as a neutral third party, mediate a global settlement of the Tobacco Claims; AND WHEREAS by an Order dated September 27, 2023, the Honourable Chief Justice Geoffrey B. Morawetz directed the Monitor to work with the Court-Appointed Mediator to develop a plan of compromise and arrangement concerning Imperial; NOW THEREFORE, set out herein is the fourth amended and restated plan of compromise and arrangement of Imperial developed by the Court-Appointed Mediator and Monitor pursuant to the Order dated September 27, 2023 and in accordance with the CCAA. ARTICLE 1. INTERPRETATION 1.1 Definitions In the CCAA Plan, including all Schedules hereto, unless otherwise stated or the context otherwise requires: “Administration Charge” means the charge over the Property for the benefit of the Monitor, counsel to the Monitor, the PCC Representative Counsel and counsel to Imperial, created by paragraph 38 of the Initial Order, and having the priority provided in paragraphs 45 and 47 of such Order. “Administrative Coordinator” means Daniel Shapiro, K.C., in his capacity as the Court- appointed administrative coordinator in respect of the administration of both the PCC Compensation Plan and the Quebec Administration Plan. Daniel Shapiro’s appointment as the Administrative Coordinator will be upon the recommendation of the Court-Appointed Mediator and the Monitors and subject to the approval of the CCAA Court. Page 9 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 2 “Affected Claim” means any Claim, other than an Unaffected Claim, against Imperial. For greater certainty, all Tobacco Claims, including the Provincial HCCR Claims, Territorial HCCR Claims, QCAP Claims, PCC Claims, Knight Claims, Tobacco Producers Claims and Miscellaneous Claims are Affected Claims. “Affected Creditor” means a creditor who holds an Affected Claim. “Affected Creditor Class” means the single class of creditors comprised solely of Affected Creditors grouped for the purposes of considering and voting on the CCAA Plan. “Affiliate” means a Person is an affiliate of another Person if, (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same Person. For the purpose of this definition, (i) “subsidiary” means a Person that is controlled directly or indirectly by another Person and includes a subsidiary of that subsidiary, and (ii) a Person (first Person) is considered to control another Person (second Person) if, (A) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (B) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (C) the second Person is a limited partnership and the general partner of the limited partnership is the first Person. “Aggrieved Parties” has the meaning given in Article 12, Section 12.1. “Alternative Product” means (i) any device that produces emissions in the form of an aerosol and is intended to be brought to the mouth for inhalation of the aerosol without burning of (a) a substance; or (b) a mixture of substances; (ii) any substance or mixture of substances, whether or not it contains tobacco or nicotine, that is intended for use with or without those devices to produce emissions in the form of an aerosol without burning; (iii) any non-combustible tobacco (other than smokeless tobacco) or nicotine delivery product; or (iv) any component, part, or accessory of or used in connection with any such device or product referred to above. “Alternative Product Claim” means any Claim of any Person, against or in respect of Imperial or any member of its Tobacco Company Group, excluding any part of any such Claim that constitutes a Tobacco Claim, that has been advanced (including, without limitation, in any Page 10 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 3 outstanding or pending litigation), that could have been advanced or that could be advanced, and whether such Claim is on such Person’s own account, on behalf of another Person, as a dependent of another Person, or on behalf of a certified or proposed class, or made or advanced by a Government, agency, insurer, employer or otherwise, under or in connection with Applicable Law, or under any current or future statute to recover damages or any other remedy or costs in respect of the development, design, manufacture, production, marketing, advertising, distribution, purchase, sale or disposition of Alternative Products, the use of or exposure (whether directly or indirectly) to Alternative Products or their emissions, the development of any disease related to the use of Alternative Products or any representation or omission in respect of Alternative Products, including any misrepresentations, breach of duty or fraud in respect thereof by any member of Imperial’s Tobacco Company Group or its Representatives in Canada or, in the case of Imperial, anywhere else in the world, in each case based on, arising from or in respect of any conduct, act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing, fact, matter or occurrence existing or taking place before or after the Effective Time. “Alternative Products Business” has the meaning given in Article 2, Section 2.1(f). “Annual Amount” has the meaning given in the definition of Reserved Amount. “Annual Contributions” has the meaning given in Article 5, Section 5.6, and “Annual Contribution” means any one of them. “Annual Financial Statement” has the meaning given in Article 10, Section 10.2.1(a). “Applicable Law” means any law, statute, order, decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law, whether in Canada or any other country, or any domestic or foreign state, county, province, city or other political subdivision of any Government. “Arbitrator” means the arbitrator who is appointed pursuant to Article 13, Section 13.4.2. “Bank” has the meaning given in Article 5, Section 5.3. “Banking Arrangements Order” means the order of the CCAA Court dated August 15, 2025 (including all schedules and appendices thereto) made in the CCAA Proceeding approving (i) the engagement of BMO to act as the Trustee and Bare Trustee, (ii) the Imperial Deed, (iii) the Imperial Tobacco Supplemental Trust Agreement, (iv) the Fee Schedule, (v) the Imperial Supplemental Trust Charge, and (vi) the Investment Guidelines, as such order may be amended, restated or varied from time to time. “Bankruptcy Action” means, with respect to Imperial, where: (a) An Order of a court of competent jurisdiction is entered adjudging Imperial bankrupt or insolvent, or subject to the CCAA or the BIA, or any other bankruptcy, insolvency or analogous laws; (b) Imperial admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency; Page 11 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 4 (c) Imperial makes an assignment in bankruptcy or makes any other assignment for the benefit of creditors, gives notice of intention to make a proposal or makes a proposal under the BIA, or any comparable law, or seeks relief under the CCAA, or any other bankruptcy, insolvency or analogous law of any relevant jurisdiction; (d) A creditor delivers notice of its intention to enforce its security on Imperial’s property pursuant to the BIA, or a creditor brings an application seeking, or the court or a creditor appoints, or Imperial consents to or acquiesces in, the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of Imperial’s assets, or a creditor otherwise exercises any of its rights or remedies under any of the PPSAs over all or any substantial portion of Imperial’s assets; (e) Imperial files a petition, application or otherwise commences any proceeding seeking any reorganization, arrangement, composition, or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar insolvency law affecting creditors’ rights, or consents to, or acquiesces in, such proceedings; or (f) Imperial files a petition, application or otherwise commences any proceeding seeking any reorganization, arrangement, composition, or readjustment, whether or not affecting creditors’ rights, under any applicable corporate statute, or consents to, or acquiesces in, such proceedings. “Bare Trustees” initially means BMO (as bare trustee and escrow agent in respect of the Imperial Supplemental Trust, JTIM Supplemental Trust and RBH Supplemental Trust) and at any other time means the Person or Persons who may replace BMO pursuant to the terms hereof or the terms of the Imperial Tobacco Supplemental Trust Agreement, RBH Supplemental Trust Agreement and/or JTIM Supplemental Trust Agreement, as applicable. “BIA” means the Bankruptcy and Insolvency Act, RSC 1985, c B-3, as amended. “Blais Class Action” means the class action commenced on November 20, 1998 by Conseil Québécois sur le tabac et la santé and Jean-Yves Blais against ITCAN, RBH and JTIM in the Superior Court of Quebec, District of Montreal, bearing Court File No. 500-06-000076-980. “Blais Class Members” means individuals who meet the criteria of the following certified class definition in the Blais Class Action: All persons residing in Quebec who satisfy the following criteria: (1) To have smoked, between January 1, 1950 and November 20, 1998, a minimum of 12 pack/years of cigarettes manufactured by the defendants (that is, the equivalent of a minimum of 87,600 cigarettes, namely any combination of the number of cigarettes smoked in a day multiplied by the number of days of consumption insofar as the total is equal to or greater than 87,600 cigarettes). For example, 12 pack/years equals: Page 12 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

5 20 cigarettes a day for 12 years (20 X 365 X 12 = 87,600) or 30 cigarettes a day for 8 years (30 X 365 X 8 = 87,600) or 10 cigarettes a day for 24 years (10 X 365 X 24 = 87,600); (2) To have been diagnosed before March 12, 2012 with: (a) Lung cancer or (b) Cancer (squamous cell carcinoma) of the throat, that is to say of the Larynx, the Oropharynx or the Hypopharynx or (c) Emphysema. The group also includes the Heirs of the persons deceased after November 20, 1998 who satisfied the criteria mentioned herein. “Blais Eligibility Criteria” means the criteria set out in the certified class definition in the Blais Class Action which a person must meet to be eligible to receive a Compensation Payment as a Blais Class Member. “Blais Judgment” means the judgment rendered by the Honourable Justice Brian Riordan on May 27, 2015 as rectified on June 9, 2015, and the judgment of the Court of Appeal of Quebec dated March 1, 2019 in the class action commenced in the Quebec Superior Court in Court File No. 500- 06-00076-980 (Conseil québécois sur le tabac et la santé et Jean-Yves Blais c. Imperial Tobacco Ltée, Rothmans, Benson & Hedges Inc. et JTI-MacDonald Corp.). “BMO” means BMO Trust Company. “Breach” has the meaning given in Article 12, Section 12.4. “Business Day” means a day other than a Saturday, Sunday, or statutory or civic holiday in the Province of Ontario. “Business Plan” has the meaning given in Article 10, Section 10.1. “Canada” means His Majesty in right of Canada. “Canada Newco” has the meaning given in Article 11, Section 11.1(h). “CapEx” has the meaning given in Article 10, Section 10.1(b). “CapEx Thresholds” has the meaning given in Article 11, Section 11.3. “Carry Amount” has the meaning given in the definition of Reserved Amount. “Cash” means cash, certificates of deposit, bank deposits, term deposits, guaranteed investment certificates, cheques, commercial paper, treasury bills and other cash equivalents. Page 13 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 6 “Cash Management Bank” means any Person that is providing cash management services to Imperial under the Cash Management System, as defined in the Initial Order. “Cash Management Bank Claim” means the Claim of any Cash Management Bank in connection with the provision of cash management services to Imperial under the Cash Management System pursuant to the Initial Order. “Cash Security Deposits” means, collectively, (i) in the case of Imperial, the cash and interest, if any, deposited by ITCAN as suretyship pursuant to the Order of the Quebec Court of Appeal dated October 27, 2015; and (ii) in the case of RBH, the cash and interest, if any, deposited by RBH as suretyship pursuant to the Order of the Quebec Court of Appeal dated October 27, 2015, and “Cash Security Deposit” means any of them. “Cash Security Deposits Order” means the order of the Court of Appeal of Quebec dated July 29, 2025, ordering the Minister of Finance of Quebec to release to the Trustees the Cash Security Deposits which shall be deposited into the Imperial Global Settlement Trust Account and the RBH Global Settlement Trust Account, as applicable, as such order may be amended, restated or varied from time to time. “CCAA” means the Companies’ Creditors Arrangement Act, RSC 1985, c C-36, as amended. “CCAA Charges” means, collectively, the Administration Charge, Court-Appointed Mediator Charge, Sales and Excise Tax Charge and Directors’ Charge, as each term is defined in the Initial Order, as amended and restated, or any subsequent order in the CCAA Proceeding. “CCAA Court” means the Ontario Superior Court of Justice (Commercial List) at Toronto. “CCAA Plan”, or “Plan”, means the Court-Appointed Mediator’s and Monitor’s plan of compromise and arrangement pursuant to the CCAA concerning, affecting and involving Imperial, including all Schedules thereto. “CCAA Plan Administrators” has the meaning given in Article 14, Section 14.1, and “CCAA Plan Administrator” means FTI in respect of Imperial. “CCAA Plan Administrator Appointment Order” means the order of the CCAA Court dated March 6, 2025 appointing FTI to serve, as an officer of the CCAA Court, in the capacity of CCAA Plan Administrator of the CCAA Plan in respect of Imperial and, among other things, setting out the rights, powers and obligations of the CCAA Plan Administrator in connection with such appointment, as such order may be amended, restated or varied from time to time. “CCAA Plans” means, collectively, the Court-Appointed Mediator’s and Monitor’s plans of compromise and arrangement pursuant to the CCAA concerning, affecting and involving each of Imperial, RBH and JTIM, including all Schedules to each CCAA Plan. “CCAA Proceeding” means, in respect of each Tobacco Company, the proceeding commenced by such Tobacco Company pursuant to the CCAA, namely Application No. CV-19-616077-00CL in respect of Imperial, Application No. CV-19-616779-00CL in respect of RBH, and Application No. CV-19-615862-00CL in respect of JTIM, collectively the “CCAA Proceedings”. Page 14 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 7 “Certificate of Plan Completion” has the meaning given in Article 19, Section 19.2(w). “Chapter 15 Proceedings” means the foreign recognition proceedings of ITCAN pursuant to Chapter 15 of the US Bankruptcy Code pending before the US Bankruptcy Court (Case No. 19- 10771(SCC)). “Claimant Allocation” has the meaning given in Article 16, Section 16.1. “Claimant Contractual Release” means the release, in the form attached to the CCAA Plan as Schedule “T”, which the Claimants shall provide to the Released Parties that will fully, finally, irrevocably and unconditionally release and forever discharge the Released Parties of and from the Claimants’ respective Released Claims, provided that such Claimant Contractual Release shall not release any of the Non-Released Claims. “Claimants” means the Provinces and Territories, Quebec Class Action Plaintiffs, Pan-Canadian Claimants, Knight Class Action Plaintiffs and Tobacco Producers, and “Claimant” means any one of them; provided that, for certainty, only with respect to the Banking Arrangements Order, the Imperial Supplemental Trust Charge, the Collateral Agent Order, the Imperial Collateral Agency Agreement and the Contribution Security, the use of “Claimants” therein shall not include the Knight Class Action Plaintiffs and Tobacco Producers. “Claimants’ Representatives” means: (a) Counsel for the Provinces and Territories identified on the Common Service List; (b) Quebec Class Counsel; (c) PCC Representative Counsel; (d) Knight Class Counsel; and (e) Counsel for the Tobacco Producers. “Claims” means any and all manner of requests, demands, complaints, claims (including claims for contribution or indemnity), rights, actions, causes of action, class actions, cross-claims, counterclaims, applications, proceedings, appeals, arbitrations, suits, debts, sums of money, liabilities, accounts, covenants, damages, losses, injuries, judgments, orders (including orders for injunctive relief or specific performance and compliance orders), interest, additional indemnity, expenses, executions, encumbrances, and recoveries on account of any liability, duty, obligation, demand or cause of action of whatever nature, in each case, of any kind, character or nature whatsoever, whether asserted or unasserted, known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, contingent or actual, disputed or undisputed, foreseen or unforeseen, and direct, indirect, or derivative, at common law or civil law, in equity, or under statute, and “Claim” means any one of them. “Claims Administrator” means the claims administrator approved and appointed by the CCAA Court to (i) manage the overall administration of the individual claims process and perform all other duties and responsibilities assigned to it in regard to the PCC Compensation Plan, including Page 15 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 8 acting as agent for the PCCs, and (ii) manage the overall administration of the individual claims process and perform all other duties and responsibilities assigned to it in regard to the Quebec Administration Plan. The appointment of Epiq as the Claims Administrator will be upon the recommendation of the Court-Appointed Mediator and the Monitors and subject to the approval of the CCAA Court. “Claims Administrator Order” means the order of the CCAA Court made in the CCAA Proceeding appointing Epiq to serve in the role of Claims Administrator in respect of the PCC Compensation Plan and the Quebec Administration Plan and in the role of PCC Agent in respect of the PCC Compensation Plan, and, among other things, setting out the duties and responsibilities of the Claims Administrator and the PCC Agent in connection with such appointment, as such order may be amended, restated or varied from time to time. “Claims Package” means the documents attached to the Claims Procedure Order as Schedule “A”, including the Instruction Letter and the Miscellaneous Claimant Proof of Claim form which are attached as Schedule “B” to the CCAA Plan. “Claims Procedure” means the claims procedure contemplated by the Claims Procedure Order for (i) disputing the value and number of votes attributed to the Affected Claims of the Claimants, and (ii) identifying Miscellaneous Claims for the purpose of voting on the CCAA Plan. “Claims Procedure Order” means the order of the CCAA Court dated October 31, 2024 (including all schedules and appendices thereto) made in the CCAA Proceeding establishing and approving the Claims Procedure in respect of Imperial, and as may be further amended, restated or varied from time to time. “Claims Process” means the process by which PCC-Claimants may assert PCC Claims for Individual Payments as set forth in the PCC Compensation Plan, and the process by which Tobacco-Victim Claimants and Succession Claimants may assert, respectively, Tobacco-Victim Claims and Succession Claims for Compensation Payments as set forth in the Quebec Administration Plan. “Closing Judgment” means the judgment terminating the Blais Class Action and the Létourneau Class Action which will be requested on a motion brought by the Quebec Class Counsel after all Eligible Blais Class Members have been paid their Compensation Payments. “Collateral Agent” means Computershare in its capacity as the collateral agent and hypothecary representative which shall act on behalf and for the benefit of itself and the Claimants under and in relation to the Contribution Security. “Collateral Agent Order” means the order of the CCAA Court made in the CCAA Proceeding in respect of Imperial approving, among other things, (i) the engagement of Computershare to act as the Collateral Agent for and on behalf of itself and the Claimants in respect of the Contribution Security, (ii) the Imperial Collateral Agency Agreement, and (iii) the limitation of liability of the Indemnitees (as defined in the Imperial Collateral Agency Agreement) in connection with the Imperial Collateral Agency Agreement. Page 16 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

9 “Common Service List” means the service list posted on the Monitor’s website, as may be amended from time to time. “Compensation Payment” means the amount determined by the Claims Administrator to be payable to an Eligible Blais Class Member under the Quebec Administration Plan in satisfaction of their QCAP Claim. “Computershare” means Computershare Trust Company of Canada. “Confidentiality Protocol” means the Court-Appointed Mediator Communication and Confidentiality Protocol as between the CCAA Court and the Court-Appointed Mediator, pursuant to the Endorsement of Justice McEwen dated May 24, 2019. “Contribution” means, in respect of a Tobacco Company, each of its Upfront Contribution (excluding any income earned thereon following its transfer to the Global Settlement Trust Account) and Annual Contributions (excluding any income earned thereon following their transfer to the Global Settlement Trust Account), excluding any applicable Reserved Amounts retained in the Tobacco Company’s Supplemental Trust Account. A Contribution shall also include any Reserved Amount (including any investment income therefrom) following release of such Reserved Amount (or investment income therefrom) from the Tobacco Company’s Supplemental Trust Account to the Tobacco Company’s Global Settlement Trust Account, but exclude any Reserved Amount (or any investment income therefrom) released from the Tobacco Company’s Supplemental Trust Account to a Tax Authority or a Tobacco Company. For greater certainty, any and all investment income accrued on the Reserved Amounts in the Tobacco Company’s Supplemental Trust Account that is transferred to the Global Settlement Trust Account shall be applied to reduce the aggregate amount of the Global Settlement Amount that the Tobacco Companies are obligated to pay pursuant to the terms of their respective CCAA Plans. “Contribution Period” has the meaning given in Article 5, Section 5.8. “Contribution Security” has the meaning given in Article 5, Section 5.13. “Contribution Security Agreement” has the meaning given in Article 5, Section 5.13 and is attached to the CCAA Plan as Schedule “E”. “COPD” means chronic obstructive pulmonary disease (GOLD Grade III or IV). The Global Initiative for Chronic Obstructive Lung Disease (“GOLD”) developed a four grade classification system based upon severity of airflow limitation and other diagnostic parameters. The GOLD Grade III (severe) and GOLD Grade IV (very severe) classifications represent the two most severe categories of disease. “Cost of Health Care Benefits” means the sum of (a) the present value of the total expenditure by a Province or Territory for Health Care Benefits provided for Insured Persons resulting from tobacco related disease or the risk of tobacco related disease, and (b) the present value of the estimated total expenditure by a Province or Territory for Health Care Benefits that could reasonably be expected will be provided for those Insured Persons resulting from tobacco related disease or the risk of tobacco related disease. Page 17 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 10 “Cost of Health Care Benefits Percentages” has the meaning given in Section 4 of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Costs” has the meaning given in Article 14, Section 14.9. “Counsel for the Tobacco Producers” means the law practice of Strosberg Sasso Sutts LLP. “Counsel for the Tobacco Producers’ Fee” means the amount to be determined and approved by the CCAA Court that will be payable from the Tobacco Producers Settlement Amount to the Counsel for the Tobacco Producers in respect of their fees, disbursements and costs as Counsel for the Tobacco Producers, and any applicable Sales and Excise Taxes payable thereon. The retainer agreement respecting fees and disbursements between the Counsel for the Tobacco Producers and the representative plaintiffs, as well as the Counsel for the Tobacco Producers’ Fee, are subject to the approval of the CCAA Court. “Court-Appointed Mediator” means the Honourable Warren K. Winkler, K.C., in his capacity as the Court-appointed mediator in the CCAA Proceedings of the Tobacco Companies. “Court-Appointed Mediator Charge” means the charge over the Property for the benefit of the Court-Appointed Mediator created by paragraph 42 of the Initial Order, and having the priority provided in paragraphs 45 and 47 of such Order. “Court-Appointed Mediator’s Ongoing Services” has the meaning given in the definition of Court-Appointed Mediator’s Ongoing Services Direction. “Court-Appointed Mediator’s Ongoing Services Direction” means the direction of the CCAA Court issued on June 26, 2025 in the CCAA Proceeding empowering and authorizing the Court- Appointed Mediator, in collaboration with the Monitors, CCAA Plan Administrators, Tobacco Companies and Claimants, to take all steps and actions, and to do all things, necessary or appropriate, in his sole discretion, with respect to the CCAA Plans (collectively, the “Court- Appointed Mediator’s Ongoing Services”) until further Order of the CCAA Court. “CRA” means the Canada Revenue Agency. “Cy-près Foundation” has the meaning given in Article 9, Section 9.1. “Cy-près Fund” means the aggregate amount allocated from the Global Settlement Amount to be paid into the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account as set forth in Article 16, Sections 16.1, 16.2 and 16.3, and which amounts, for greater certainty, shall not be transferred to the Cy-près Foundation until such time as all aspects of the establishment of the Cy-près Foundation as set out in Section 9.4 herein have been given final approval by the CCAA Court. “Deed of Movable Hypothec” has the meaning given in Section 1.2 of the Contribution Security Agreement which is Schedule “E” to the CCAA Plan. “Definitive Documents” means the CCAA Plan, the Sanction Order, the Contribution Security Agreement, the Deed of Movable Hypothec, the documents required to implement and give effect Page 18 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 11 to the PCC Compensation Plan and the Cy-près Foundation, and all other agreements, documents and orders contemplated by, or necessary to implement the transactions contemplated by, any of the foregoing. “Deliberation Meetings” has the meaning given in Section 14(b) of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Deliberation Phase” has the meaning given in Section 14(b) of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Deliberation Phase Secretariat” has the meaning given in Section 25 of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Deloitte” means Deloitte Restructuring Inc. “Director” means any Person who, as at the Effective Time, is a former or present director or officer of ITCAN or ITCO or any other Person of a similar position or who by Applicable Law is deemed to be or is treated similarly to a director or officer of ITCAN or ITCO or who currently manages or supervises the management of the business and affairs of ITCAN or ITCO or did so in the past. “Directors’ Charge” means the charge over the Property for the benefit of the Directors created by paragraph 28 of the Initial Order, and having the priority provided in paragraphs 45 and 47 of such Order. “Disposition” means, with respect to any Person, the sale, lease, license, transfer, assignment or other disposition of, or the expropriation, condemnation, destruction or other loss of, all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one transaction or a series of transactions, and “Dispose” shall have a correlative meaning thereto. “Dispute” has the meaning given in Article 13, Section 13.1. “Dispute Resolution Procedure” has the meaning given in Article 13, Section 13.1. “Distribution Record Date” means the date that is seven Business Days prior to the date that any distribution is made under the CCAA Plan. “Effective Time” means such time on the Plan Implementation Date as the Court-Appointed Mediator and the Monitor may determine and designate. “Eligible Blais Class Members” means the Tobacco-Victim Claimants and Succession Claimants whom the Claims Administrator has determined meet all the Blais Eligibility Criteria such that their Tobacco-Victim Claims and Succession Claims are approved to receive a Compensation Payment in accordance with the terms of the Quebec Administration Plan, and “Eligible Blais Class Member” means any one of them. Page 19 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 12 “Eligible Pan-Canadian Claimants” means the Individuals whom the Claims Administrator has determined meet all the PCC Eligibility Criteria such that their PCC Claims are approved for an Individual Payment in accordance with the terms of the PCC Compensation Plan, and “Eligible Pan-Canadian Claimant” means any one of them. “Emphysema” means the condition of the lung that is marked by distension and eventual rupture of the alveoli with progressive loss of pulmonary elasticity, that is accompanied by shortness of breath with or without cough, and that may lead to impairment of heart action. For the purpose of the PCC Compensation Plan and the Quebec Administration Plan, “Emphysema” includes COPD (GOLD Grade III or IV). “Employee Priority Claim” means any Claim for (a) accrued and unpaid wages and vacation pay owing to an employee of Imperial whose employment was terminated between the Filing Date and the Plan Implementation Date; and (b) unpaid amounts provided for in sections 6(5)(a) and 6(6)(a) of the CCAA. “Encumbrance” means a mortgage, floating charge, deed of trust, lien, pledge, hypothecation, assignment, security interest, right of offset or any other encumbrance, charge, or transfer of, on or affecting the property or assets of any Person or any interest therein, including any conditional sale contract or other title retention agreement or arrangement of any kind or character intended to create a security interest in substance, regardless of whether the Person creating the interest retains the equity of redemption, any financing lease having substantially the same economic effect as any of the foregoing, any rights of way, any easements and any construction, builder’s, mechanic’s, materialmen’s or other similar liens, encumbrances and any trust imposed or deemed to exist by law. “Epiq” means Epiq Class Actions Services Canada, Inc. “Event of Default” has the meaning given in Article 12, Section 12.2. “Extended Cure Period” has the meaning given in Article 12, Section 12.3(c). “EY” means Ernst & Young Inc. “Fee Approval Direction” means the direction of the CCAA Court issued on June 26, 2025 in the CCAA Proceeding which, among other things: (i) directs the Court-Appointed Mediator to review the fees and disbursements of the Monitors and their counsel incurred since the commencement of the CCAA Proceedings (including any amounts accrued pre-filing but billed after the applicable filing date), and on an ongoing basis and advise the CCAA Court if, in his sole discretion, it is the opinion of the Court-Appointed Mediator that the fees and disbursements of the Monitors and their counsel are fair and reasonable in the circumstances; and (ii) orders that, in discharging his duties in accordance with the Fee Approval Direction, the Court-Appointed Mediator shall continue to have the benefits of all protections given to him by the CCAA or any order or endorsement of the CCAA Court including, without limitation, the Confidentiality Protocol, the Sanction Order and the CCAA Plan, and shall Page 20 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

13 incur no liability in connection with the discharge of his duties and shall continue to have the immunity of a Judge of a Superior Court in Canada. “Fee Schedule” means the trustee services fee schedule attached as a schedule to the Imperial Deed, the Imperial CCAA Plan Administration Reserve Trust Deed and the Imperial Tobacco Supplemental Trust Agreement in accordance with which the Trustees and Bare Trustees shall be paid their reasonable fees and disbursements. “Filing Date” means March 12, 2019. “Final Information Request” has the meaning given in Article 10, Section 10.5(c). “Financially Viable”, or “Financial Viability”, means the ability of Imperial to meet its obligations to creditors in the Ordinary Course of Business as they come due. “First Annual Global Claims Administration Costs Budget” means (i) the first budget for the PCC Claims Administration, and (ii) the first budget for the QCAP Claims Administration that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators and is subject to the joint approval of the CCAA Court and the Quebec Superior Court in accordance with the terms of the Claims Administrator Order. “First Notice” means the initial notice which the Claims Administrator shall publish regarding the PCC Compensation Plan. “First Notice Date” means the date on which the Claims Administrator publishes the First Notice. “Flow of Funds Agreement” means the agreement to be entered into between the Tobacco Companies and the Claimants that sets out the particulars of (i) the payments, directions and actions that are to be effected prior to the Effective Time, and (ii) the payments and actions that are to be effected at the Effective Time following the delivery of the Plan Implementation Date Certificate in respect of each of the CCAA Plans by the applicable Monitor, as amended, restated or supplemented from time to time pursuant to the terms thereof. “Foreign Representative” means, with respect to the Chapter 15 Proceedings, FTI in its capacity as the foreign representative for ITCAN within the meaning of section 101(24) of the US Bankruptcy Code. “FTI” means FTI Consulting Canada Inc. “GAAS” means Generally Accepted Auditing Standards. “Global Claims Administration Costs Framework” means the framework basis that will be used to review and assess the Costs of the services provided by Epiq in respect of each of (i) the claims administration under the PCC Compensation Plan (“PCC Claims Administration”), (ii) the claims administration under the Quebec Administration Plan (“QCAP Claims Administration”), (iii) the PCC Agent services, (iv) the PCC Notice Plan, (v) the Blais Notice Plan and (vi) the pre- CCAA Plan implementation activities relating to the PCC Compensation Plan. Page 21 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 14 “Global Settlement Amount” has the meaning given in Article 5, Section 5.1. “Government” means any government, including the Provinces, Territories and Canada, and any person, body or entity within such government having or purporting to have jurisdiction on behalf of any nation, province, territory, municipality or state or any other geographic or political subdivision of any of them. “Government Priority Claim” means any Claim of any Government against Imperial in respect of amounts that are outstanding, if any, provided for in section 6(3) of the CCAA. “Governmental Authority” means any government (including the Provinces, Territories and Canada), regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (i) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (ii) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power. “Harrison Report” means the report of Dr. Glenn Harrison dated March 14, 2024 entitled “The Provincial and Territorial Present Value of Smoking Attributable Expenditures” that is attached to the CCAA Plan as Schedule “G”. “HCCR Legislation” means, collectively, the Crown’s Right of Recovery Act, SA 2009, c C-35, Part 2, Sections 41-50 only, Tobacco Damages and Health Care Costs Recovery Act, SBC 2000, c 30, The Tobacco Damages and Health Care Costs Recovery Act, SM 2006, c 18, Tobacco Damages and Health Care Costs Recovery Act, SNB 2006, c T-7.5, Tobacco Health Care Costs Recovery Act, SNL 2001, c T-4.2, Tobacco Damages and Health-care Costs Recovery Act, SNS 2005, c 46, Tobacco Damages and Health Care Costs Recovery Act, SNWT 2011, c 33 (proclaimed but not yet in force), Tobacco Damages and Health Care Costs Recovery Act, SNu 2010, c 31 (proclaimed but not yet in force), Tobacco Damages and Health Care Costs Recovery Act, 2009, SO 2009, c 13, Tobacco Damages and Health Care Costs Recovery Act, SPEI 2009, c 22, Tobacco-related Damages and Health Care Costs Recovery Act, 2009, CQLR c R-2.2.0.0.1, and The Tobacco Damages and Health Care Costs Recovery Act, SS 2007, c T-14.2. “Health Care Benefits” means “health care benefits”, “health services” or “health care services” as such terms, as applicable, are defined in each of the statutes enumerated in the definition of “HCCR Legislation”. “Hypopharynx” means the laryngeal part of the pharynx extending from the hyoid bone to the lower margin of the cricoid cartilage. “Impacted Claimants” means, at any given time during the Contribution Period, all Claimants, other than the Provinces and Territories, who have not yet been paid their full share of the Global Settlement Amount, and “Impacted Claimant” means any one of them. “Imperial” means, collectively, ITCAN and ITCO. Page 22 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 15 “Imperial CCAA Plan Administration Reserve” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors of Imperial as authorized by the CCAA Court pursuant to the Sanction Order in respect of Imperial, in the amount of $25.0 million, and to be paid out of the Upfront Contributions of Imperial and deposited from the Imperial Global Settlement Trust Account into the Imperial CCAA Plan Administration Reserve Account for the purpose of remedying any default in payment of any Imperial CCAA Plan Administration Reserve Costs. The Trustees shall hold the Imperial CCAA Plan Administration Reserve in trust for the benefit of those Persons who incur and are entitled to be paid Imperial CCAA Plan Administration Reserve Costs pursuant to the Imperial CCAA Plan in the CCAA Proceeding of Imperial. In aggregate, the Imperial CCAA Plan Administration Reserve, RBH CCAA Plan Administration Reserve and JTIM CCAA Plan Administration Reserve shall total $75.0 million. “Imperial CCAA Plan Administration Reserve Account” means a segregated interest-bearing trust account to be established by the Trustees to hold the Imperial CCAA Plan Administration Reserve on behalf of the beneficiaries thereof. “Imperial CCAA Plan Administration Reserve Costs” means Costs incurred and payments to be made on or after the Plan Implementation Date by Imperial, including Costs incurred prior to the Plan Implementation Date which remain outstanding as of the Plan Implementation Date, in respect of: (a) The Costs of the services which FTI (including its legal, financial, investment or other advisors) provides in connection with the performance of its duties as both the Monitor and the CCAA Plan Administrator under the CCAA Plan, in the CCAA Proceeding and in respect of the ongoing administration of the CCAA Plan, including the fulfillment of its duties and responsibilities enumerated in Article 14, Section 14.4 herein, and as set out in the Sanction Order and the CCAA Plan Administrator Appointment Order; and (b) The Costs of the Court-Appointed Mediator’s Ongoing Services which the Court- Appointed Mediator (including his legal counsel and other consultants and advisors) may provide after the date of the Sanction Order, as requested by the Monitor or the CCAA Plan Administrator, or by the CCAA Court, and approved by the CCAA Court pursuant to the CCAA Plan Administrator Appointment Order, the Court-Appointed Mediator’s Ongoing Services Direction and the Fee Approval Direction. “Imperial CCAA Plan Administration Reserve Trust” means the trust to be known as “The Imperial CCAA Plan Administration Reserve Trust” that shall be created pursuant to the Imperial CCAA Plan Administration Reserve Trust Deed and into which the Imperial CCAA Plan Administration Reserve shall be deposited. “Imperial CCAA Plan Administration Reserve Trust Deed” means the deed of trust to be entered into between ITCAN as the settlor and BMO as the Original Trustee to create the Imperial CCAA Plan Administration Reserve Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. Page 23 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 16 “Imperial Collateral Agency Agreement” means the agreement to be entered into between ITCAN, ITCO, Marlboro Canada Limited, John Player & Sons Ltd., Imperial Brands Ltd., Medallion Inc., Cameo Inc. and Imperial Tobacco Products Limited as the debtors, Computershare as the Collateral Agent, the Provinces and Territories, the QCAPs and PCCs, as amended, restated or supplemented from time to time pursuant to the terms thereof. “Imperial Cy-près Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold Imperial’s share of the aggregate Cy-près Fund set out in Article 16 in trust for the benefit of the Cy-près Foundation. The proportionate shares of the Cy-près Fund which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy- près Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 2, 3, 4 and 5 following the Plan Implementation Date and any subsequent years until the Cy-près Fund has been paid in full, the proportionate shares of the aggregate Annual Contributions made by Imperial, RBH and JTIM in each of those years. “Imperial Deed” means the deed of trust to be entered into between ITCAN as the settlor and BMO as the Original Trustee to create the Imperial Global Settlement Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “Imperial Global Settlement Trust” means the trust to be known as “The Imperial Tobacco Global Settlement Trust” that shall be created pursuant to the Imperial Deed and into which Imperial’s Upfront Contributions and Annual Contributions shall be deposited. “Imperial Global Settlement Trust Account” has the meaning given in Article 5, Section 5.3. “Imperial Miscellaneous Claims Fund” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors as authorized by the CCAA Court pursuant to the Sanction Order, and to be paid out of the total Upfront Contributions to be made by Imperial and deposited into the Imperial Miscellaneous Claims Fund for the purpose of paying the Miscellaneous Claims of Persons who are found by the CCAA Court to be entitled to be paid their Miscellaneous Claim pursuant to the CCAA Plan. The Trustees shall hold the Imperial Miscellaneous Claims Fund in trust for those Persons who are entitled to be paid their Miscellaneous Claim pursuant to the CCAA Plan. In aggregate, the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund shall total $25.0 million. The proportionate shares of the aggregate amount of $25.0 million which Imperial, RBH and JTIM shall deposit, respectively, into the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund from their respective Upfront Contribution shall be equal to the proportionate shares of the Upfront Contributions to be made by Imperial, RBH and JTIM. “Imperial PCC Compensation Plan Reserve” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors as authorized by the CCAA Court pursuant to the Sanction Order, and to be paid out of the total Upfront Contributions made by Imperial and deposited from the Imperial Global Settlement Trust Account into the Page 24 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

17 Imperial PCC Compensation Plan Reserve Account for the purpose of remedying any default in payment of any PCC Compensation Plan Reserve Costs. The Trustees shall hold the Imperial PCC Compensation Plan Reserve in trust for those Persons who incur and are entitled to be paid PCC Compensation Plan Reserve Costs pursuant to the CCAA Plan. In aggregate, the Imperial PCC Compensation Plan Reserve, RBH PCC Compensation Plan Reserve and JTIM PCC Compensation Plan Reserve shall total $5.0 million. The proportionate shares of the aggregate amount of $5.0 million which each of Imperial, RBH and JTIM shall deposit, respectively, into the Imperial PCC Compensation Plan Reserve Account, RBH PCC Compensation Plan Reserve Account and JTIM PCC Compensation Plan Reserve Account from their respective Upfront Contributions shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. “Imperial PCC Compensation Plan Reserve Account” means a segregated interest-bearing trust account to be established by the Trustees to hold the Imperial PCC Compensation Plan Reserve on behalf of the beneficiaries thereof. “Imperial PCC Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold Imperial’s share of the PCC Compensation Plan Amount in trust for the benefit of the Pan-Canadian Claimants. The proportionate shares of the PCC Compensation Plan Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 1 and 2 following the Plan Implementation Date and any subsequent years until the PCC Compensation Plan Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. “Imperial QCAP Trust Account” means a segregated interest-bearing trust account established in the Bank by the Trustees to hold Imperial’s share of the QCAP Settlement Amount in trust for the benefit of the Blais Class Members. The proportionate shares of the QCAP Settlement Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of year 1 following the Plan Implementation Date and any subsequent years until the QCAP Settlement Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in that year. “Imperial Supplemental Trust” means the bare trust to be known as “The Imperial Tobacco Supplemental Trust” that shall be created pursuant to the Imperial Tobacco Supplemental Trust Agreement. “Imperial Supplemental Trust Account” has the meaning given in Article 5, Section 5.3. Page 25 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 18 “Imperial Supplemental Trust Agreement Funds” means any and all property held at any time by the Bare Trustees pursuant to the Imperial Tobacco Supplemental Trust Agreement, including the Reserved Amounts and such additional property which ITCAN, or other Persons may, in accordance with the CCAA Plan, transfer, assign, convey or deliver to the Bare Trustees to be deposited into the Imperial Supplemental Trust Account, together with income, interest and any other revenues generated thereby or accretions or additions thereto and any property into which any of the foregoing may be converted or exchanged. “Imperial Supplemental Trust Charge” means the charge on the property held in the Imperial Supplemental Trust Account from time to time pursuant to the CCAA Plan for the benefit of the Collateral Agent and the Claimants, created by paragraph 10 of the Banking Arrangements Order, and having the priority provided in paragraph 12 of such Order. “Imperial Tobacco Supplemental Trust Agreement” means the agreement to be entered into between ITCAN and the Bare Trustees creating the Imperial Supplemental Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “Indebtedness” means for ITCAN or ITCO or any Material Subsidiary, at a particular time, the sum (without duplication) at such time of all: (a) Indebtedness or liability of ITCAN or ITCO (including amounts for borrowed money and mezzanine debt and preferred equity that would be considered to be debt under relevant generally accepted accounting principles); (b) Obligations evidenced by bonds, debentures, notes or other similar instruments; (c) Obligations for the deferred purchase price of property or services (including trade obligations); (d) Amounts drawn or available to be drawn under letters of credit or under guaranties or similar obligations; (e) Face amounts outstanding under acceptance or letter of credit facilities; (f) Guaranties, endorsements (other than for collection or deposit in the Ordinary Course of Business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; and (g) Obligations secured by any Encumbrances, whether or not the obligations have been assumed. “Indemnified Parties” has the meaning given in Article 18, Section 18.1.7. “Individual Claimants” means all individuals who have asserted or may be entitled to assert a Tobacco Claim, which individuals are either Pan-Canadian Claimants or Quebec Class Action Plaintiffs and are represented in this CCAA Proceeding by either the PCC Representative Counsel or the Quebec Class Counsel respectively. Page 26 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 19 “Individual Payment” means the amount determined by the Claims Administrator to be payable to an Eligible Pan-Canadian Claimant under the PCC Compensation Plan. “Individuals” means all individuals residing in a Province or Territory of Canada, and “Individual” means any one of them. “Information Request” has the meaning given in Article 10, Section 10.5. “Initial Order” means the initial order commencing the CCAA Proceeding of Imperial, as amended and restated from time to time. “Instruction Letter” means the letter included in the Claims Package which is attached to the CCAA Plan as Schedule “B”. “Insured Person” means (a) a Person, including a deceased Person, for whom Health Care Benefits have been provided by a Province or Territory directly or through one or more agents or other intermediate bodies, or (b) a Person for whom Health Care Benefits could reasonably be expected will be provided by a Province or Territory directly or through one or more agents or other intermediate bodies. “Intercompany Claim” means any Claim, other than an Intercompany Services Claim, that may be asserted against Imperial by or on behalf of any member of Imperial’s Tobacco Company Group and, for greater certainty, includes all arrears of royalty and license fees as well as principal and interest due on loans made by any member of Imperial’s Tobacco Company Group to Imperial, and any claim held or asserted by British American Tobacco Mexico S.A. de C.V. (“BAT Mexico”) against ITCAN under the Finished Goods Supply Agreement dated July 2, 2015 between BAT Mexico and ITCAN in respect of costs or other amounts related to changes to BAT Mexico’s manufacturing and packaging of ITCAN’s tobacco products in order to adhere to the Tobacco Products Regulations (Plain and Standardized Appearance), SOR/2019-107, which came into force November 9, 2019. “Intercompany Services” has the meaning given in Article 5, Section 5.14. “Intercompany Services Claim” means any Claim that may be asserted by or on behalf of Imperial’s Parent or the relevant Affiliates within its Tobacco Company Group in accordance with Article 5, Section 5.14 in respect of the provision of Intercompany Services to Imperial. “Intercompany Transaction” means any transaction in the Ordinary Course of Business between ITCAN or ITCO and any member(s) of their Tobacco Company Group to buy and sell goods and/or services, licences, intellectual property and/or allocate, collect and pay any costs, expenses and other amounts from and to the members of their Tobacco Company Group, including in relation to: (a) Head office, shared or supplied services and operational support (including information technology and marketing services); (b) Finished, unfinished (including tobacco leaf purchases) and semi-finished goods and materials; Page 27 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 20 (c) Manufacturing of goods; (d) Distribution and sale of goods; (e) Equipment purchases; (f) Personnel, administrative, technical and professional services; (g) Royalties and fees in respect of trademark licenses; (h) Treasury and debt; and (i) Imperial’s central Cash Management System and all related transactions and intercompany funding policies and procedures between Imperial and its Tobacco Company Group which are described in the Thauvette Affidavit, collectively, “Intercompany Transactions”. “Interface Meetings” has the meaning given in Section 14(a) of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Interface Phase” has the meaning given in Section 14(a) of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Interface Phase Secretariat” has the meaning given in Section 24 of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Investment Guidelines” means the guidelines and strategies approved by the CCAA Court pursuant to the Banking Arrangements Order and an Order to be granted in respect of the Imperial CCAA Plan Administration Reserve Account for investing the assets held in the Imperial Global Settlement Trust Account, Imperial Supplemental Trust Account, Imperial CCAA Plan Administration Reserve Account, Imperial PCC Compensation Plan Reserve Account, Imperial QCAP Trust Account, Imperial PCC Trust Account, Imperial Cy-près Trust Account and Imperial Miscellaneous Claims Fund. The Investment Guidelines are attached as Schedule “C” to the Imperial Deed and Schedule “B” to the Imperial CCAA Plan Administration Reserve Trust Deed. “ITA” means the Income Tax Act (Canada), as amended from time to time. “ITCAN” means Imperial Tobacco Canada Limited. “ITCAN Subsidiaries” means Imperial Tobacco Services Inc., Imperial Tobacco Products Limited, Marlboro Canada Limited, Cameo Inc., Medallion Inc., Allan Ramsay and Company Limited, John Player & Sons Ltd., Imperial Brands Ltd., 2004969 Ontario Inc., Construction Romir Inc., Genstar Corporation, Imasco Holdings Group, Inc., ITL (USA) Limited, Genstar Pacific Corporation, Imasco Holdings Inc., Southward Insurance Ltd., and Liggett & Myers Tobacco Company of Canada Limited. “ITCO” means Imperial Tobacco Company Limited. 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21 “Jha Report” means the report of Dr. Prabhat Jha dated March 24, 2021 entitled “Analyses to quantify smoking-attributable conditions that could be compensable and quantification of these conditions for each province and over time from 2003-2019”, that is attached to the CCAA Plan as Schedule “I”. “JTIM” means JTI-Macdonald Corp. “JTIM CCAA Plan Administration Reserve” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors of JTIM as authorized by the CCAA Court pursuant to the Sanction Order in respect of JTIM, in the amount of $25.0 million, and to be paid out of the Upfront Contributions of JTIM and deposited from the JTIM Global Settlement Trust Account into the JTIM CCAA Plan Administration Reserve Account for the purpose of remedying any default in payment of any JTIM CCAA Plan Administration Reserve Costs. The Trustees shall hold the JTIM CCAA Plan Administration Reserve in trust for the benefit of those Persons who incur and are entitled to be paid JTIM CCAA Plan Administration Reserve Costs pursuant to the JTIM CCAA Plan in respect of the CCAA Proceeding in respect of JTIM. In aggregate, the Imperial CCAA Plan Administration Reserve, RBH CCAA Plan Administration Reserve and JTIM CCAA Plan Administration Reserve shall total $75.0 million. “JTIM CCAA Plan Administration Reserve Account” means a segregated interest-bearing trust account to be established by the Trustees to hold the JTIM CCAA Plan Administration Reserve on behalf of the beneficiaries thereof. “JTIM CCAA Plan Administration Reserve Costs” means Costs incurred and payments to be made on or after the Plan Implementation Date by JTIM, including Costs incurred prior to the Plan Implementation Date which remain outstanding as of the Plan Implementation Date, in respect of: (a) The Costs of the services which Deloitte (including its legal, financial, investment or other advisors) provides in connection with the performance of its duties as both the Monitor and the CCAA Plan Administrator under the JTIM CCAA Plan, in the CCAA Proceeding in respect of JTIM, and in respect of the ongoing administration of the JTIM CCAA Plan, including the fulfillment of its duties and responsibilities enumerated in Article 14, Section 14.4 herein, and as set out in the Sanction Order and the CCAA Plan Administrator Appointment Order, in each case in respect of JTIM; and (b) The Costs of the Court-Appointed Mediator’s Ongoing Services which the Court- Appointed Mediator (including his legal counsel and other consultants and advisors) may provide after the date of the Sanction Order in respect of JTIM, as requested by the Monitor or the CCAA Plan Administrator in respect of JTIM, or by the CCAA Court, and approved by the CCAA Court pursuant to the CCAA Plan Administrator Appointment Order in respect of JTIM, the Court-Appointed Mediator’s Ongoing Services Direction and the Fee Approval Direction. “JTIM CCAA Plan Administration Reserve Trust” means the trust to be known as “The JTIM CCAA Plan Administration Reserve Trust” that shall be created pursuant to the JTIM CCAA Plan Administration Reserve Trust Deed and into which the JTIM CCAA Plan Administration Reserve shall be deposited. Page 29 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 22 “JTIM CCAA Plan Administration Reserve Trust Deed” means the deed of trust to be entered into between JTIM as the settlor and BMO as the Original Trustee to create the JTIM CCAA Plan Administration Reserve Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “JTIM Cy-près Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold JTIM’s share of the Cy-près Fund in trust for the benefit of the Cy-près Foundation. The proportionate shares of the Cy-près Fund which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 2, 3, 4 and 5 following the Plan Implementation Date and any subsequent years until the Cy-près Fund has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. “JTIM Deed” means the deed of trust to be entered into between JTIM as the settlor and BMO as the Original Trustee to create the JTIM Global Settlement Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “JTIM Global Settlement Trust” means the trust to be known as “The JTIM Global Settlement Trust” that shall be created pursuant to the JTIM Deed and into which JTIM’s Upfront Contributions and Annual Contributions shall be deposited. “JTIM Global Settlement Trust Account” has the meaning given in Article 5, Section 5.3. “JTIM Miscellaneous Claims Fund” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors of JTIM as authorized by the CCAA Court pursuant to the Sanction Order in respect of JTIM, and to be paid out of the total Upfront Contributions made by JTIM and deposited into the JTIM Miscellaneous Claims Fund for the purpose of paying the Miscellaneous Claims of Persons who are found by the CCAA Court to be entitled to be paid their Miscellaneous Claim pursuant to the JTIM CCAA Plan. The Trustees shall hold the JTIM Miscellaneous Claims Fund in trust for those Persons who are entitled to be paid their Miscellaneous Claim pursuant to the JTIM CCAA Plan. In aggregate, the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund shall total $25.0 million. The proportionate shares of the aggregate amount of $25.0 million which Imperial, RBH and JTIM shall deposit, respectively into Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund from their respective Upfront Contributions shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. “JTIM PCC Compensation Plan Reserve” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors as authorized by the CCAA Court pursuant to the Sanction Order, and to be paid out of the total Upfront Contributions made by JTIM and deposited into the JTIM PCC Compensation Plan Reserve Account for the purpose of remedying any default in payment of any PCC Compensation Plan Reserve Costs. The Trustees Page 30 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 23 shall hold the JTIM PCC Compensation Plan Reserve in trust for those Persons who incur and are entitled to be paid PCC Compensation Plan Reserve Costs pursuant to the CCAA Plan. In aggregate, the Imperial PCC Compensation Plan Reserve, RBH PCC Compensation Plan Reserve and JTIM PCC Compensation Plan Reserve shall total $5.0 million. The proportionate shares of the aggregate amount of $5.0 million which each of Imperial, RBH and JTIM shall deposit, respectively, into the Imperial PCC Compensation Plan Reserve Account, RBH PCC Compensation Plan Reserve Account and JTIM PCC Compensation Plan Reserve Account from their respective Upfront Contributions shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. “JTIM PCC Compensation Plan Reserve Account” means a segregated interest-bearing trust account to be established by the Trustees to hold the JTIM PCC Compensation Plan Reserve on behalf of the beneficiaries thereof. “JTIM PCC Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold JTIM’s share of the PCC Compensation Plan Amount in trust for the benefit of the Pan-Canadian Claimants. The proportionate shares of the PCC Compensation Plan Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 1 and 2 following the Plan Implementation Date and any subsequent years until the PCC Compensation Plan Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. “JTIM QCAP Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold JTIM’s share of the QCAP Settlement Amount in trust for the benefit of the Blais Class Members. The proportionate shares of the QCAP Settlement Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in year 1 following the Plan Implementation Date and any subsequent years until the QCAP Settlement Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in that year. “JTIM Supplemental Trust” means the bare trust to be known as “The JTIM Supplemental Trust” that shall be created pursuant to the JTIM Supplemental Trust Agreement. “JTIM Supplemental Trust Account” has the meaning given in Article 5, Section 5.3. “JTIM Supplemental Trust Agreement” means the agreement to be entered into between JTIM and the Bare Trustees creating the JTIM Supplemental Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. Page 31 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 24 “JTIM Supplemental Trust Agreement Funds” means any and all property held at any time by the Bare Trustees pursuant to the JTIM Supplemental Trust Agreement, including the Reserved Amounts and such additional property which JTIM, or other Persons may, in accordance with the CCAA Plan, transfer, assign, convey or deliver to the Bare Trustees to be deposited into the JTIM Supplemental Trust Account, together with income, interest and any other revenues generated thereby or accretions or additions thereto and any property into which any of the foregoing may be converted or exchanged. “JTIM TM” means JTI-Macdonald TM Corp. “Knight Claim” means any Claim that has been advanced, could have been advanced or could be advanced in the following class action, whether before or after the Effective Time: Kenneth Knight v. Imperial Tobacco Canada Limited (Supreme Court of British Columbia, Court File No. L031300), including any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. “Knight Class Action” means Kenneth Knight v. Imperial Tobacco Canada Limited (Supreme Court of British Columbia, Court File No. L031300). “Knight Class Action Plaintiffs” means Individuals who meet the criteria of the certified class definition in the Knight Class Action. The fact that an Individual is a Knight Class Action Plaintiff does not thereby disqualify that Individual from being a Pan-Canadian Claimant. “Knight Class Action Plaintiffs Settlement Amount” means the aggregate amount allocated from the Global Settlement Amount to be payable to the Knight Class Action Plaintiffs as set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein. “Knight Class Counsel” means Klein Lawyers LLP. “Knight Class Counsel Fee” means the amount to be determined and approved by the CCAA Court that will be payable from the Knight Class Action Plaintiffs Settlement Amount to the Knight Class Counsel in respect of their fees, disbursements and costs as Knight Class Counsel and any applicable Sales and Excise Taxes payable thereon. The retainer agreement respecting fees and disbursements between the Knight Class Counsel and the representative plaintiffs, as well as the Knight Class Counsel Fee, are subject to the approval of the CCAA Court. “Larynx” means the upper part of the respiratory passage that is bounded above by the glottis and is continuous below with the trachea. “Legal Representative” means an Individual who establishes through the submission to the Claims Administrator of one of the documents listed in the Claim Form for the Legal Representative of a PCC-Claimant that they have the right and are authorized to make a Submitted PCC-Claim on behalf of the PCC-Claimant. “Létourneau Class Action” means the class action commenced on September 30, 1998 by Cecilia Létourneau against ITCAN, RBH and JTIM in the Superior Court of Quebec, District of Montreal, bearing Court File No. 500-06-000070-983. Page 32 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

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23

"Létourneau Class Members" means Persons who meet the criteria of the following certified class definition in the Létourneau Class Action:

> All persons residing in Quebec who, as of September 30, 1998, were addicted to the nicotine contained in the cigarettes made by the defendants and who otherwise satisfy the following criteria:
>
> (1) They started to smoke before September 30, 1994 and since that date have smoked principally cigarettes manufactured by the defendants;
>
> (2) Between September 1 and September 30, 1998, they smoked on a daily basis an average of at least 15 cigarettes manufactured by the defendants; and
>
> (3) On February 21, 2005, or until their death if it occurred before that date, they were still smoking on a daily basis an average of at least 15 cigarettes manufactured by the defendants.
>
> The group also includes the heirs of the members who satisfy the criteria described herein.

"Létourneau Judgment" means the judgment rendered by the Honourable Justice Brian Riordan on May 27, 2015 as rectified on June 9, 2015, and the judgment of the Court of Appeal of Quebec dated March 1, 2019 in the class action commenced in the Quebec Superior Court in Court File No. 500-06-000070-983 (Cecilia Létourneau et al. v. Imperial Tobacco Canada Ltd., et al.).

"Lung Cancer" has the meaning given in Article 8, Section 8.1(d)(i).

"Material Adverse Effect" means an event or condition that caused or would reasonably be expected to cause a material adverse effect on:

(a) The assets and liabilities of ITCAN or ITCO considered as a whole or the use or operation thereof;

(b) The business, profits, operations or condition (financial or otherwise) of ITCAN or ITCO;

(c) The ability of ITCAN or ITCO to perform their obligations in any material respect under any of the Definitive Documents to which they are parties or by which they are bound; or

(d) The Contribution Security.

"Material Subsidiary" means, in relation to ITCAN:

(a) Any of its Subsidiaries that holds 5% or more of the consolidated assets of ITCAN or contributes 5% or more of the consolidated revenues or net income of ITCAN, or

(b) Any of its Subsidiaries that are material to the conduct of ITCAN's business and operations,

provided that, without limiting the generality of Subsections (a) and (b), it includes Imperial Tobacco Company Limited.

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20

"MD&A" has the meaning given in Article 10, Section 10.2.2.

"Meeting" means the meeting of Affected Creditors to be called and held pursuant to the Meeting Order for the purpose of considering and voting on the CCAA Plan, and includes any adjournment, extension, postponement or other rescheduling of such meeting.

"Meeting Date" means the date fixed for the Meeting pursuant to the Meeting Order subject to any adjournment or postponement or further order of the CCAA Court.

"Meeting Order" means the order of the CCAA Court dated October 31, 2024 directing the calling and holding of the Meeting of Affected Creditors to consider and vote on the CCAA Plan, as such order may be amended, restated or varied from time to time.

"Metric" has the meaning given in Article 5, Section 5.6.

"Minister of Finance of Quebec" means the Ministre des Finances du Québec, Bureau general de dépôts pour le Québec.

"Miscellaneous Claimant Proof of Claim" means the proof of claim form included as part of the Claims Package which is attached to the CCAA Plan as Schedule "B".

"Miscellaneous Claims" means, collectively:

(a) any Pre-Implementation Miscellaneous Claim;

(b) any Section 5.1(2) Claim, in respect of which the Person holding such Claim, or an authorized Person on their behalf, has not executed and delivered, or will not execute and deliver, a Claimant Contractual Release;

(c) any Section 19(2) Claim in regard to which the compromise or arrangement in respect of Imperial explicitly provides for the Section 19(2) Claim's compromise, and the Person holding such Claim, or an authorized Person on their behalf, has not voted, or will not vote, for the acceptance of the compromise or arrangement, or otherwise execute and deliver a Claimant Contractual Release; and

(d) any other Claim in respect of Imperial (excluding any Unaffected Claim) which is received by the Monitor and asserted against any Released Party based on, arising from or in respect of any conduct, act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing, fact, matter, or occurrence existing or taking place at or prior to the Effective Time (whether or not continuing thereafter) by a Person who asserts that such Claim will not be or, if asserted after the Effective Time, has not been compromised and fully, finally and irrevocably and unconditionally released and forever discharged, and permanently barred and enjoined pursuant to the terms of the CCAA Plan, the Claims Procedure Order, the Sanction Order or any other Order made in the CCAA Proceeding, and in accordance with Article 18, Section 18.2.3 of the CCAA Plan, the CCAA Court grants leave for such Person to bring such Claim for determination on its merits by the CCAA Court.

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27

The existence of any such Miscellaneous Claims is not admitted but is expressly denied by Imperial, its Tobacco Company Group and the Claimants. For greater certainty, no Claimant or Individual Claimant may assert a Miscellaneous Claim.

"Miscellaneous Claims Amount" has the meaning given in Article 18, Section 18.2.1.

"Miscellaneous Claims Bar Date" means 5:00 pm (Eastern Time) on December 5, 2024.

"Miscellaneous Claims Fund Period" has the meaning given in Article 18, Section 18.2.1.

"Miscellaneous Claims Procedure" means the procedure pursuant to which a Putative Miscellaneous Claimant can assert a Miscellaneous Claim as established in Article 18, Section 18.2 of the CCAA Plan.

"Monetary Cure Period" has the meaning given in Article 12, Section 12.3(b).

"Monitor" means FTI Consulting Canada Inc. in its capacity as the Court-appointed monitor appointed pursuant to the Initial Order in the CCAA Proceeding.

"Monitors" means, collectively, the Court-appointed monitors of the Tobacco Companies in the CCAA Proceedings.

"Monthly Actual Costs Reports" means the monthly reports that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators setting out the actual costs incurred, including actual time spent and hourly rates applied, and expenditures made by the Claims Administrator and the PCC Agent during the immediately prior month in regard to each of the PCC Claims Administration, QCAP Claims Administration, PCC Agent, PCC Notice Plan and Blais Notice Plan, in accordance with the terms of the Claims Administrator Order.

"Monthly Claims Administration Reports" means the monthly reports, in respect of the month upon which the monthly reports are based, that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators setting out for each of the PCC Compensation Plan and the Quebec Administration Plan the particulars regarding (i) the number of claims received, (ii) the number of claims reviewed, (iii) the number of incomplete claims awaiting submission of further information, (iv) the number of claims approved, (v) the number of claims rejected, (vi) the number of rejected claims that are in the process of being reviewed by the Review Officer, and (vii) the overall status of the claims administration process, in accordance with the terms of the Claims Administrator Order.

"Monthly Events Reports" means the monthly reports, in respect of the month upon which the monthly reports are based, that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators identifying and explaining any unusual, unexpected or inexplicable events that occurred and/or out of the ordinary trends that were observed in the PCC Claims Administration and the QCAP Claims Administration to enable the Claims Administrator and/or the PCC Agent, as applicable, to take prompt steps to correct any issues, problems, errors and/or mistakes in the claims administration processes as soon as possible, in accordance with the terms of the Claims Administrator Order.

Page 35 of 1311

Electronically filed / Déposé par voie électronique : 28-Aug-2025
Toronto Superior Court of Justice / Cour supérieure de justice
Court File No./N° du dossier du greffe : CV-19-00616077-00CL

"NDA" means a confidentiality, non-disclosure and non-use agreement between Imperial and another Person in the form already agreed to by the Parties.

"Negative Notice Bar Date" means 5:00 p.m. (Eastern Time) on the date that is twenty-one (21) days following the Negative Notice Issuance Date.

"Negative Notice Claim" means the value (for voting purposes only) of the Affected Claims of each Claimant and the number of votes associated therewith as set forth in a Statement of Negative Notice Claim to be sent to each Claimant in accordance with the following:

Claimant	Number of Votes for Voting Purposes	Value of Claim for Voting Purposes
Quebec Class Action Plaintiffs (QCAPs)	99,958	$13,706,891,279
Pan-Canadian Claimants (PCCs)	186,003	$5,041,088,110
Knight Class Action Plaintiffs	1	$484,000,000
Tobacco Producers	3,930	$29,043,876
British Columbia	1	$136,681,344,490
Alberta	1	$119,266,303,168
Saskatchewan	1	$27,189,868,453
Manitoba	1	$42,741,373,788
Ontario	1	$271,795,731,959
Quebec	1	$253,365,332,712
New Brunswick	1	$22,778,964,723
Nova Scotia	1	$29,979,033,060
Prince Edward Island	1	$6,238,547,995
Newfoundland and Labrador	1	$20,279,767,449
Yukon	1	$3,752,573,987
Northwest Territories	1	$6,865,708,611
Nunavut	1	$3,584,449,605
Canada	1	$333,535,110

“Negative Notice Claims Package” means the Claimant’s Statement of Negative Notice Claim and the form of Notice of Dispute of Negative Notice Claim to be used in the event that the Claimant wishes to raise a dispute in accordance with paragraph 8 of the Claims Procedure Order, which are attached as Schedule “A” to the CCAA Plan.

“Negative Notice Issuance Date” means the date that the Statement of Negative Notice Claim is sent to a Claimant.

“Net After-Tax Income” is as described in Article 5, Section 5.6.

“Newco” has the meaning given in Article 2, Section 2.1(f) and refers to the new corporation to be incorporated pursuant to Article 4, Section 4.1.

“Non-Monetary Cure Period” has the meaning given in Article 12, Section 12.3(c).

Page 36 of 1311

29 “Non-Released Claims” means all Claims that are not Released Claims and, for greater certainty, includes all Unaffected Claims. “Normal Reassessment Period” has the meaning ascribed by subsection 152(3.1) of the ITA (and any analogous provisions of provincial or territorial law), taking into account any applicable extension under the Taxation Act (Quebec) resulting from a reassessment made by the CRA or another Provincial Tax Authority, except that in the case of a Tax Refund Cash Payment, the extended period provided by subparagraph 152(4)(b)(i) of the ITA (and any analogous provisions of provincial or territorial law) will apply, and where the CCAA Plan Administrators and Imperial have agreed to file a waiver, the extended period provided by subparagraph 152(4)(a)(ii) of the ITA (or the relevant analogous provisions of provincial or territorial law) shall apply. “Notice of Breach” has the meaning given in Article 13, Section 13.3. “Notice of Default” has the meaning given in Article 12, Section 12.3. “Notice of Dispute of Negative Notice Claim” means the notice, substantially in the form included in the Negative Notice Claims Package and attached to the CCAA Plan as Schedule “A”, which may be delivered to the Monitor by a Claimant disputing a Statement of Negative Notice Claim and providing reasons for such dispute. “Omnibus Notice” means the notice which the Monitor shall cause to be published regarding the Claims Procedure Order and the Meeting, in accordance with the Omnibus Notice Program, a copy of which notice is attached as Schedule “C” to the Claims Procedure Order and as Schedule “C” to the CCAA Plan. “Omnibus Notice Program” means the plan to publish comprehensive legal notice regarding the Claims Procedure Order and the Meeting to Persons, including Putative Miscellaneous Claimants, situated in all the Provinces and Territories, as set forth on the document attached as Schedule “D” to the Claims Procedure Order and as Schedule “D” to the CCAA Plan. “Omnibus Sanction Hearing Notice” means the notice which the Monitor shall cause to be published regarding the Sanction Hearing in accordance with the Omnibus Sanction Hearing Notice Program. “Omnibus Sanction Hearing Notice Program” means the plan to publish comprehensive legal notice regarding the Sanction Hearing to Persons, including Putative Miscellaneous Claimants, situated in all the Provinces and Territories. “Ordinary Course Divestitures” has the meaning given in Article 11, Section 11.4. “Ordinary Course Divestitures Thresholds” has the meaning given in Article 11, Section 11.4. “Ordinary Course of Business” means, in relation to Imperial or a member of its Tobacco Company Group, the ordinary course of day-to-day business activities and operations of that company consistent with past practices, as such practices may change from time to time in the tobacco industry in response to regulatory, market or industry developments or changes, and Page 37 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 30 materially similar in nature and magnitude to actions customarily taken in the normal course of day-to-day operations. “Ordinary Course Operational Activities” has the meaning given in Article 11, Section 11.2. “Original Trustee” means BMO. “Oropharynx” means the part of the pharynx that is below the soft palate and above the epiglottis and is continuous with the mouth. It includes the back third of the tongue, the soft palate, the side and back walls of the throat, and the tonsils. “Pan-Canadian Claimants”, or “PCCs”, means Individuals, excluding Blais Class Members and Létourneau Class Members in relation to QCAP Claims, who have asserted or may be entitled to assert a PCC Claim. “Parent” means, in the case of Imperial, British American Tobacco p.l.c. “Parties” means the Claimants, the Tobacco Companies and the Tobacco Company Groups, and “Party” means any one of them. “PCC Agent” means Epiq in its role of agent for the PCC Representative Counsel in respect of the PCC Compensation Plan. “PCC Claim” means any Claim of any Pan-Canadian Claimant that has been made or may in the future be asserted or made in whole or in part against or in respect of the Released Parties, or any one of them (either individually or with any other Person), that has been advanced, could have been advanced or could be advanced, whether on such Pan-Canadian Claimant’s own account, or on their behalf, or on behalf of a certified or proposed class, to recover damages or any other remedy in respect of the development, design, manufacture, production, marketing, advertising, distribution, purchase or sale of Tobacco Products, including any representations or omissions in respect thereof, the historical or ongoing use of or exposure (whether directly or indirectly) to Tobacco Products or their emissions and the development of any disease or condition as a result thereof, whether existing or hereafter arising, in each case based on, arising from or in respect of any conduct, act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing, fact, matter or occurrence existing or taking place at or prior to the Effective Time (whether or not continuing thereafter) including, all Claims that have been advanced, could have been advanced or could be advanced in the following actions commenced by Individuals under provincial class proceedings legislation and actions commenced by Individuals, or in any other similar proceedings: (a) Barbara Bourassa v. Imperial Tobacco Canada Limited et al. (Supreme Court of British Columbia, Court File No. 10-2780 and Court File No. 14-4722); (b) Roderick Dennis McDermid v. Imperial Tobacco Canada Limited et al. (Supreme Court of British Columbia, Court File No. 10-2769); (c) Linda Dorion v. Canadian Tobacco Manufacturers’ Council et al. (Alberta Court of Queen’s Bench, Court File No. 0901-08964); Page 38 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 31 (d) Thelma Adams v. Canadian Tobacco Manufacturers’ Council et al. (Saskatchewan Court of Queen’s Bench, Court File No. 916 of 2009); (e) Deborah Kunta v. Canadian Tobacco Manufacturers’ Council et al. (Manitoba Court of Queen’s Bench, Court File No. CI09-01-61479); (f) Suzanne Jacklin v. Canadian Tobacco Manufacturers’ Council (Ontario Superior Court of Justice, Court File No. 53794/12); (g) Ben Semple v. Canadian Tobacco Manufacturers’ Council et al. (Supreme Court of Nova Scotia, Court File No. 312869); (h) Victor Todd Sparkes v. Imperial Tobacco Canada Limited (Newfoundland and Labrador Supreme Court - Trial Division, Court File No. 200401T2716 CP); (i) Peter Stright v. Imperial Tobacco Canada Limited (Supreme Court of Nova Scotia, Court File No. 177663); (j) Ljubisa Spasic as estate trustee of Mirjana Spasic v. Imperial Tobacco Limited and Rothmans, Benson & Hedges Inc. (Ontario Superior Court of Justice, Court File No. C17773/97); (k) Ljubisa Spasic as estate trustee of Mirjana Spasic v. B.A.T. Industries P.L.C. (Ontario Superior Court of Justice, Court File No. C18187/97); (l) Ragoonanan v. Imperial Tobacco Canada Limited (Ontario Superior Court of Justice, Court File No. 00-CV-183165-CP00); (m) Scott Landry v. Imperial Tobacco Canada Limited (Ontario Superior Court of Justice, Court File No. 1442/03); (n) Joseph Battaglia v. Imperial Tobacco Canada Limited (Ontario Superior Court of Justice, Court File No. 21513/97); (o) Roland Bergeron v. Imperial Tobacco Canada Limited (Quebec Superior Court, Court File No. 750-32-700014-163); (p) Paradis, in personal capacity and on behalf of estate of Lorraine Trepanier v. Rothmans, Benson & Hedges Inc. (Quebec Small Claims Court); (q) Couture v. Rothmans, Benson & Hedges Inc. (Quebec Superior Court); and including any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. “PCC Claim Package” means all of the documents that a PCC-Claimant or a PCC-Claimant’s Legal Representative, as applicable, is required to complete and submit to the Claims Administrator including the Claim Form for PCC-Claimant, Claim Form for the Legal Representative of a PCC-Claimant, Physician Form (only if a pathology report in respect of Lung Page 39 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 32 Cancer or Throat Cancer, or a spirometry report in respect of Emphysema/COPD (GOLD Grade III or IV), is not available), and all medical and other documents requested in the Claim Forms and the Physician Form. The aforesaid forms are Appendices “C”, “D” and “E” to the PCC Compensation Plan which is attached as Schedule “P” to the CCAA Plan. “PCC-Claimants” means the Pan-Canadian Claimants who are all Individuals resident in a Province or Territory of Canada, excluding the Quebec Class Action Plaintiffs in relation to QCAP Claims but including the Pan-Canadian Claimants’ respective heirs, successors, assigns and representatives, who assert a PCC Claim by submitting a PCC Claim Package to the Claims Administrator pursuant to the PCC Compensation Plan, and “PCC-Claimant” means any one of them. “PCC Claims Administration” has the meaning given in the definition of Global Claims Administration Costs Framework. “PCC Claims Application Deadline” means the date twenty-four months after the First Notice Date by which all PCC-Claimants are required to submit their completed PCC Claim Packages to the Claims Administrator. The PCC Claims Application Deadline may be extended by the CCAA Court if it is deemed necessary and expedient to do so as the implementation of the PCC Compensation Plan unfolds. “PCC Claims Period” has the meaning given in Article 8, Section 8.1(d). “PCC Compensable Diseases” has the meaning given in Article 8, Section 8.1(d)(iii). “PCC Compensation Plan” has the meaning given in Article 8, Section 8.1 and is attached as Schedule “P”. “PCC Compensation Plan Amount” means the aggregate amount allocated from the Global Settlement Amount to be payable into the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account in respect of compensation for Eligible Pan-Canadian Claimants as set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein. “PCC Compensation Plan Reserve Costs” means Costs incurred and payments to be made on or after the Plan Implementation Date, including Costs incurred prior to the Plan Implementation Date which remain outstanding as of the Plan Implementation Date, in respect of: (a) The Costs of the services which the Claims Administrator (including its advisors) provides in relation to the PCC Compensation Plan; (b) The Costs of the services which the PCC Agent (including its advisors) provides in relation to the PCC Compensation Plan; (c) The Costs of the services which the Administrative Coordinator (including his advisors) provides in connection with the performance of his duties under the CCAA Plan; and Page 40 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

33 (d) The Costs of the services which the PCC Representative Counsel (including their advisors) provide in connection with the performance of their duties under the CCAA Plan and in the CCAA Proceeding. “PCC Eligibility Criteria” has the meaning given in Article 8, Section 8.1. “PCC Representative Counsel” means The Law Practice of Wagner & Associates, Inc. “Pending Litigation” has the meaning given in Article 18, Section 18.3.1. “Permitted Encumbrance” in regard to ITCAN or any Material Subsidiary means: (a) Encumbrances in favour of ITCAN or any Material Subsidiary existing on the date of the Contribution Security Agreement; (b) Subject to the covenants set forth in Article 11, Section 11.1(g) and Article 11, Section 11.1(k) herein, Encumbrances on property, or on capital stock or Indebtedness, of a Person existing at the time such Person is merged with or into, amalgamated with, or consolidated with ITCAN or any Material Subsidiary, provided that such Encumbrances were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged into, amalgamated with, or consolidated with ITCAN or any Material Subsidiary; (c) Encumbrances on property (including capital stock) existing at the time of acquisition of the property by ITCAN or any Material Subsidiary, provided that such Encumbrances were in existence prior to, and not incurred in contemplation of, such acquisition; (d) Encumbrances to secure the performance of bids, tenders, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the Ordinary Course of Business; (e) Encumbrances existing on the Plan Implementation Date; (f) Encumbrances for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with generally accepted accounting principles has been established therefor; (g) Encumbrances imposed by law, such as carriers’, warehousemen’s, landlord’s, construction and mechanics’ liens, in each case incurred in the Ordinary Course of Business; (h) Survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of- way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate constitute a Material Adverse Page 41 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 34 Effect on the value of such property or materially impair their use in the operation of the business of such Person; (i) Encumbrances created for the benefit of or to secure the obligations created in the Definitive Documents; and (j) Encumbrances incurred in the Ordinary Course of Business of ITCAN or any Material Subsidiary with respect to obligations that do not cause a Material Adverse Effect. “Permitted Transfers” has the meaning given in Article 11, Section 11.1(h). “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Government, or any other group, entity or body. “Plan Implementation Conditions” has the meaning given in Article 19, Section 19.3. “Plan Implementation Date” means the date upon which all of the Plan Implementation Conditions and the conditions to other Definitive Documents have been satisfied or waived and the transactions contemplated by the CCAA Plan, the Sanction Order and the other Definitive Documents are to be implemented, as evidenced by the Monitor’s Plan Implementation Date Certificate to be delivered to Imperial and filed with the CCAA Court. “Plan Implementation Date Certificate” has the meaning given in Article 19, Section 19.4. “PPSAs” means, collectively, Personal Property Security Act, RSBC 1996, c. 359, Personal Property Security Act, RSA 2000, c. P-7, The Personal Property Security Act, 1993, SS 1993, c. P-6.2, The Personal Property Security Act, RSM 1987, c. P35, Personal Property Security Act, RSO 1990, c. P.10, Personal Property Security Act, SNB 1993, c. P-7.1, Personal Property Security Act, SNS 1995-96, c. 13, Personal Property Security Act, RSPEI 1988, c. P-3.1, Personal Property Security Act, SNL 1998, c. P-7.1, Personal Property Security Act, RSY 2002, c. 169, Personal Property Security Act, SNWT (Nu) 1994, c. 8, as amended, and the relevant provisions of the Civil Code of Quebec, CQLR c. CCQ-1991. “Pre-Implementation Miscellaneous Claim” means an Affected Claim by a Person who is not an Individual Claimant and which Affected Claim is not a: (a) Provincial HCCR Claim, (b) Territorial HCCR Claim, (c) QCAP Claim, (d) PCC Claim, (e) Tobacco Producers Claim, or (f) Knight Claim. “Property” means all current and future assets, undertakings and properties of Imperial of every nature and kind whatsoever, and wherever situate, including all Cash and other proceeds thereof. “Provinces” means, collectively, His Majesty the King in right of British Columbia (“British Columbia”), His Majesty the King in right of Alberta (“Alberta”), His Majesty the King in right of Saskatchewan (“Saskatchewan”), His Majesty the King in right of Manitoba (“Manitoba”), His Majesty the King in right of Ontario (“Ontario”), the Attorney General of Quebec (“Quebec”), His Majesty the King in right of New Brunswick (“New Brunswick”), His Majesty the King In right of Nova Scotia (“Nova Scotia”), His Majesty the King in right of Prince Edward Page 42 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 35 Island (“Prince Edward Island”) and His Majesty the King in right of Newfoundland and Labrador (“Newfoundland and Labrador”), and “Province” means any one of them. “Provinces and Territories Settlement Amount” means the aggregate amount allocated from the Global Settlement Amount to be payable to the Provinces and Territories to settle the Provincial HCCR Claims and Territorial HCCR Claims, as set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein. “Provincial and Territorial Liaison Committee”, or “PTLC”, means the committee that shall be established by the Provinces and Territories in accordance with the PTLC Terms set out in Schedule “X”. “Provincial and Territorial Liaison Committee Terms”, or “PTLC Terms”, are attached to the CCAA Plan as Schedule “X”. “Provincial HCCR Claim” means any Claim that has been advanced, could have been advanced or could be advanced in any of the following actions or in any other similar proceedings, whether before or after the Effective Time and whether under the HCCR Legislation or otherwise: (a) Her Majesty the Queen in right of British Columbia v. Imperial Tobacco Canada Limited (Supreme Court of British Columbia, Court File No. S010421); (b) Her Majesty in right of Alberta v. Altria Group, Inc. (Alberta Court of Queen’s Bench, Court File No. 1201-07314); (c) The Government of Saskatchewan v. Rothmans, Benson & Hedges Inc. (Saskatchewan Court of Queen’s Bench, Court File No. 8712012); (d) Her Majesty the Queen in right of the Province of Manitoba v. Rothmans, Benson & Hedges Inc. (Manitoba Court of Queen’s Bench, Court File No. CI 12-01-78127); (e) Her Majesty the Queen in right of Ontario v. Rothmans Inc. et al. (Ontario Superior Court of Justice, Court File No. CV-09-387984); (f) Procureur général du Québec v. Impérial Tobacco Canada Limitée (Quebec Superior Court, Court File No. 500-17-072363-123); (g) Her Majesty the Queen in right of the Province of New Brunswick v. Rothmans Inc. (New Brunswick Court of Queen’s Bench, Court File No. F/C/88/08); (h) Her Majesty the Queen in right of the Province of Nova Scotia v. Rothmans, Benson & Hedges Inc. (Supreme Court of Nova Scotia, Court File No. 434868/737686); (i) Her Majesty the Queen in right of the Province of Prince Edward Island v. Rothmans, Benson & Hedges Inc. (Prince Edward Island Supreme Court, Court File No. S1 GS- 25019); Page 43 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 36 (j) Attorney General of Newfoundland and Labrador v. Rothmans Inc. (Supreme Court of Newfoundland and Labrador, Court File No. 201101G0826); and including any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. “PTLC Chair” has the meaning given in Section 8 of the PTLC Terms which are Schedule “X” to the CCAA Plan. “PTLC Members” has the meaning given in Section 5 of the PTLC Terms which are Schedule “X” to the CCAA Plan. “PTLC Vice-Chair” has the meaning given in Section 11 of the PTLC Terms which are Schedule “X” to the CCAA Plan. “Putative Miscellaneous Claimant” means a Person, other than a Claimant or an Individual Claimant, who asserts a Miscellaneous Claim. “QCAP Claim” means any Claim that has been advanced, could have been advanced or could be advanced in the following class actions, whether before or after the Effective Time: (a) Conseil québécois sur le tabac et la santé et Jean-Yves Blais c. Imperial Tobacco Ltée, Rothmans, Benson & Hedges Inc. et JTI-MacDonald Corp. (Quebec Superior Court, Court File No. 500-06-00076-980); and (b) Létourneau c. Imperial Tobacco Ltée, Rothmans Benson & Hedges Inc. et JTI MacDonald Corp. (Quebec Superior Court, Court File No. 500-06-000070-983), including the judgment of the Honourable Justice Brian Riordan dated May 27, 2015 as rectified on June 9, 2015, and the judgment of the Court of Appeal of Quebec dated March 1, 2019, and any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. “QCAP Claims Administration” has the meaning given in the definition of Global Claims Administration Costs Framework. “QCAP Claims Process” means the process established pursuant to the Quebec Administration Plan for Blais Class Members to assert claims for direct monetary compensation. “QCAP Cy-près Contribution” means the aggregate sum of $131.0 million forming part of the QCAP Settlement Amount that shall be contributed by the QCAPs to the Cy-près Fund. The proportionate shares of the QCAP Cy-près Contribution which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. The QCAP Cy-près Contribution is the consideration for the full and final settlement and satisfaction of the Létourneau Judgment. Page 44 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

37 “QCAP Settlement Amount” means the aggregate amount allocated from the Global Settlement Amount to be paid into the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account for the benefit of the QCAPs in settlement of the Tobacco Companies’ liability pursuant to the judgments rendered in the Quebec Class Actions, as set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein. “Quebec Class Action Administration Plan”, or “Quebec Administration Plan”, means the document (with attached appendices) that is subject to the approval of the CCAA Court setting out the process by which the Quebec Class Action Plaintiffs may submit claims for a Compensation Payment pursuant to the Blais Judgment, the process of administering such claims, and the joint oversight and supervision thereof by the CCAA Court and the Superior Court of Quebec. “Quebec Class Action Plaintiffs”, or “QCAPs”, means individuals who meet the criteria of the certified class definitions in the Quebec Class Actions. “Quebec Class Actions” means, collectively, (i) Conseil québécois sur le tabac et la santé et al. v. JTI-Macdonald Corp. et al., Court File No. 500-06-000076-980 (Montreal, Quebec), and (ii) Cecilia Létourneau et al. v. Imperial Tobacco Canada Ltd., et al., Court File No. 500-06-000070- 983 (Montreal, Quebec). “Quebec Class Counsel” means, collectively, the law practices of Trudel Johnston & Lespérance s.e.n.c., Kugler Kandestin s.e.n.c.r.l., L.L.P., De Grandpré Chait s.e.n.c.r.l., L.L.P., and Fishman Flanz Meland Paquin s.e.n.c.r.l., L.L.P. “Quebec Class Counsel Fee” means the amount to be determined subject to the approval of the CCAA Court that will be payable from the QCAP Settlement Amount to Quebec Class Counsel, and to any legal counsel or other advisors of any nature or kind whatsoever who have provided, are providing or may in the future provide services to the Quebec Class Counsel in connection with the CCAA Proceedings, the Quebec Class Actions and/or any other proceedings on behalf of the Blais Class Members and/or Létourneau Class Members both before and after the Plan Implementation Date, in respect of their fees, disbursements and costs as Quebec Class Counsel, and any applicable Sales and Excise Taxes payable thereon. All Costs incurred in respect of the services provided by Raymond Chabot (as agent for the Quebec Class Counsel on behalf of the QCAPs) both before and after the Plan Implementation Date shall be paid by Quebec Class Counsel out of the Quebec Class Counsel Fee. “Quebec Superior Court” means the Superior Court of Quebec, Class Action Division, at Montreal. “Raymond Chabot” means Raymond Chabot Administrateur Provisoire Inc. and its Affiliates. “RBH” means Rothmans, Benson & Hedges Inc. “RBH CCAA Plan Administration Reserve” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors of RBH as authorized by the CCAA Court pursuant to the Sanction Order in respect of RBH, in the amount of $25.0 million, and to be paid or directed to be paid by RBH out of the Upfront Contributions of RBH or any other Contribution made by RBH as of the Plan Implementation Date and deposited into the Page 45 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 38 RBH CCAA Plan Administration Reserve Account for the purpose of remedying any default in payment of any RBH CCAA Plan Administration Reserve Costs. The Trustees shall hold the RBH CCAA Plan Administration Reserve in trust for the benefit of those Persons who incur and are entitled to be paid RBH CCAA Plan Administration Reserve Costs pursuant to the RBH CCAA Plan in respect of the CCAA Proceeding in respect of RBH. In aggregate, the Imperial CCAA Plan Administration Reserve, RBH CCAA Plan Administration Reserve and JTIM CCAA Plan Administration Reserve shall total $75.0 million. “RBH CCAA Plan Administration Reserve Account” means a segregated interest-bearing trust account to be established by the Trustees to hold the RBH CCAA Plan Administration Reserve on behalf of the beneficiaries thereof. “RBH CCAA Plan Administration Reserve Costs” means Costs incurred and payments to be made on or after the Plan Implementation Date by RBH, including Costs incurred prior to the Plan Implementation Date which remain outstanding as of the Plan Implementation Date, in respect of: (a) The Costs of the services which EY (including its legal, financial, investment or other advisors) provides in connection with the performance of its duties as both the Monitor and the CCAA Plan Administrator under the RBH CCAA Plan and in the CCAA Proceeding in respect of RBH and in respect of the ongoing administration of the CCAA Plan, including the fulfillment of its duties and responsibilities enumerated in Article 14, Section 14.4 herein, and as set out in the Sanction Order and the CCAA Plan Administrator Appointment Order in each case in respect of RBH; and (b) The Costs of the Court-Appointed Mediator’s Ongoing Services which the Court- Appointed Mediator (including his legal counsel and other consultants and advisors) may provide after the date of the Sanction Order in respect of RBH, as requested by the Monitor or the CCAA Plan Administrator in respect of RBH, or by the CCAA Court, and approved by the CCAA Court pursuant to the CCAA Plan Administrator Appointment Order in respect of RBH, the Court-Appointed Mediator’s Ongoing Services Direction and the Fee Approval Direction. “RBH CCAA Plan Administration Reserve Trust” means the trust to be known as “The RBH CCAA Plan Administration Reserve Trust” that shall be created pursuant to the RBH CCAA Plan Administration Reserve Trust Deed and into which the RBH CCAA Plan Administration Reserve shall be deposited. “RBH CCAA Plan Administration Reserve Trust Deed” means the deed of trust to be entered into between RBH as the settlor and BMO as the Original Trustee to create the RBH CCAA Plan Administration Reserve Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “RBH Cy-près Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold RBH’s share of the Cy-près Fund in trust for the benefit of the Cy-près Foundation. The proportionate shares of the Cy-près Fund which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Page 46 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 39 Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 2, 3, 4 and 5 following the Plan Implementation Date and any subsequent years until the Cy-près Fund has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. “RBH Deed” means the deed of trust to be entered into between RBH as the settlor and BMO as the Original Trustee, to create the RBH Global Settlement Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “RBH Global Settlement Trust” means the trust to be known as “The RBH Global Settlement Trust” that shall be created pursuant to the RBH Deed and into which RBH’s Upfront Contribution (other than the portion of the Upfront Contributions which is to be contributed to the RBH CCAA Plan Administration Reserve) and Annual Contributions shall be deposited. “RBH Global Settlement Trust Account” has the meaning given in Article 5, Section 5.3. “RBH Miscellaneous Claims Fund” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors of RBH as authorized by the CCAA Court pursuant to the Sanction Order in respect of RBH, and to be paid out of the total Upfront Contributions made by RBH and deposited into the RBH Miscellaneous Claims Fund for the purpose of paying the Miscellaneous Claims of Persons who are found by the CCAA Court to be entitled to be paid their Miscellaneous Claim pursuant to the RBH CCAA Plan. The Trustees shall hold the RBH Miscellaneous Claims Fund in trust for those Persons who are entitled to be paid their Miscellaneous Claim pursuant to the RBH CCAA Plan. In aggregate, the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund shall total $25.0 million. The proportionate shares of the aggregate amount of $25.0 million which Imperial, RBH and JTIM shall deposit, respectively, into the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund from their respective Upfront Contribution shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. “RBH PCC Compensation Plan Reserve” means the Cash reserve to be established on the Plan Implementation Date prior to any distributions to Affected Creditors as authorized by the CCAA Court pursuant to the Sanction Order, and to be paid out of the total Upfront Contributions made by RBH and deposited into the RBH PCC Compensation Plan Reserve Account for the purpose of remedying any default in payment of any PCC Compensation Plan Reserve Costs. The Trustees shall hold the RBH PCC Compensation Plan Reserve in trust for those Persons who incur and are entitled to be paid PCC Compensation Plan Reserve Costs pursuant to the CCAA Plan. In aggregate, the Imperial PCC Compensation Plan Reserve, RBH PCC Compensation Plan Reserve and JTIM PCC Compensation Plan Reserve shall total $5.0 million. The proportionate shares of the aggregate amount of $5.0 million which each of Imperial, RBH and JTIM shall deposit, respectively, into the Imperial PCC Compensation Plan Reserve Account, RBH PCC Compensation Plan Reserve Account and JTIM PCC Compensation Plan Reserve Account from their respective Upfront Contribution shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. Page 47 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 40 “RBH PCC Compensation Plan Reserve Account” means a segregated interest-bearing trust account to be established by the Trustees to hold the RBH PCC Compensation Plan Reserve on behalf of the beneficiaries thereof. “RBH PCC Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold RBH’s share of the PCC Compensation Plan Amount in trust for the benefit of the Pan-Canadian Claimants. The proportionate shares of the PCC Compensation Plan Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 1 and 2 following the Plan Implementation Date and any subsequent year until the PCC Compensation Plan Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. “RBH QCAP Trust Account” means a segregated interest-bearing trust account to be established in the Bank by the Trustees to hold RBH’s share of the QCAP Settlement Amount in trust for the benefit of the Blais Class Members. The proportionate shares of the QCAP Settlement Amount which the Trustees shall transfer from each of the RBH Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of year 1 following the Plan Implementation Date and any subsequent years until the QCAP Settlement Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in that year. “RBH Retained Amount” has the meaning given in Article 5, Section 5.4. “RBH Supplemental Trust” means the bare trust to be known as “The RBH Supplemental Trust” that shall be created pursuant to The RBH Supplemental Trust Agreement. “RBH Supplemental Trust Account” has the meaning given in Article 5, Section 5.3. “RBH Supplemental Trust Agreement” means the agreement to be entered into between RBH and the Bare Trustees creating the RBH Supplemental Trust, as amended, restated or supplemented from time to time pursuant to the terms thereof. “RBH Supplemental Trust Agreement Funds” means any and all property held at any time by the Bare Trustees pursuant to the RBH Supplemental Trust Agreement, including the Reserved Amounts and such additional property which RBH, or other Persons may, in accordance with the CCAA Plan, transfer, assign, convey or deliver to the Bare Trustees to be deposited into the RBH Supplemental Trust Account, together with income, interest and any other revenues generated thereby or accretions or additions thereto and any property into which any of the foregoing may be converted or exchanged. “Release” has the meaning given in Article 18, Section 18.1.1. Page 48 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

41 “Released Claims” means, collectively, any and all of the following Claims, excluding Unaffected Claims: (a) any Tobacco Claims; and (b) any Claims: (i) in respect of the assets, obligations, business or affairs of the Released Parties in Canada or, in the case of Imperial, anywhere else in the world, relating to Tobacco Products, which are based on, arising from or in respect of any conduct, act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing, fact, matter or occurrence existing or taking place at or prior to the Effective Time (whether or not continuing thereafter); (ii) in respect of the CCAA Proceedings and the Chapter 15 Proceedings up to the Effective Time, provided that such Released Party is not determined by (A) a final order of the CCAA Court to have committed fraud in the CCAA Proceedings, or (B) a final order of the US Bankruptcy Court to have committed fraud in the Chapter 15 Proceedings; (iii) existing at or prior to the Effective Time that have been advanced, that could have been advanced or could be advanced in the CCAA Proceeding; and (iv) released as against the Monitors, CCAA Plan Administrators, Foreign Representative, Court-Appointed Mediator and Administrative Coordinator pursuant to Article 18, Sections 18.1.4, 18.1.5 and 18.1.6 herein. For greater certainty, Released Claims include all Tobacco Claims in respect of fraud, misrepresentation or omission that have been or could have been asserted in any proceeding initiated prior to the Effective Time, including all Claims released by the Release and the Claimant Contractual Release. “Released Parties”, collectively, means: (a) ITCAN, (b) ITCO, (c) RBH, (d) JTIM, (e) British American Tobacco p.l.c., (f) Philip Morris International Inc., (g) JT International Holding B.V., (h) the ITCAN Subsidiaries, Page 49 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 42 (i) B.A.T. Investment Finance p.l.c., (j) B.A.T Industries p.l.c., (k) British American Tobacco (Investments) Limited, (l) Carreras Rothmans Limited, (m) Philip Morris U.S.A. Inc., (n) Philip Morris Incorporated, (o) Philip Morris Global Brands Inc., (p) Philip Morris S.A., (q) Rothmans Inc., (r) Ryesekks p.l.c., (s) Altria Group, Inc., (t) R.J. Reynolds Tobacco Company, (u) R.J. Reynolds Tobacco International Inc., (v) RJR Nabisco, Inc., (w) JT International SA, (x) JT Canada LLC Inc., (y) Japan Tobacco Inc., (z) JTIM TM, (aa) Canadian Tobacco Manufacturers’ Council, and (bb) every other current or former Affiliate of any of the companies listed in subparagraphs (a) to (z) herein, and each of their respective indemnitees, and “Released Party” means any of them. Each Released Party includes their respective Representatives. “Releasors”, collectively, means: (a) the Provinces and Territories, (b) the Quebec Class Action Plaintiffs, Page 50 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 43 (c) the Pan-Canadian Claimants, (d) the Knight Class Action Plaintiffs, (e) the Tobacco Producers, and (f) every other Person having an Affected Claim or a Released Claim, and “Releasor” means any one of them. “Releasors” and “Releasor” shall include their respective Representatives. “Representatives” means, in respect of a Person, as may be applicable, such Person’s past, present or future representatives, predecessors, successors, executors, trustees, heirs, dependents, children, siblings, parents, administrators, executors, directors, officers, shareholders, partners, employees, servants, agents, consultants, legal counsel and advisers, including their respective successors and assigns, and each of their respective directors, officers, partners and employees. “Request for Particulars” has the meaning given in Article 13, Section 13.2. “Request for Review”, as applicable, has the meaning given in paragraph 29.1 of the PCC Compensation Plan and is in the form attached thereto as Appendix “J”, and the meaning given in paragraph 28.1 of the Quebec Administration Plan and is in the form attached thereto as Appendix “M”. “Required Majority” means, in respect of the Affected Creditor Class, a majority in number of the Affected Creditors holding Voting Claims representing at least two-thirds in value of the Voting Claims of the Affected Creditors, in each case who are entitled to vote at the Meeting in accordance with the Meeting Order and who are present and voting in person or by proxy at the Meeting. “Reserved Amount” of a Tobacco Company means: (i) any Tax Refund attributable to the carryback of a Tax Attribute to a preceding taxation year (other than the taxation year in which the Upfront Contribution is made) (a “Tax Refund Cash Payment”); (ii) in respect of an Annual Contribution, the reduction in income tax payable by the Tobacco Company in respect of its taxation year in which the Annual Contribution is made attributable to the deduction in computing income for tax purposes of the Annual Contribution and any resulting Tax Refund Cash Payment (the “Annual Amount”); and (iii) the reduction in income tax payable by the Tobacco Company in respect of a subsequent taxation year attributable to the carryforward of a Tax Attribute to the subsequent taxation year (the “Carry Amount”), and “Reserved Amounts” in respect of a Tobacco Company, means at any time, the aggregate of any Reserved Amount in respect of such Tobacco Company. “Response” has the meaning given in Article 13, Section 13.3. “Review Officer” means, (i) in respect of the PCC Compensation Plan, a senior employee or officer of the Claims Administrator who is screened from the Claims Process and whose role is designated solely to review upon an independent basis any Requests for Review that may be submitted to the Claims Administrator by PCC-Claimants and decide whether to confirm, reverse Page 51 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 44 or vary the Claims Administrator’s decision, and (ii) in respect of the Quebec Administration Plan, a senior employee or officer of the Claims Administrator who is screened from the Claims Process and whose role is designated solely to review upon an independent basis any Requests for Review that may be submitted to the Claims Administrator by Tobacco-Victim Claimants or Succession Claimants and decide whether to confirm, reverse or vary the Claims Administrator’s decision. “Sales and Excise Tax Charge” means the charge over the Property for the benefit of a Tax Authority that is entitled to receive payments or collect monies from ITCAN and ITCO in respect of Sales and Excise Taxes (including for greater certainty the Canada Border Services Agency), created by paragraph 25 of the Initial Order, and having the priority provided in paragraphs 45 and 47 of such Order. “Sales and Excise Taxes” means all goods and services, harmonized sales or other applicable federal, provincial or territorial sales or use taxes, and all federal excise taxes and customs and import duties and all federal, provincial and territorial tobacco taxes. “Sanction Hearing” means the hearing before the CCAA Court in respect of the Sanction Order. “Sanction Hearing Objection Notice” means the notice, substantially in the form attached as a schedule to the Sanction Protocol Order, which may be submitted or delivered to the Monitor by a Putative Miscellaneous Claimant objecting to the Sanction Order and providing reasons for such objection. “Sanction Order” means the Order of the CCAA Court dated March 6, 2025, among other things, sanctioning and approving the CCAA Plan and granting, approving and declaring the settlements, compromises and releases, as applicable, contemplated by the CCAA Plan. “Sanction Protocol Order” means the Order of the CCAA Court dated December 23, 2024 (including all schedules and appendices thereto) made in the CCAA Proceeding approving the Omnibus Sanction Hearing Notice, the Omnibus Sanction Hearing Notice Program and the timetable and procedure for the Sanction Hearing, as such Order may be amended, restated or varied from time to time. “Sanction Recognition Order” means the Order entered by the US Bankruptcy Court recognizing and enforcing the Sanction Order in the Chapter 15 Proceedings, which shall be in form and substance acceptable to Imperial. “Section 5.1(2) Claims” means any Claims against the Directors that: (a) arose before the commencement of the CCAA Proceeding; (b) relate to the obligations of Imperial where the Directors are by law liable in their capacity as Directors for the payment of such obligations; and (c) either relate to contractual rights of one or more creditors, or are based on allegations of misrepresentations made by Directors to creditors, or of wrongful or oppressive conduct by Directors. Page 52 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

45 “Section 19(2) Claims” means any Claims against Imperial that relate to any of the following debts or liabilities, present or future, to which Imperial is subject on the day on which the CCAA Proceeding commenced, or to which Imperial may become subject before the compromise or arrangement is sanctioned by reason of any obligation incurred by Imperial before the day on which the CCAA Proceeding commenced, unless the compromise or arrangement in respect of Imperial explicitly provides for the Claim’s compromise, and the creditor in relation to that debt has voted for the acceptance of the compromise or arrangement: (a) any fine, penalty, restitution order or other order similar in nature to a fine, penalty or restitution order, imposed by a court in respect of an offence; (b) any award of damages by a court in civil proceedings in respect of: (i) bodily harm intentionally inflicted, or sexual assault, or (ii) wrongful death resulting from an act referred to in subparagraph (i); (c) any debt or liability arising out of fraud, embezzlement, misappropriation or defalcation while acting in a fiduciary capacity or, in Quebec, as a trustee or an administrator of the property of others; (d) any debt or liability resulting from obtaining property or services by false pretences or fraudulent misrepresentation, other than a debt or liability of the company that arises from an equity claim; or (e) any debt for interest owed in relation to an amount referred to in any of paragraphs (a) to (d). “Secured Claim” means any Claim of a creditor to the extent that it is secured by a valid Encumbrance that is duly and properly registered or otherwise perfected in accordance with Applicable Law in the appropriate jurisdiction as of the Filing Date or thereafter pursuant to an Order, to the extent of the value of such Encumbrance as at the Filing Date (having regard to the value of the assets subject to such Encumbrance and the priority of such Encumbrance) and which Claim is entitled to be proven as a secured claim pursuant to the provisions of the CCAA. “Signing Authorization Order” means the order of the CCAA Court dated August 15, 2025 made in the CCAA Proceedings authorizing Quebec Class Counsel, PCC Representative Counsel, Knight Class Counsel and Counsel for the Tobacco Producers to execute and deliver on behalf of, respectively, the Quebec Class Action Plaintiffs, the Pan-Canadian Claimants, the Knight Class Action Plaintiffs, and the Tobacco Producers any and all documents as they consider advisable to give effect to the implementation of the CCAA Plans. “Statement of Negative Notice Claim” means the respective statements to be prepared by the Monitor, each of which shall contain, for voting purposes, the amount and number of votes ascribed to the Negative Notice Claim of each Claimant. The Statement of Negative Notice Claim is included in Schedule “A” to the CCAA Plan. “Stay Period” has the meaning ascribed to such term in the Initial Order. Page 53 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 46 “Submitted PCC-Claims” means the claims made by the PCC-Claimants by submitting a PCC Claim Package to the Claims Administrator, and “Submitted PCC-Claim” means any one of them. “Subsequent Annual Global Claims Administration Costs Budget” means, for each twelve calendar month period following the end of the twelve calendar month period covered by the First Annual Global Claims Administration Costs Budget until the PCC Claims Administration and the QCAP Claims Administration, respectively, are complete (i) each subsequent budget for the PCC Claims Administration, and (ii) each subsequent budget for the QCAP Claims Administration that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators and is subject to the joint approval of the CCAA Court and the Quebec Superior Court in accordance with the terms of the Claims Administrator Order. “Subsidiary” has the meaning attributed thereto in Section 2(5) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended. “Succession Claim” means the QCAP Claim of a Succession Claimant which is submitted to the Claims Administrator using the Succession Claim Form. “Succession Claimant” means a person who asserts a Succession Claim pursuant to the Quebec Administration Plan. “Surviving Family Members” means, collectively the Individuals who are eligible to recover damages for loss of guidance, care and companionship pursuant to the applicable legislation in each jurisdiction which governs surviving family members’ claims for damages, namely: Family Compensation Act, RSBC 1996, c. 126; Fatal Accidents Act, RSA 2000, c. F-8; The Fatal Accidents Act, RSS 1978, c. F-11; The Fatal Accidents Act, CCSM, c. F50; Family Law Act, RSO 1990, c. F.3; Civil Code of Quebec, chapter CCQ-1991; Fatal Accidents Act, RSNB 2012, c.104; Fatal Injuries Act, RSNS 1989, c. 163; amended 2000, c. 29, ss. 9-12; Fatal Accidents Act, RSPEI 1988, c. F-5; Fatal Accidents Act, RSNL 1990, c F-6; Fatal Accidents Act, RSY 2002, c 86; and Fatal Accidents Act, RSNWT (Nu) 1988, c F-3. For greater certainty, “Surviving Family Members” does not include the estates of Individuals who fulfill the criteria to receive compensation as a Pan-Canadian Claimant. “Tax Attribute” means, with respect to Imperial, any tax attribute resulting from the deductibility of an Upfront Contribution, Annual Contribution or applicable Reserved Amount that is available for carryforward or carryback to another taxation year, including a non-capital loss, capital loss, credit, and other balance. “Tax Authority” means the CRA, the Receiver General for Canada, any other federal Governmental Authority (such as the Canada Border Services Agency) and any corresponding provincial or territorial Governmental Authority. “Tax Matter” has the meaning given in Article 10, Section 10.2.2(m). “Tax Refund Cash Payment” has the meaning given in the definition of Reserved Amount. Page 54 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 47 “Tax Refund” means any income tax refund received from a Tax Authority in cash or cash equivalent by Imperial during the Contribution Period. For greater certainty, any tax instalment overpayment shall not be considered a Tax Refund. “Taxes” means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Tax Authority including those levied on, or measured by, or referred to as, income, net income, gross income, gross receipts, business, royalty, capital, capital gains, goods and services, harmonized sales, value added, severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, withholding, environmental, payroll, employment, employer health, pension plan, anti-dumping, countervail, excise, severance, stamp, occupation, or premium tax, all employment insurance premiums, Canada, Québec and any other pension plan contributions or premiums. “Territorial HCCR Claim” means any Claim that: (a) Northwest Territories has advanced, could have advanced or could advance pursuant to the Tobacco Damages and Health Care Costs Recovery Act, SNWT 2011, c 33 (proclaimed but not yet in force), whether before or after the Effective Time, and whether under the HCCR Legislation or otherwise; (b) Nunavut has advanced, could have advanced or could advance pursuant to the Tobacco Damages and Health Care Costs Recovery Act, SNu 2010, c 31 (proclaimed but not yet in force), whether before or after the Effective Time, and whether under the HCCR Legislation or otherwise; (c) Yukon has advanced, could have advanced or could advance, whether before or after the Effective Time, in relation to the recovery of (i) the present value of the total expenditure by Yukon for health care benefits provided for Insured Persons resulting from Tobacco- related Disease or the risk of Tobacco-related Disease, and (ii) the present value of the estimated total expenditure by Yukon for health care benefits that could reasonably be expected will be provided for those Insured Persons resulting from Tobacco-related Disease or the risk of Tobacco-related Disease, including pursuant to any legislation that may be enacted by Yukon in the future which could result in a Claim against any of the Released Parties relating to such expenditures; and including any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. “Territories” means, collectively, the Government of Yukon (“Yukon”), the Government of the Northwest Territories (“Northwest Territories”) and the Government of Nunavut (“Nunavut”), and “Territory” means any one of them. “Thauvette Affidavit” means the affidavit sworn on March 12, 2019 by Eric Thauvette, Vice President and Chief Financial Officer of Imperial Tobacco Canada Limited, in Imperial Tobacco Canada Limited (Re) bearing Application No. CV-19-616077-00CL. “Throat Cancer” has the meaning given in Article 8, Section 8.1(d)(ii). Page 55 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 48 “Tobacco Claim” means any Claim of any Person against or in respect of a Tobacco Company and/or any Director thereof, or any member of its Tobacco Company Group and/or any Director thereof, that has been advanced (including, without limitation, in any outstanding or pending litigation), that could have been advanced or that could be advanced, and whether such Claim is on such Person’s own account, on behalf of another Person, as a dependent of another Person, or on behalf of a certified or proposed class, or made or advanced by a Government, or an agency, insurer, employer or otherwise, under or in connection with Applicable Law, or under any current or future statute to recover damages or any other remedy or costs in respect of the development, design, manufacture, production, marketing, advertising, distribution, purchase, sale or disposition of Tobacco Products, the use of or exposure (whether directly or indirectly) to Tobacco Products or their emissions, the development of any disease related to the use of Tobacco Products, or any representation or omission in respect of Tobacco Products, including any misrepresentations, breach of duty or fraud in respect thereof by any member of the Tobacco Company Group or its Representatives in Canada or, in the case of the Tobacco Company, anywhere else in the world, in each case based on, arising from or in respect of any conduct, act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing, fact, matter or occurrence existing or taking place at or prior to the Effective Time (whether or not continuing thereafter) and including any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. For greater certainty, Tobacco Claim includes: (a) Any Provincial HCCR Claim; (b) Any Territorial HCCR Claim; (c) Any QCAP Claim; (d) Any PCC Claim; (e) Any Knight Claim; and (f) Any Tobacco Producers Claim. “Tobacco Companies” means, collectively, Imperial, RBH and JTIM, and “Tobacco Company” means any one of them. “Tobacco Company Group” means, in respect of Imperial, its Parent and all other current or former Affiliates, direct or indirect Subsidiaries or parents, of Imperial, and their respective indemnitees. “Tobacco Company’s Global Settlement Trust Account” means, as applicable, the Imperial Global Settlement Trust Account, the RBH Global Settlement Trust Account and the JTIM Global Settlement Trust Account. “Tobacco Company’s Supplemental Trust Account” means, as applicable, the Imperial Supplemental Trust Account, the RBH Supplemental Trust Account and the JTIM Supplemental Trust Account. Page 56 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

49 “Tobacco Producers” means, collectively, the Ontario Flue-Cured Tobacco Growers’ Marketing Board, Andy J. Jacko, Brian Baswick, Ron Kichler, Arpad Dobrentey and all other tobacco growers and producers, including any successors or assigns, who sold their tobacco through the Ontario Flue-Cured Tobacco Growers’ Marketing Board pursuant to the annual Heads of Agreement made with ITCAN, RBH and JTIM from January 1, 1986 to December 31, 1996, and “Tobacco Producer” means any one of them. “Tobacco Producers’ Actions” means the uncertified class actions enumerated in the definition of “Tobacco Producers Claim” in the CCAA Plan. “Tobacco Producers Claim” means any Claim that has been advanced, could have been advanced or could be advanced in the following class actions or in any other similar proceedings, whether before or after the Effective Time: (a) The Ontario Flue-Cured Tobacco Growers’ Marketing Board v. JTI-Macdonald Corp. (Ontario Superior Court of Justice, Court File No. 1056/10CP); (b) The Ontario Flue-Cured Tobacco Growers’ Marketing Board v. Rothmans, Benson & Hedges Inc. (Ontario Superior Court of Justice, Court File No. 64462 CP); and (c) The Ontario Flue-Cured Tobacco Growers’ Marketing Board v. Imperial Tobacco Canada Limited (Ontario Superior Court of Justice, Court File No. 64757 CP); including any such Claim that is a Section 5.1(2) Claim or Section 19(2) Claim. “Tobacco Producers Settlement Amount” means the aggregate amount allocated from the Global Settlement Amount to be payable to the Ontario Flue-Cured Tobacco Growers’ Marketing Board for the benefit of the Tobacco Producers, as set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein. The Counsel for the Tobacco Producers’ Fee is subject to the approval of the CCAA Court and shall be paid out of the Tobacco Producers Settlement Amount. “Tobacco Product” means any product made in whole or in part of tobacco that is intended for human consumption or use, including any component, part, or accessory of or used in connection with a tobacco product, including cigarettes, tobacco sticks (intended for smoking and requiring further preparation before they are smoked), loose tobacco intended for incorporation into cigarettes, cigars, cigarillos, pipe tobacco, kreteks, bidis and smokeless tobacco (including chewing tobacco, nasal snuff and oral snuff), but does not include any Alternative Product. “Tobacco-related Disease” means a disease or other illness or harm caused or contributed to by the use of or exposure (whether directly or indirectly) to a Tobacco Product. “Tobacco-Victim” means any Individual who suffers or suffered from a Tobacco-related Disease. “Tobacco-Victim Claim” is the QCAP Claim of a Tobacco-Victim which is submitted to the Claims Administrator using the Tobacco-Victim Claim Form. “Tobacco-Victim Claimant” means a person who asserts a Tobacco-Victim Claim pursuant to the Quebec Administration Plan. Page 57 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 50 “Trustees” means BMO (i) in its capacity as the original trustee under the Imperial Deed, RBH Deed or JTIM Deed and at any other time the Person or Persons holding office as the trustee or trustees of any trust created under the Imperial Deed, RBH Deed or JTIM Deed at such time, or as the context otherwise requires, (ii) in its capacity as the original trustee under the Imperial CCAA Plan Administration Reserve Trust Deed, RBH CCAA Plan Administration Reserve Trust Deed or JTIM CCAA Plan Administration Reserve Trust Deed and at any other time the Person or Persons holding office as the trustee or trustees of any trust created under the Imperial CCAA Plan Administration Reserve Trust Deed, RBH CCAA Plan Administration Reserve Trust Deed or JTIM CCAA Plan Administration Reserve Trust Deed at such time. “Twelve Pack-Years” means the equivalent of a minimum of 87,600 cigarettes, namely any combination of the number of cigarettes smoked in a day multiplied by the number of days of consumption insofar as the total is equal to or greater than 87,600 cigarettes. For example, Twelve Pack-Years equals: (a) 20 cigarettes a day for 12 years (20 X 365 X 12 = 87,600); or (b) 30 cigarettes a day for 8 years (30 X 365 X 8 = 87,600); or (c) 10 cigarettes a day for 24 years (10 X 365 X 24 = 87,600). “Unaffected Claims” means, collectively: (a) any Alternative Product Claim; (b) any Claim by a Person relating to the right to enforce against any Released Party its obligations under any of the Definitive Documents; (c) any Claim secured by the CCAA Charges; (d) any Cash Management Bank Claim; (e) any Employee Priority Claim; (f) any Government Priority Claim; (g) any Claim in respect of the Imperial CCAA Plan Administration Reserve Costs; (h) any Claim in respect of the PCC Compensation Plan Reserve Costs; (i) any Secured Claim that is not a Tobacco Claim; (j) any Claim for Costs by the Monitor, the CCAA Plan Administrator, the Claims Administrator, the Administrative Coordinator, the Court-Appointed Mediator, including their respective legal or other advisors, or counsel to Imperial, subject to the applicable terms in connection therewith under the CCAA Plan; (k) any Claim by any Director under any directors’ or officers’ indemnity policy or agreement with Imperial to the extent not otherwise covered by the CCAA Charges; Page 58 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 51 (l) any Intercompany Services Claim; (m) any Intercompany Claim, subject to the terms of Article 5, Section 5.15; (n) any Claim by a supplier against Imperial for the supply of goods or services other than a Tobacco Claim; (o) any Claim against Imperial relating to environmental remediation pursuant to Applicable Law; (p) any Claim by Canada or any Province or Territory against any Released Party relating in any manner to: (i) except as otherwise contemplated in the CCAA Plan, any applicable Taxes of any kind whatsoever applicable to any Released Party, and (ii) such Released Party’s compliance with any Applicable Law and statutes and the regulations made thereunder, except for liability for actions or omissions occurring prior to the Effective Time in respect of a Tobacco Claim; (q) any Claim in respect of ITCAN’s obligation to pay the balance owed under the Comprehensive Agreement dated July 31, 2008 between ITCAN, Canada and the Provinces which settled the claims by Canada and the Provinces against ITCAN regarding the trade of contraband products in Canada and related tax collection matters; and (r) any Claim by any Person under any contract with Imperial that has not been disclaimed and which Claim is not a Tobacco Claim; and, for greater certainty, shall include any Unaffected Claim arising through subrogation. “Unaffected Creditor” means a Person who has an Unaffected Claim. “Upfront Contributions” has the meaning given in Article 5, Section 5.4, and “Upfront Contribution” means any one of them. “US Bankruptcy Code” means title 11 of the United States Bankruptcy Code 11 U.S.C. §§ 101 – 1532, as amended. “US Bankruptcy Court” means the United States Bankruptcy Court, Southern District of New York. “Virtual Data Room” has the meaning given in Article 10, Section 10.10. “Voting Claim” means the amount of the Affected Claim of an Affected Creditor as finally determined for voting purposes in accordance with the Statements of Negative Notice Claims, the Claims Procedure Order and the Meeting Order entitling such Affected Creditor to vote at the Meeting in accordance with the provisions of the Meeting Order, the CCAA Plan and the CCAA. Page 59 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 52 “Weekly Actual Costs Reports” means the weekly reports that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators setting out the actual costs incurred, including actual time spent and hourly rates applied, and expenditures made by the Claims Administrator and the PCC Agent during the immediately prior week in regard to each of the PCC Claims Administration, QCAP Claims Administration, PCC Agent, PCC Notice Plan and Blais Notice Plan, in accordance with the terms of the Claims Administrator Order. “Weekly Claims Administration Reports” means the weekly reports, in respect of the week upon which the weekly reports are based, that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators setting out for each of the PCC Compensation Plan and the Quebec Administration Plan, the particulars regarding (i) the number of claims received, (ii) the number of claims reviewed, (iii) the number of incomplete claims awaiting submission of further information, (iv) the number of claims approved, (v) the number of claims rejected, (vi) the number of rejected claims that are in the process of being reviewed by the Review Officer, and (vii) the overall status of the claims administration process, in accordance with the terms of the Claims Administrator Order. “Weekly Events Reports” means the weekly reports, in respect of the week upon which the weekly reports are based, that the Claims Administrator and PCC Agent shall provide to the CCAA Plan Administrators identifying and explaining any unusual, unexpected or inexplicable events that occurred and/or out of the ordinary trends that were observed in the PCC Claims Administration and the QCAP Claims Administration to enable the Claims Administrator and/or the PCC Agent, as applicable, to take prompt steps to correct any issues, problems, errors and/or mistakes in the claims administration processes as soon as possible, in accordance with the terms of the Claims Administrator Order. 1.2 Certain Rules of Interpretation For the purposes of the CCAA Plan: (a) Any reference in the CCAA Plan to an Order or an existing document or exhibit filed or to be filed means such Order, document or exhibit as it may have been or may be amended, modified, or supplemented; (b) Unless otherwise specified, all references to currency are in Canadian dollars; (c) The division of the CCAA Plan into “articles” and “sections” and the insertion of a table of contents are for convenience of reference only and do not affect the construction or interpretation of the CCAA Plan, nor are the descriptive headings of “articles” and “sections” intended as complete or accurate descriptions of the content thereof; (d) The use of words in the singular or plural, or with a particular gender, including a definition, will not limit the scope or exclude the application of any provision of the CCAA Plan or a schedule hereto to such Person (or Persons) or circumstances as the context otherwise permits; (e) The words “includes” and “including” and similar terms of inclusion will not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, Page 60 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

53 but rather will mean “includes but is not limited to” and “including but not limited to”, so that references to included matters will be regarded as illustrative without being either characterizing or exhaustive; (f) Unless otherwise specified, all references to time herein and in any document issued pursuant hereto mean local time in Toronto, Ontario and any reference to an event occurring on a Business Day means prior to 5:00 p.m. (Eastern Time) on such Business Day; (g) Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next succeeding Business Day if the last day of the period is not a Business Day; (h) Unless otherwise provided, any reference to a statute or other enactment of parliament or a legislature includes all regulations made thereunder, all amendments to or re-enactments of such statute or regulations in force from time to time, and, if applicable, any statute or regulation that supplements or supersedes such statute or regulation; (i) References to a specified “article” or “section” will, unless something in the subject matter or context is inconsistent therewith, be construed as references to that specified article or section of the CCAA Plan, whereas the terms “the CCAA Plan”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions will be deemed to refer generally to the CCAA Plan and not to any particular article, section or other portion of the CCAA Plan and includes any documents supplemental hereto; and (j) When a capitalized term used in the CCAA Plan references a definition in any other document, the CCAA Plan shall be interpreted as if the definition in that other document is included in the CCAA Plan. 1.3 Governing Law and Jurisdiction The CCAA Plan and all Definitive Documents shall be governed and construed in accordance with the laws of the Province of Ontario and the Applicable Laws of Canada, save for the Chapter 15 Proceedings which shall be subject to the jurisdiction of the US Bankruptcy Court, and the administration of the QCAP Claims Process pursuant to the Quebec Administration Plan which shall be governed by the laws of the Province of Quebec and the Applicable Laws of Canada. 1.4 Schedules The following are the Schedules to the CCAA Plan, which are incorporated by reference into the CCAA Plan and form an integral part of it: Schedule “A”: Negative Notice Claims Package comprised of Statement of Negative Notice Claim (Schedule “B-1”) and the Notice of Dispute of Negative Notice Claim (Schedule “B-2”) Page 61 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 54 Schedule “B”: Claims Package comprised of Miscellaneous Claims Instruction Letter (Schedule “A-1”) and the Miscellaneous Claimant Proof of Claim (Schedule “A-2”) Schedule “C”: Omnibus Notice Schedule “D”: Omnibus Notice Program comprised of condensed version of the Omnibus Notice (Appendix “A”) and the list of the regional newspapers in which the Omnibus Notice will be published (Appendix “B”) Schedule “E”: Contribution Security Agreement Schedule “F”: Deed of Movable Hypothec Schedule “G”: Harrison Report Schedule “H”: Curriculum vitae of Dr. Glenn Harrison Schedule “I”: Jha Report Schedule “J”: Curriculum vitae of Dr. Prabhat Jha Schedule “K”: Quebec Class Action Administration Plan dated August 27, 2025 Schedule “L”: Overview of Epiq’s complex claims administration experience Schedule “M”: Curriculum vitae of Daniel Shapiro, K.C. Schedule “N”: Pan-Canadian Claimants’ Compensation Plan: Methodology and Analysis dated December 5, 2024 Schedule “O”: Analysis of Limitations Law applicable to Pan-Canadian Claimants dated September 2, 2020 Schedule “P”: Pan-Canadian Claimants’ Compensation Plan dated August 27, 2025 Schedule “Q”: Resume of Dr. Robert Bell Schedule “R”: Curriculum vitae of Dr. Robert Bell Schedule “S”: The Cy-près Fund: Methodology and Analysis dated December 5, 2024 Schedule “T”: Claimant Contractual Release – ITCAN and ITCO Schedule “U”: List of Health Care Costs Recovery Actions of the Provinces and HCCR Claims asserted by Territories Schedule “V”: List of Actions commenced under Provincial Class Proceedings Legislation Page 62 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 55 Schedule “W”: List of Actions commenced by Individuals Schedule “X”: Provincial and Territorial Liaison Committee Terms ARTICLE 2. PURPOSE AND EFFECT OF THE CCAA PLAN 2.1 Purpose The purposes of the CCAA Plan are to: (a) Effect a full and final settlement and irrevocable compromise of all Tobacco Claims; (b) Effect a release, discharge and bar of all Released Claims; (c) Eliminate liability for all Tobacco Claims for actions up to the Effective Time; (d) Effect the distributions of the Global Settlement Amount to the Claimants as set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein; (e) Provide for the disposition and resolution of all Pending Litigation; (f) Effect the transfer of all of Imperial’s assets, Indebtedness, liabilities and business relating to its current and future Alternative Products (“Alternative Products Business”) to an unrelated company, a Canadian Affiliate of its Parent, or a Canadian Subsidiary of any other company within its Tobacco Company Group (“Newco”); and (g) Permit Imperial to exit this CCAA Proceeding and continue to carry on its business as a going concern. 2.2 Exclusion of Alternative Products from CCAA Plan Alternative Products are excluded from the CCAA Plan. The CCAA Plan shall not be applicable to any right or claim against Imperial or any member of its Tobacco Company Group relating to its development, manufacture, production, marketing, advertising, distribution, purchase or sale of Alternative Products, use of or exposure to Alternative Products, representations in respect of Alternative Products or otherwise in connection with Alternative Products. For greater certainty, the CCAA Plan shall not release any such rights or claims relating to Alternative Products against Imperial or members of its Tobacco Company Group. ARTICLE 3. CLAIMS PROCEDURE, CLASSIFICATION OF AFFECTED CREDITORS, VOTING, PROCEDURE FOR SANCTION HEARING AND RELATED MATTERS 3.1 Claims Procedure 3.1.1 CCAA Court Hearing regarding Claims Procedure The procedure for determining the validity and quantum of the Affected Claims for voting purposes shall be governed by the Statements of Negative Notice Claims, the Claims Procedure Page 63 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 56 Order, the Meeting Order, the CCAA, the CCAA Plan and any other Order of the CCAA Court, as applicable. The Court-Appointed Mediator and the Monitor will make a motion to the CCAA Court for Orders: (a) Approving the filing of the CCAA Plan; (b) Approving the Claims Procedure set forth in the Claims Procedure Order; (c) Approving the Omnibus Notice and the Omnibus Notice Program which shall include the timetable for the implementation of the Omnibus Notice Program; and (d) Approving the Meeting Order, including setting the Meeting Date, approving the classification of the Affected Creditors into one single class for the purpose of considering and voting on the CCAA Plan at the Meeting, and authorizing the Claimants’ Representatives to vote on the CCAA Plan in person or by proxy at the Meeting. 3.1.2 Claims Procedure for Negative Notice Claims The procedure for addressing Negative Notice Claims shall be governed by the terms of the Claims Procedure Order including the schedules thereto. Notwithstanding the foregoing, the Monitor, in consultation with the Court-Appointed Mediator, may make minor non-substantive changes to the Negative Notice Claims Package as they may consider necessary or desirable. As soon as practicable after the date of the Claims Procedure Order, the Monitor shall cause to be sent to each Claimant’s Representative a Negative Notice Claims Package which will contain a Statement of Negative Notice Claim that specifies, for voting purposes, the amount and number of votes ascribed to such Claimant’s Negative Notice Claim. Attached to the CCAA Plan as Schedule “A” is the Negative Notice Claims Package comprised of the Statement of Negative Notice Claim (Schedule “B-1”) and the Notice of Dispute of Negative Notice Claim (Schedule “B-2”). The Negative Notice Claims Package shall be deemed to have been received by each Claimant’s Representative on the Negative Notice Issuance Date. If a Claimant wishes to dispute the amount of its Affected Claim for voting purposes and the number of votes associated therewith as set forth in the relevant Statement of Negative Notice Claim, the Claimant’s Representative shall deliver to the Monitor a Notice of Dispute of Negative Notice Claim by no later than the Negative Notice Bar Date, failing which the Claimant shall be conclusively and irrevocably deemed to have accepted the Statement of Negative Notice Claim and the value and number of votes associated with its Affected Claim solely for the purpose of voting on the CCAA Plan at the Meeting. The Monitor, in consultation with the Court-Appointed Mediator, shall review any Notice of Dispute of Negative Notice Claim received and shall attempt to resolve such dispute with the relevant Claimant following receipt of the Notice of Dispute of Negative Notice Claim. In the event that the dispute is not settled, the Monitor shall refer the dispute to the CCAA Court, and provide timely notice of such hearing date to the disputing Claimant’s Representative. Page 64 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

57 Unless any dispute of a Statement of Negative Notice Claim results in a revision to the value or number of votes associated with the relevant Affected Claim pursuant to the terms of the Claims Procedure Order, each of the Claimants shall be entitled to vote at the Meeting in accordance with the value and number of votes set forth on the applicable Statements of Negative Notice Claim. Except as may be required by the Meeting Order, no further steps shall be required to be taken by any of the Claimants in order for them to be able to be present and vote at the Meeting. 3.1.3 Claims Procedure for Persons, other than Claimants or Individual Claimants, to assert a Claim The Claims Procedure for Persons, other than Claimants or Individual Claimants, to file a Claim and assert the right to attend at the Meeting and vote on the CCAA Plan shall be governed by the terms of the Claims Procedure Order and schedules thereto. Save for establishing the entitlement of certain Persons to vote on the CCAA Plan, the Claims Procedure shall not constitute, nor may it be construed as, an acceptance by the CCAA Court, the Court-Appointed Mediator, the Monitor and/or Imperial of the existence, validity or value of any Claim asserted in a Miscellaneous Claimant Proof of Claim filed thereunder, including for distribution purposes under the CCAA Plan which shall be determined in accordance with the Miscellaneous Claims Procedure. The solicitation of Miscellaneous Claimant Proofs of Claim, and the filing by any Person of any Miscellaneous Claimant Proof of Claim, shall not grant such Person any rights, including without limitation, in respect of the nature, quantum and priority of its Claims or its standing in the CCAA Proceedings, except the rights specifically set out in the Claims Procedure Order. 3.1.3.1 Notification Procedure Attached to the CCAA Plan are the following schedules relating to the notification procedure for the Claims Procedure: (a) Schedule “B” is the Claims Package comprised of the Miscellaneous Claims Instruction Letter (Schedule “A-1”) and the Miscellaneous Claimant Proof of Claim (Schedule “A- 2”); (b) Schedule “C” is the Omnibus Notice; and (c) Schedule “D” is the Omnibus Notice Program which includes a condensed version of the Omnibus Notice (Appendix “A” to Schedule “D”) and the list of the regional newspapers in which the Omnibus Notice will be published (Appendix “B” to Schedule “D”). The Monitor shall cause the Claims Procedure Order, the Omnibus Notice and the Claims Package to be posted to the Monitor’s website within five Business Days following the date of the Claims Procedure Order. The Monitor shall also cause the Omnibus Notice, the Claims Package and the Claims Procedure Order to be sent to: (i) each Person that appears on the Common Service List within five Business Days following the date of the Claims Procedure Order; and (ii) any Person that has identified itself in writing to the Monitor prior to the Miscellaneous Claims Bar Date as a Putative Miscellaneous Claimant, as soon as reasonably practicable thereafter. Page 65 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 58 Reasonable compliance with the notice program set forth in the Omnibus Notice Program shall constitute good and sufficient service and delivery of notice of the Claims Procedure Order and the Miscellaneous Claims Bar Date on all Persons that may be entitled to receive notice, and no other notice or service need be given or made and no other document or material need be sent to or served upon any Person in respect of the Claims Procedure Order. 3.1.3.2 Miscellaneous Claims Bar Date In order for a Person, other than a Claimant or an Individual Claimant, to assert a Claim and be permitted to attend the Meeting and vote thereat, such Person must file a Miscellaneous Claimant Proof of Claim with the Monitor by the Miscellaneous Claims Bar Date. Only such Persons who have filed a Miscellaneous Claimant Proof of Claim by the Miscellaneous Claims Bar Date shall be entitled to attend and vote on the CCAA Plan at the Meeting as a Putative Miscellaneous Claimant. If a Person holding any Pre-Implementation Miscellaneous Claim fails to file a Miscellaneous Claimant Proof of Claim by the Miscellaneous Claims Bar Date, in addition to being barred from attending the Meeting and voting on the CCAA Plan, such Person: (a) shall be forever barred, estopped and enjoined from asserting any Pre-Implementation Miscellaneous Claim under the Miscellaneous Claims Procedure; (b) shall not be entitled to receive any distribution under the CCAA Plan in respect of any such Pre-Implementation Miscellaneous Claim, including from the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund; and (c) shall be bound by and subject to the Release and injunctions set forth in Article 18, Section 18.1 of the CCAA Plan in respect of any such Pre-Implementation Miscellaneous Claim. The filing by any Person of a Miscellaneous Claimant Proof of Claim shall not constitute a determination of the existence, validity or value of such Miscellaneous Claim and shall not entitle such Person to any distribution under the CCAA Plan, or otherwise. For certainty, subject to a Miscellaneous Claimant Proof of Claim being filed by the Miscellaneous Claims Bar Date, provided that the CCAA Plan is approved by the Affected Creditor Class, sanctioned by the CCAA Court, and implemented, any Person who purports to have a Miscellaneous Claim shall be obliged to follow the procedure set forth in the Miscellaneous Claims Procedure to prove the existence, validity and value of such Miscellaneous Claim. Any Miscellaneous Claimant Proof of Claim in a foreign currency that is filed with the Monitor shall be converted by the Monitor to Canadian dollars at the applicable Bank of Canada exchange rate at 12:00 pm on March 8, 2019. 3.1.3.3 Monitor’s Role for Purposes of the Meeting and the Vote In addition to its prescribed rights, duties, responsibilities and obligations under the CCAA, the Initial Order and any other Orders of the CCAA Court in the CCAA Proceeding, the Monitor shall administer the Claims Procedure and take such other actions and fulfill such other roles as are Page 66 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 59 authorized by the Claims Procedure Order or incidental thereto. The Monitor shall seek such assistance as may be reasonably required from the Court-Appointed Mediator, Imperial and the Claimants, as applicable, to carry out the terms of the Claims Procedure Order. Subject to the approval of the CCAA Court, the Monitor, in consultation with the Court-Appointed Mediator, will be authorized pursuant to the Claims Procedure Order to use its reasonable discretion as to the adequacy of compliance with respect to the manner and timing in which forms delivered pursuant to the Claims Procedure Order are completed and executed, and may, where it is satisfied that a Miscellaneous Claimant Proof of Claim has been adequately filed, waive strict compliance with the requirements of the Claims Procedure Order as to completion and execution of such forms. Notwithstanding any other provision of the Claims Procedure Order, any Miscellaneous Claimant Proof of Claim filed with the Monitor after the Miscellaneous Claims Bar Date but prior to the Meeting may, in the reasonable discretion of the Monitor or subject to further Order of the Court, be deemed to have been filed before the Miscellaneous Claims Bar Date, and may be treated by the Monitor in accordance with the Claims Procedure. The Monitor shall receive and keep a record of all Miscellaneous Claimant Proofs of Claim filed in order to prepare a list of Persons, in addition to the Claimants, entitled to attend and vote at the Meeting, but the Monitor shall not be required to make any inquiry or assessment as to the validity or quantification of any such Miscellaneous Claimant Proofs of Claim that it may receive, provided that the Monitor shall be entitled, in its sole discretion, to seek further direction from the CCAA Court with respect to any Miscellaneous Claimant Proof of Claim filed if the Monitor considers such direction necessary, including for the conduct of the Meeting. Notwithstanding the foregoing, the Monitor shall not take into consideration any Miscellaneous Claimant Proof of Claim filed either by an Individual Claimant or on behalf of any group of Individual Claimants, as all Individual Claimants are represented by either the PCC Representative Counsel or the Quebec Class Counsel, as the case may be. For greater certainty, no Individual Claimant nor any Person purporting to represent any Individual Claimants (other than the PCC Representative Counsel and Quebec Class Counsel) shall be permitted to attend or vote at the Meeting. At the Meeting, the Monitor shall keep distinct ledgers in order to tally the votes of all Persons that file a Miscellaneous Claimant Proof of Claim separately from the votes of the Claimants, and it shall report to the CCAA Court on the results recorded on each such ledger at the Sanction Hearing. Notwithstanding the foregoing, and without accepting the existence, validity or value of any Miscellaneous Claimant Proof of Claim received, any votes recorded by the Monitor for such Persons shall be deemed to be included in the Affected Creditor Class in accordance with the Meeting Order. 3.2 Classification of Creditors In accordance with the Meeting Order, the Affected Creditors shall be placed into one single class for the purpose of considering and voting on the CCAA Plan at the Meeting. Page 67 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 60 3.3 Meeting of Affected Creditors The Meeting shall be held in accordance with the CCAA Plan, the Meeting Order and any further Order of the CCAA Court. The only Persons entitled to attend and vote on the CCAA Plan at the Meeting are those specified in the Meeting Order and any further Order of the CCAA Court. 3.4 Approval by Creditors In order to be approved, the CCAA Plan must receive the affirmative vote of the Required Majority of the Affected Creditor Class. 3.5 Voting of the Affected Creditor Class The Affected Creditors in the Affected Creditor Class who are entitled to vote at the Meeting, pursuant to and in accordance with the Claims Procedure Order, the Meeting Order, the CCAA Plan and the CCAA, shall be entitled to the following number of votes representing the amount equal to their respective Voting Claims: (a) The Quebec Class Action Plaintiffs shall be entitled to a total of 99,958 votes; (b) The Pan-Canadian Claimants shall be entitled to a total of 186,003 votes; (c) Each Province shall be entitled to a total of 1 vote; (d) Each Territory shall be entitled to a total of 1 vote; (e) Canada shall be entitled to a total of 1 vote; (f) The Ontario Flue-Cured Tobacco Growers’ Marketing Board plus the Tobacco Producers shall be entitled to a total of 3,930 votes; and (g) The Knight Class Action Plaintiffs shall be entitled to a total of 1 vote. In addition to the foregoing, any Putative Miscellaneous Claimant that files a Miscellaneous Claimant Proof of Claim in conformity with the Claims Procedure shall be entitled to a total of 1 vote. 3.6 Unaffected Creditors No Unaffected Creditor, in respect of an Unaffected Claim, shall be entitled to: (a) vote on the CCAA Plan; (b) attend the Meeting; or (c) receive any distributions pursuant to the CCAA Plan, other than its right to have its Unaffected Claim addressed in accordance with Article 3, Section 3.7 of the CCAA Plan. Page 68 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

61 3.7 Treatment of Unaffected Claims Unaffected Claims are not compromised by the CCAA Plan and shall remain in full force and effect in accordance with their terms. Subject to Article 5, Section 5.15, Unaffected Claims shall be paid by Imperial in the Ordinary Course of Business as and when they become due, further subject only to Imperial's rights and defences, both legal and equitable, with respect to any Unaffected Claim, including any entitlement to set-off, compensation or recoupment. 3.8 Extinguishment of Claims At the Effective Time, in accordance with the terms of the CCAA Plan and the Sanction Order, the treatment of Affected Claims and Released Claims will be final and binding on Imperial, the Affected Creditors, and any Person with an Affected Claim or a Released Claim. Save and except as set out in the CCAA Plan, the Released Parties will have no further obligation whatsoever in respect of the Affected Claims and the Released Claims, as applicable. 3.9 Guarantees and Similar Covenants No Person who has a Claim under any guarantee, surety, indemnity or similar covenant in respect of any Claim that is compromised and released under the CCAA Plan or who has any right to claim over in respect of, or to be subrogated to, the rights of any Person in respect of a Claim that is compromised under the CCAA Plan will be entitled to any greater rights as against Imperial than the Person whose Claim is compromised under the CCAA Plan. 3.10 Procedure for Sanction Hearing 3.10.1 CCAA Court Hearing regarding Procedure for Sanction Hearing Subsequent to the Meeting, the Court-Appointed Mediator and the Monitor will report to the CCAA Court regarding the results of the vote on the CCAA Plan at the Meeting. If the CCAA Plan received the affirmative vote of the Required Majority of the Affected Creditor Class, then the Monitor will make a motion to the CCAA Court for Orders: (a) Setting the date for the Sanction Hearing; (b) Approving the Omnibus Sanction Hearing Notice and the Omnibus Sanction Hearing Notice Program, including the timetable for implementation of the Omnibus Sanction Hearing Notice Program; (c) Setting the date for the filing of any Sanction Hearing Objection Notices with the Monitor which will be dealt with at the Sanction Hearing; (d) Establishing the litigation timetable leading up to the Sanction Hearing, including the dates for the filing of motion records, factums and any reply motion materials; and (e) Establishing the agenda and procedure for the Sanction Hearing. Page 69 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 62 3.10.2 Omnibus Sanction Hearing Notice The form and content of the Omnibus Sanction Hearing Notice and the manner and extent of publication of such notice are subject to the approval of the CCAA Court. By no later than 5:00 p.m. (Eastern Time) on the 30th calendar day prior to the Sanction Hearing, the Monitor shall cause the Omnibus Sanction Hearing Notice to be sent in accordance with the Omnibus Sanction Hearing Notice Program: (a) To each Person that appears on the Common Service List; (b) To any Person known to Imperial or the Monitor as having a potential Affected Claim based on the books and records of Imperial that is not captured in any Statement of Negative Notice Claim or in any Miscellaneous Claimant Proof of Claim; (c) To any Putative Miscellaneous Claimant who has identified itself to Imperial and/or the Monitor prior to the publication of the Omnibus Sanction Hearing Notice; and (d) By way of general notice to any other Persons in Canada who may potentially be affected by the CCAA Plan as a Putative Miscellaneous Claimant. The Omnibus Sanction Hearing Notice will: (a) Include the CCAA Plan attached as a schedule; (b) Specify the date, time and mode of hearing of the Sanction Hearing; (c) Advise that at the Sanction Hearing the Court-Appointed Mediator and the Monitor will be seeking the granting of the Sanction Order sanctioning the CCAA Plan under the CCAA and ancillary relief relating to such sanction; and (d) Advise that any Putative Miscellaneous Claimant who wishes to oppose the granting of the Sanction Order must serve on all Persons on the Common Service List and file with the CCAA Court a copy of the materials to be used to oppose the Sanction Order by no later than 5:00 p.m. (Eastern Time) 14 calendar days prior to the Sanction Hearing. The materials delivered by any Person desiring to oppose the granting of the Sanction Order shall specify their objection with particularity and the remedies, if any, that are sought. 3.10.3 Omnibus Sanction Hearing Notice Program The Omnibus Sanction Hearing Notice Program is subject to the approval of the CCAA Court. It will be designed to effectively reach as many Persons across Canada as possible, including any Putative Miscellaneous Claimants, and capture their attention with notice of the Sanction Hearing communicated in clear, concise, plain language so that such Persons may fully understand their rights and options. A pan-Canadian notice program will be implemented to widely communicate the Omnibus Sanction Hearing Notice throughout Canada using various mediums and platforms. Page 70 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 63 3.10.4 Sanction Hearing If the CCAA Plan receives the affirmative vote of the Required Majority of the Affected Creditor Class at the Meeting in conformity with the Meeting Order and the CCAA, then the Monitor will make a motion to the CCAA Court for Orders: (a) Approving and sanctioning the CCAA Plan and ordering the releases and injunctions necessary to implement the CCAA Plan and give effect to the settlement contemplated thereby; (b) Authorizing and directing Imperial, the Monitor, the Claimants, the Claimants’ Representatives and other Persons as applicable to take all steps and actions and to do all things necessary or appropriate to implement and give effect to the transactions contemplated by the CCAA Plan in accordance with and subject to its terms and conditions; and (c) Granting such other relief as necessary, appropriate and the CCAA Court may allow to implement and give effect to the transactions contemplated by the CCAA Plan. ARTICLE 4. RESTRUCTURING STEPS 4.1 Transfer of Alternative Products Business to Newco On a date to be agreed between Imperial and the CCAA Plan Administrators, Imperial shall take actions as may be necessary or appropriate to effect the restructuring of its business by transferring its Alternative Products Business to Newco. Such actions may include: (i) the execution and delivery of appropriate articles, agreements or other documents of incorporation, merger, amalgamation, consolidation, arrangement, continuation, restructuring or other transactions containing terms that are consistent with the terms of the CCAA Plan; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption including, where applicable, with respect to the assumption of liabilities upon the transfer or assignment of assets on terms consistent with the terms of the CCAA Plan in each case without the need to obtain any consent of any Person; (iii) the filing of appropriate articles, agreements or other documents of incorporation, merger, amalgamation, consolidation, arrangement, continuation, restructuring or other transaction with the appropriate Governmental Authorities under Applicable Laws; and (iv) all other actions that Imperial determines are necessary or appropriate to give effect to the transfer of its Alternative Products Business to Newco, including the making of filings or recordings in connection with such transactions. The organization, incorporating documents, articles, by-laws and other constating documents of Newco (including any shareholders agreement, shareholders rights plan and classes of shares (voting and non-voting)) shall be in form and substance reasonably satisfactory to the Court- Appointed Mediator, the CCAA Plan Administrator and the Claimants. All of the steps, terms, transactions and documents relating to the conveyance of the Alternative Products Business to Newco in accordance with the CCAA Plan shall be in form and in substance acceptable to the Court-Appointed Mediator, the CCAA Plan Administrator and the Claimants. Page 71 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 64 4.2 Restructuring Steps At the Effective Time, the following will occur and be deemed to have occurred in the order set out below unless otherwise specified in this Article 4 and become effective without any further act or formality: (a) Imperial shall deposit its Upfront Contribution into the Imperial Global Settlement Trust Account; (b) Intentionally deleted; (c) The Contribution Security Agreement and the other Contribution Security contemplated therein, including the Deed of Movable Hypothec, will have become or will become effective; (d) The Sales and Excise Tax Charge and Directors’ Charge will be terminated, discharged, expunged and released; (e) The amount of $25.0 million shall be paid out of Imperial’s Upfront Contribution and deposited from the Imperial Global Settlement Trust Account into the Imperial CCAA Plan Administration Reserve Account to establish the Imperial CCAA Plan Administration Reserve; (f) The amount of the Imperial PCC Compensation Plan Reserve, to be determined pursuant to Article 15, Section 15.2 herein, shall be paid out of Imperial’s Upfront Contribution and deposited into the Imperial PCC Compensation Plan Reserve Account to establish the Imperial PCC Compensation Plan Reserve; (g) The amount of the Imperial Miscellaneous Claims Fund, to be determined pursuant to Article 18, Section 18.2.1 herein, shall be paid out of Imperial’s Upfront Contribution and deposited into the Imperial Miscellaneous Claims Fund; (h) The distributions that are required to be paid to the Claimants on the Plan Implementation Date shall be paid in full as set forth in the CCAA Plan; (i) All Affected Claims and Released Claims will be fully, finally, irrevocably and forever released, discharged, barred and enjoined in accordance with Article 3, Section 3.8 and Article 18, Sections 18.1 to 18.1.10, and all notes, certificates and other instruments evidencing Affected Claims and Released Claims (and all guarantees associated with each of the foregoing) will be deemed cancelled and extinguished and be null and void in accordance with Article 17, Section 17.9; (j) The Claimant Contractual Release will become effective in accordance with its terms; and (k) The Stay Period will terminate, Page 72 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

65 (collectively, the “Restructuring Steps”). The failure of the CCAA Plan to incorporate any provision of a document evidencing a Restructuring Step will not derogate from the enforceability of such provision. 4.3 Corporate Approvals At the Effective Time, all corporate actions of Imperial contemplated by the CCAA Plan, including those required for the transfer of Imperial’s Alternative Products Business to Newco, shall be deemed to have been authorized and approved in all respects (subject to the provisions of the CCAA Plan). All matters provided for in the CCAA Plan shall be deemed to have timely occurred, in accordance with Applicable Laws, and shall be effective, without any requirement of further action by the Affected Creditors, directors, officers, or managers of Imperial. On the Plan Implementation Date, the appropriate directors and officers of Imperial shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the CCAA Plan including with respect to the transfer of Imperial’s Alternative Products Business to Newco, in the name of and on behalf thereof. ARTICLE 5. CCAA PLAN CONSIDERATION 5.1 Global Settlement Amount The global settlement amount under the CCAA Plan shall be $32.5 billion (the “Global Settlement Amount”). 5.2 Intentionally deleted 5.3 Global Settlement Trust Account and Supplemental Trust Account Pursuant to the Banking Arrangements Order, the CCAA Court approved the engagement of BMO to act as the Trustee of the Imperial Global Settlement Trust and the Bare Trustee of the Imperial Supplemental Trust. Subject to the approval of the CCAA Court, BMO shall be engaged to act as the Trustee of the Imperial CCAA Plan Administration Reserve Trust. Prior to the Plan Implementation Date, ITCAN and the Original Trustee shall enter into the Imperial Deed pursuant to which legal ownership of the Imperial Global Settlement Trust shall be vested in and administered and managed exclusively by the Trustees in accordance with the terms of the Imperial Deed. Prior to the Plan Implementation Date, ITCAN and the Bare Trustees shall enter into the Imperial Tobacco Supplemental Trust Agreement pursuant to which legal title of the Imperial Supplemental Trust Agreement Funds shall be held by the Bare Trustees in accordance with the terms hereof and of the Imperial Tobacco Supplemental Trust Agreement. Imperial shall deposit its Contributions, less applicable Reserved Amounts, into a segregated interest-bearing trust account or trust accounts (“Imperial Global Settlement Trust Account”) (for greater certainty, each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account shall be established in the Bank and held by the Trustees). Imperial shall deposit its Reserved Amounts into an interest- Page 73 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 66 bearing trust account or trust accounts (“Imperial Supplemental Trust Account”) (for greater certainty, each of the Imperial Supplemental Trust Account, RBH Supplemental Trust Account and JTIM Supplemental Trust Account shall be established in the Bank and held by the Bare Trustees). The Imperial Global Settlement Trust Account and Imperial Supplemental Trust Account shall be held in Schedule I Chartered Banks designated by the CCAA Plan Administrators, or in a syndicate of Schedule I Chartered Banks which may include such financial institutions as may be approved and designated by the CCAA Plan Administrators (“Bank”). ITCAN shall be the beneficial owner of the funds in the Imperial Supplemental Trust and the Bare Trustees shall act as agent for ITCAN pursuant to the terms of the Imperial Tobacco Supplemental Trust Agreement. Imperial shall not agree to any amendment of the Imperial Tobacco Supplemental Trust or otherwise alter its terms except in accordance with an order of the CCAA Court. ITCAN shall report all income, gains and losses, if any, derived from the Imperial Supplemental Trust Agreement Funds in computing its income for purpose of the ITA and all corresponding provincial or territorial legislation and shall prepare and file any and all tax returns prepared, filed or required to be prepared or filed in accordance with the foregoing. Imperial shall prepare and file prior to the relevant filing due date all tax and information returns required to be prepared in respect of the Imperial Supplemental Trust or Imperial Supplemental Trust Agreement Funds pursuant to the provisions of the ITA and regulations thereunder and any other applicable provincial or territorial tax legislation. 5.4 Upfront Contributions On or before the Plan Implementation Date, each of Imperial, RBH and JTIM shall make a cash contribution which shall be deposited, respectively, into the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account (collectively, the “Upfront Contributions”). The Upfront Contributions shall equal the aggregate of each Tobacco Company’s cash and cash equivalents generated from all sources by each Tobacco Company as at the month end prior to the Plan Implementation Date, including all amounts that are cash collateral for any outstanding letters of credit, surety or bonding obligations to the issuers thereof, plus the Cash Security Deposits, less the sum of $750 million which shall be deducted from the aggregate amount and retained by RBH (the “RBH Retained Amount”). RBH shall be free to deal in its sole discretion with the RBH Retained Amount, including being free to transfer or distribute such monies outside of Canada in such manner as RBH may determine. For greater certainty, any such transfers or distributions of the RBH Retained Amount will be deemed to be a Permitted Transfer for the purposes of Article 11. Notwithstanding the foregoing: (a) The Cash Security Deposits may be deposited into the Imperial Global Settlement Trust Account and the RBH Global Settlement Trust Account in whole or in part as soon as practicable after the Plan Implementation Date. Any portion of the Cash Security Deposits that is deposited into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account on or before the Plan Implementation Date shall be distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. As and when payments on account of the Cash Security Deposits are deposited Page 74 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 67 by the Minister of Finance of Quebec into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account after the Plan Implementation Date, such payments shall be distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation; (b) Any portion of Imperial’s Upfront Contribution (solely because, and to the extent, such funds remain as cash collateral for any outstanding letters of credit, surety or bonding obligations), and any applicable insurance proceeds, which are not available for deposit into the Imperial Global Settlement Trust Account on or before the Plan Implementation Date, shall be distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. As and when payments on account of the balance of Imperial’s Upfront Contributions are deposited by Imperial into the Imperial Global Settlement Trust Account after the Plan Implementation Date, such payments shall be paid and distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. For the avoidance of doubt, Imperial shall use commercially reasonable efforts to deposit such remaining portion of its Upfront Contribution (and any applicable insurance proceeds) into the Imperial Global Settlement Trust Account as soon as possible after the Plan Implementation Date; and (c) Any portion of JTIM’s Upfront Contribution which is not available for deposit into the JTIM Global Settlement Trust Account on or before the Plan Implementation Date, solely because, and to the extent, such funds remain pledged by JTIM as cash collateral, shall be distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. As and when payments on account of the balance of JTIM’s Upfront Contributions are deposited by JTIM into the JTIM Global Settlement Trust Account after the Plan Implementation Date, such payments shall be paid distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. For the avoidance of doubt, JTIM shall use commercially reasonable efforts to deposit such remaining portion of its Upfront Contribution into the JTIM Global Settlement Trust Account as soon as possible after the Plan Implementation Date. 5.5 Reserved Amounts Imperial shall make a cash payment equal to any Reserved Amounts into the Imperial Supplemental Trust Account at the times referred to in this Section 5.5. Imperial shall pay its Tax Refund Cash Payment into the Imperial Supplemental Trust Account within 30 days after its receipt of the applicable Tax Refund. If Imperial receives its Tax Refund Cash Payment in instalments, it shall pay for deposit into the Imperial Supplemental Trust Account 100% of each instalment received within 30 days after its receipt of each instalment. Imperial shall pay its respective Annual Amount into the Imperial Supplemental Trust Account on or before the 30th day following its tax filing due date for the relevant taxation year for which the Annual Contribution is made (or in the case of the final calendar year of the Contribution Period, on or before the 182nd day following the end of the Contribution Period). Imperial shall pay its respective Carry Amount into the Imperial Supplemental Trust Account within 30 days after its tax filing due date for the taxation year to which the relevant Tax Attribute is carried forward (or in the case of the final calendar year of the Contribution Period, on or before the 182nd day following the end of the Contribution Period). Page 75 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 68 For certainty and to avoid duplication, any Tax Refund Cash Payment will not be taken into account in the Metric used to compute the Annual Contributions. Reserved Amounts of Imperial shall be released from the Imperial Supplemental Trust Account in the following circumstances: (a) in respect of Annual Amounts and Carry Amounts (and income reasonably considered to be earned on such amounts while held in the Imperial Supplemental Trust Account), consistent with the Annual Contribution percentage in respect of the relevant Annual Contributions (in the case of a Carry Amount, the Annual Contribution percentage in respect of the Annual Contribution for the tax year in which the Tax Attribute is utilized) provided for in this CCAA Plan and in the case of a Tax Refund Cash Payment (and income reasonably considered earned on such Tax Refund Cash Payments while held in the Imperial Supplemental Trust Account), 85.0% to the Imperial Global Settlement Trust Account and 15.0% to Imperial, in each case, 30 days following the expiry of the last applicable Normal Reassessment Period (or, such earlier time as determined by Imperial with the concurrence of the CCAA Plan Administrator, acting reasonably) in respect of the relevant taxation year of Imperial to which the Reserved Amount relates, being (i) in the case of an Annual Amount, the taxation year in which the relevant Annual Contribution is deducted in computing income for tax purposes, (ii) in the case of a Tax Refund Cash Payment, the taxation year to which the relevant Tax Refund relates and (iii) in the case of a Carry Amount, the taxation year to which the relevant Tax Attribute has been carried forward; (b) to a relevant Tax Authority on account of a notice of assessment or reassessment of Taxes (including any related assessed interest or penalties) related to a Tax Matter of Imperial issued by a Tax Authority with the concurrence of the CCAA Plan Administrator (such concurrence not to be unreasonably withheld). Any amounts released to a Tax Authority on behalf of Imperial shall be excluded from the Contributions made by Imperial at any time. For greater certainty, should there be a dispute regarding a notice of assessment or reassessment of Taxes, interest or penalties, the CCAA Plan Administrator, at the request of Imperial, shall transfer the amount requested by Imperial (not exceeding 100% of any Taxes, interest and penalties assessed) to the relevant Tax Authority pending final resolution of the dispute; or (c) to Imperial, following termination of the Contribution Period with the concurrence of the CCAA Plan Administrator (such concurrence not to be unreasonably withheld). Imperial shall only instruct the Bare Trustee to release Imperial Supplemental Trust Agreement Funds in accordance with the foregoing. 5.6 Annual Contributions On or before the July 30th following each calendar year during the Contribution Period (or in the case of the final calendar year of the Contribution Period, on or before the 182nd day following the end of the Contribution Period), Imperial shall deposit into the Imperial Global Settlement Trust Account or the Imperial Supplemental Trust Account, as applicable, payments calculated in accordance with the Metric (collectively, the “Annual Contributions”), until such time as the total Contributions, in the aggregate, equal the Global Settlement Amount. Page 76 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

69 The CCAA Plan provides that net after-tax income is used in the calculation of the Annual Contributions in accordance with a metric (“Metric”). The Metric is the method by which, on an annual basis, the profits of the operating business of Imperial and any additional realization of assets are calculated, excluding the Alternative Products Business to be carved out in accordance with Section 5.7 (“Net After-Tax Income”). For greater certainty, the Metric will: (a) Be based on the amount generated from all sources by Imperial, excluding Alternative Products; (b) Include interest income (other than income earned on the Reserved Amounts held in the Imperial Supplemental Trust Account, until and only to the extent such income is released to Imperial); (c) Include the proceeds of any disposition of any assets, including capital assets and intangible assets; (d) Exclude one-time accounting adjustments that are non-operational in nature; (e) Exclude one-time restructuring and global settlement related adjustments that are non- operational in nature (for greater certainty, this includes the recognition of any global settlement liability and/or associated expense of that liability). Subparagraph (e) is not intended to exclude cash expenses associated with CCAA Plan implementation including: (i) the Costs for the services of the CCAA Plan Administrators; (ii) the Costs for the services of the Claims Administrator (both as administrator and PCC Agent) in respect of the administration of the PCC Compensation Plan; (iii) the Costs for the services of the Administrative Coordinator; and (iv) the Costs for the services of the PCC Representative Counsel; (f) Exclude interest expense to related parties; and (g) Exclude any penalties and fines imposed by taxing and/or regulatory authorities. The Annual Contributions required to be made for deposit into the Imperial Global Settlement Trust Account by Imperial for each year during the Contribution Period shall be calculated as follows: (a) In years 1-5 (adjusted to take into account any stub period as appropriate, including eliminating the portion of the first year that occurs prior to the last day of the month prior to the Plan Implementation Date) following the last day of the month prior to the Plan Implementation Date, 85.0% of the amount calculated pursuant to the Metric; (b) In years 6-10 following the Plan Implementation Date, 80.0% of the amount calculated pursuant to the Metric; (c) In years 11-15 following the Plan Implementation Date, 75.0% of the amount calculated pursuant to the Metric; and Page 77 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 70 (d) In year 16 following the Plan Implementation Date, 70.0% of the amount calculated pursuant to the Metric, and continuing thereafter until the aggregate of the Contributions totals the Global Settlement Amount. For greater certainty, the percentage of the Annual Contributions payable by Imperial shall commence at 85.0% in years 1-5 (adjusted to take into account any stub period as applicable) following the last day of the month prior to the Plan Implementation Date and, thereafter, shall be reduced in 5.0% increments every five years until the percentage reaches 70.0% in year 16, and shall continue fixed at 70.0% thereafter until such time as the Global Settlement Amount has been paid in full. Notwithstanding the foregoing and without limiting the Claimants’ rights in respect of an Event of Default, Imperial shall only be permitted to reduce the percentage of the Annual Contributions by the next 5% increment provided that Imperial has made all of the payments of Annual Contributions due and owing for all prior periods. The Annual Contributions to be made by Imperial for the first and final calendar years of the Contribution Period shall be pro-rated to ensure that the Global Settlement Amount is not exceeded. 5.7 Exclusion of Alternative Products from Metric All revenues from Alternative Products and all proceeds from any disposition of any assets related to the Alternative Products shall be excluded from the Metric, and all capital expenditures, fees, costs, disbursements, indebtedness, liabilities, expenses and other expenditures of any kind whatsoever, irrespective of whether they are made in the Ordinary Course of Business, that are made in respect of or relating to any Alternative Products shall be excluded from the Metric and shall not be charged against the revenue from Tobacco Products. Within sixty days before the Plan Implementation Date, Imperial shall provide to the CCAA Plan Administrators a list of all its Tobacco Products that shall be included in the Metric and a list of all its Alternative Products that shall be excluded from the Metric. 5.8 Contribution Period Imperial, RBH and JTIM shall only be required to pay Annual Contributions and Reserved Amounts into, respectively, the Imperial Global Settlement Trust Account and Imperial Supplemental Trust Account, the RBH Global Settlement Trust Account and RBH Supplemental Trust Account, and the JTIM Global Settlement Trust Account and JTIM Supplemental Trust Account during the period from the last day of the month prior to the Plan Implementation Date to the date that the aggregate amount of the Contributions paid into the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account (including the RBH CCAA Plan Administration Reserve) and, JTIM Global Settlement Trust Account equals the Global Settlement Amount (the “Contribution Period”), and upon payment of the Global Settlement Amount in full, the Tobacco Companies’ obligations in respect of the CCAA Plans shall terminate. For greater certainty, the Contribution Period shall include the period of time during which any debt collection or other enforcement proceedings are pursued by any of the Claimants. Page 78 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 71 5.9 Several Liability The obligations of the Tobacco Companies under their CCAA Plans to pay their respective Upfront Contributions, Annual Contributions and Reserved Amounts for deposit into their respective Tobacco Company’s Global Settlement Trust Accounts and Tobacco Company’s Supplemental Trust Accounts, shall be several and not joint and several. 5.10 No Admission of Liability Nothing in the CCAA Plan or in any other Definitive Document is or shall be deemed to be an admission of fact or liability of any kind by any member of the Tobacco Company Group. 5.11 Retention/Transfer of Cash During the Contribution Period, in each year until the end of the Contribution Period, Imperial shall retain its cash, cash equivalents and investments earned in respect of that year in Canada until such time as the Annual Contribution and Reserved Amounts owing in respect of that fiscal year have been deposited into the Imperial Global Settlement Trust Account or Imperial Supplemental Trust Account. Each year, after such deposit has been made in respect of that year, and provided that the amounts of the Annual Contribution and Reserved Amounts are not in dispute between the Parties, Imperial shall be free to deal in its sole discretion with its respective share of the Net After-Tax Income and any amounts released from the Imperial Supplemental Trust Account to Imperial that remain with Imperial, including being free to transfer or distribute such monies outside of Canada in such manner as Imperial may determine. Notwithstanding the foregoing, in the event that there is a dispute regarding the amount of Imperial’s share of the Annual Contributions and/or the relevant Reserved Amounts: (a) Imperial shall preserve and retain in Canada the amount that is in dispute out of its share of the Net After-Tax Income and any amounts released from the Imperial Supplemental Trust Account to Imperial in respect of that year until such time as such dispute is fully and finally resolved and the balance of the Annual Contribution and any relevant Reserved Amounts, if any, determined to be owing by Imperial to the Claimants has been deposited in full into the Imperial Global Settlement Trust Account and Imperial Supplemental Trust Account, as applicable, or as otherwise ordered by the CCAA Court; and (b) Imperial shall be required to deposit into the Imperial Global Settlement Trust Account and the Imperial Supplemental Trust Account, as applicable, the amount of the Annual Contribution and/or Reserved Amounts, as applicable, that Imperial does not dispute is due and payable by it. After the dispute has been fully and finally resolved, Imperial shall be free to deal in its sole discretion with the balance remaining of its respective share of the Net After-Tax Income and any amounts released from the Imperial Supplemental Trust Account to Imperial, including being free to transfer or distribute such monies outside of Canada in such manner as Imperial may determine. Provided that it is not alleged that RBH and JTIM are in any way implicated or involved in, or responsible for, the dispute regarding the amount of Imperial’s share of the Annual Contributions and/or the amount of Imperial’s Reserved Amounts, RBH and JTIM shall be free to deal in their sole discretion with their respective shares of the Net After-Tax Income and amounts released from Page 79 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 72 the RBH Supplemental Trust Account to RBH and/or from the JTIM Supplemental Trust Account to JTIM that remain with RBH and JTIM, as applicable, including being free to transfer or distribute such monies outside of Canada in such manner as RBH and JTIM may determine. 5.12 Transparency of Payments by Tobacco Companies The amounts of all Contributions and Reserved Amounts paid by Imperial pursuant to the terms of the CCAA Plan shall be fully disclosed to the Provinces and Territories and counsel for any Impacted Claimants, pursuant to and in accordance with the CCAA Plan Administrator Appointment Order, to enable the Provinces and Territories and any Impacted Claimants to verify that the Contributions and Reserved Amounts have been calculated accurately in accordance with the Metric and all other applicable terms of the Definitive Documents. 5.13 Contribution Security On or prior to the Plan Implementation Date, Imperial and its Material Subsidiaries shall enter into an agreement (“Contribution Security Agreement”) granting security, including a Deed of Movable Hypothec, to the Collateral Agent for the exclusive benefit of the Claimants over all of its present and after acquired assets, undertakings and properties and otherwise as may be agreed, to secure the obligations of Imperial to make the Annual Contributions and Reserved Amounts (the “Contribution Security”). Notwithstanding the foregoing, the Contribution Security Agreement shall not constitute an assignment, transfer, conveyance, mortgage, charge, pledge, hypothecation or grant of a security interest in any and all of the personal property, assets and undertakings of Imperial and its Material Subsidiaries relating solely to the Alternative Products Business. Recourse to the Contribution Security shall only be available upon the occurrence of an Event of Default which is not cured pursuant to Article 12, Section 12.3. The Collateral Agent shall have no rights to enforce the Contribution Security in the event of the occurrence of a Breach. The Contribution Security Agreement is attached to the CCAA Plan as Schedule “E”, and the Deed of Movable Hypothec as Schedule “F”. The Collateral Agent, to be engaged in accordance with the terms of the Imperial Collateral Agency Agreement which is subject to the approval of the CCAA Court, shall agree pursuant to the terms of any required intercreditor agreement on market terms to be agreed, to subordinate the Contribution Security to (i) any statutory deemed trusts; and (ii) any security granted (or to be granted) by Imperial to any lender in connection with an operating facility on market terms with a principal amount that does not exceed an amount to be agreed in respect of Imperial. Subject to the terms of an NDA entered into between Imperial and the Claimants, Imperial shall provide to the Claimants the full particulars regarding the assets, undertakings and properties over which Imperial and its Material Subsidiaries shall grant security. 5.14 Parent and Tobacco Company Group Support through Intercompany Transactions During the Contribution Period, Imperial’s Parent and the relevant Affiliates within its Tobacco Company Group shall continue to provide to Imperial and its Subsidiaries shared services and other operational support (“Intercompany Services”) pursuant to the Intercompany Transactions that are in place on the Plan Implementation Date, or new Intercompany Services that are part of a broader operational restructuring among Imperial’s Tobacco Company Group. The provision of Page 80 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

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such Intercompany Services shall be (a) consistent with existing arrangements or past practice, or as otherwise approved by the CCAA Plan Administrators, and (b) in compliance with Applicable Law and subject to the Tobacco Company Group's transfer pricing policies across global markets, and (c) subject to normal course market adjustments. Any adjustments to Intercompany Services within Imperial's Tobacco Company Group shall not affect Imperial in a manner that is materially less favourable as compared to the terms on which similar Intercompany Services are provided to any other members of Imperial's Tobacco Company Group. The chief financial officer of Imperial shall certify that any adjustments to the Intercompany Services are consistent with the treatment of the other companies within the Tobacco Company Group. Any such certification shall not give rise to any personal liability on the part of the applicable certifying officer.

Imperial, its Parent and the relevant Affiliates within its Tobacco Company Group shall:

(a) maintain and not make any revision to or variation of the terms of any Intercompany Transaction, including the withdrawal, termination or cessation of the Intercompany Transaction; and

(b) shall maintain and not make any material change to its related party Canadian trademark and other intellectual property licensing arrangements, together with the structure and pricing methodology currently used for carrying on business in Canada, except in compliance with the requirements set out in this Section 5.14.

In the event that Imperial is no longer Financially Viable due to circumstances beyond the control of Imperial or its Tobacco Company Group, Imperial's Parent may give the CCAA Plan Administrators, the Provinces and Territories, the Impacted Claimants and the other Tobacco Companies one year's notice of its intention to discontinue its Canadian operations. If the CCAA Plan Administrators are satisfied, based on the financial information made available to them by Imperial pursuant to the CCAA Plan, that Imperial is no longer Financially Viable due to circumstances beyond the control of Imperial or its Tobacco Company Group, then they will communicate such position to the Provinces and Territories and the Impacted Claimants. If each of the Provinces and Territories and the Impacted Claimants accept such position, then Imperial's Parent may discontinue the provision of shared services and other operational support on the date that the discontinuance takes effect.

The foregoing does not negate the prohibition against Imperial's Parent and relevant Affiliates within its Tobacco Company Group entering the market for Tobacco Products in Canada with any other company or entity in place of the discontinued business, or any other provision in the CCAA Plan except for the obligation to provide shared services and other operational support. For greater certainty, except through Imperial and its Material Subsidiary, Imperial's Parent and the relevant Affiliates within its Tobacco Company Group shall not directly or indirectly, including by (i) exporting or supplying Tobacco Products to Canada, (ii) licensing technology, trademarks and intellectual property, or (iii) providing services, engage in any business activity or have any direct or indirect involvement or participation in the market for Tobacco Products in Canada.

In the event that the CCAA Plan Administrators, the Provinces and Territories, the Impacted Claimants or other Tobacco Companies do not accept the position of Imperial and its Parent

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regarding the Financial Viability of Imperial's Canadian operation, Imperial and its Parent may bring the issue before the CCAA Court for determination.

5.15 Payment of Intercompany Claims

Any Intercompany Claim outstanding and due by Imperial as at the Effective Time may only be repaid by Imperial from its share of the Net After-Tax Income and amounts released from the Imperial Supplemental Trust Account, as applicable, that will remain with Imperial in each year after its Annual Contribution and any Reserved Amounts have been deposited into the Imperial Global Settlement Trust Account or Imperial Supplemental Trust Account, as applicable, the whole subject, however, to the terms of Article 5, Section 5.11 that govern the retention of its share of funds in the event that the amount of the Annual Contribution or Reserved Amount is in dispute.

ARTICLE 6. ADMINISTRATION OF THE GLOBAL SETTLEMENT AMOUNT

6.1 Allocation of the Global Settlement Amount

Set forth in Article 16, Sections 16.1, 16.2 and 16.3 herein are the terms that will govern the allocation of the Global Settlement Amount and the timing of the distributions thereof to the:

(a) Quebec Class Action Plaintiffs;

(b) Pan-Canadian Claimants;

(c) Provinces and Territories;

(d) Cy-près Foundation;

(e) Tobacco Producers; and

(f) Knight Class Action Plaintiffs.

6.2 Expert Evidence supporting Provincial HCCR Claims and Territorial HCCR Claims and Provincial and Territorial Allocation

Expert evidence informing, in part, and supporting the quantification of the Provincial HCCR Claims and the Territorial HCCR Claims, and the allocation of the Provinces and Territories Settlement Amount among the Provinces and Territories, includes the Harrison Report that is attached to this Plan as Schedule "G". Dr. Harrison's curriculum vitae is attached to the CCAA Plan as Schedule "H". The Provinces and Territories Settlement Amount shall be apportioned among the Provinces and Territories in accordance with the percentages set out in the table in Article 16, Section 16.3.

6.3 Expert Evidence supporting the Pan-Canadian Claimants' Compensation Plan

Expert evidence informing, in part, and supporting the development, formulation and quantification of the PCC Compensation Plan includes the Jha Report that is attached to this Plan as Schedule "I". Dr. Jha's curriculum vitae is attached to the CCAA Plan as Schedule "J".

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6.4 Consideration for Settlement of Knight Class Action

The consideration for the settlement of the Knight Class Action shall be the contribution to the Cy-près Fund and the payment of the Knight Class Counsel Fee.

6.5 Investment of Contributions and Reserved Amounts pending Disbursement

The Contributions and Reserved Amounts paid into the Imperial Global Settlement Trust Account, Imperial PCC Trust Account, Imperial QCAP Trust Account, and Imperial Cy-près Trust Account, as well as the monies deposited into the Imperial Miscellaneous Claims Fund, Imperial CCAA Plan Administration Reserve Account and the Imperial PCC Compensation Plan Reserve Account, shall be invested in accordance with Investment Guidelines pending disbursement to the Claimants and any other applicable payees. Imperial shall adhere to the Investment Guidelines at all times when giving instructions to the Bare Trustee in respect of the Reserved Amounts held in the Imperial Supplemental Trust Account. Imperial shall not terminate any investment agreement with, or otherwise attempt to replace, any investment manager engaged to invest the amounts in the Imperial Supplemental Trust Account without the approval of the CCAA Court.

ARTICLE 7. ESTABLISHMENT AND ADMINISTRATION OF QUEBEC CLASS ACTION ADMINISTRATION PLAN

7.1 Purpose of the Quebec Administration Plan

The Quebec Administration Plan will provide direct compensation in the form of monetary payments to QCAPs who meet the criteria to qualify as Blais Class Members pursuant to the judgments in the Quebec Class Actions. The Quebec Administration Plan is attached to the CCAA Plan as Schedule "K".

The Court-Appointed Mediator and the Monitors recommend that Epiq be approved by the CCAA Court for appointment as the Claims Administrator to manage the administration of the claims processes for both the Quebec Administration Plan and the PCC Compensation Plan. Attached to the CCAA Plan as Schedule "L" is an overview of Epiq's complex claims administration experience, an eleven page list of Epiq's legal administration projects, a description of Epiq's Tobacco Claims Pre-Settlement Support Program, and the resumes of the key professional management personnel who will be assigned to the administration of the Quebec Administration Plan and the PCC Compensation Plan.

Upon the recommendation of the Court-Appointed Mediator and the Monitors, pursuant to the Sanction Order, the CCAA Court approved the appointment of Daniel Shapiro, K.C. as the Administrative Coordinator in respect of the administration of both the Quebec Administration Plan and the PCC Compensation Plan. Mr. Shapiro's curriculum vitae is attached to the CCAA Plan as Schedule "M".

The following table summarizes the compensation available to Eligible Blais Class Members under the Quebec Administration Plan:

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Quebec Class Action Administration Plan		
Column 1 Compensable Disease	Compensation Payment (or such lesser amount as may be determined by the Claims Administrator to be available for the subclass of claimants; quantum will vary based upon the actual take-up rate and other factors and shall not exceed the maximum amounts specified in this table)	
	Column 2 Compensation Payment for Eligible Blais Class Members who started to smoke before January 1, 1976	Column 3 Compensation Payment for Eligible Blais Class Members who started to smoke on or after January 1, 1976 (80% of Column 2)
Lung Cancer	$100,000	$80,000
Throat Cancer	$100,000	$80,000
Emphysema/COPD (GOLD Grade III or IV)	$30,000	$24,000

7.2 Quebec Administration Plan is subject to the Approval of the CCAA Court

The CCAA Court shall hear and determine the proceedings relating to the approval of the Quebec Administration Plan, including the approval of the retainer agreement respecting fees and disbursements between the Quebec Class Counsel and the representative plaintiffs in the Quebec Class Actions, and the approval of the Quebec Class Counsel Fee.

Matters relating to the ongoing supervision of the Quebec Administration Plan shall be heard and determined jointly by the CCAA Court and the Quebec Superior Court. In performing this function, the CCAA Court and the Quebec Superior Court may communicate with one another in accordance with a protocol to be worked out and established by them.

After the Plan Implementation Date, no changes, modifications or revisions shall be made to the Quebec Administration Plan without the joint approval of the CCAA Court and the Quebec Superior Court.

7.3 Release of Cash Security Deposits

Pursuant to the Cash Security Deposits Order, the Cash Security Deposits, which form part of the Upfront Contributions, shall be released from suretyship prior to the Plan Implementation Date and shall be deposited by the Minister of Finance of Quebec into the Imperial Global Settlement Trust Account and the RBH Global Settlement Trust Account, as applicable. Notwithstanding the foregoing, the Minister of Finance of Quebec may deposit the Cash Security Deposits into the

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Imperial Global Settlement Trust Account and the RBH Global Settlement Trust Account, as applicable, in whole or in part as soon as practicable after the Plan Implementation Date.

7.4 QCAP Trust Accounts

The QCAP Settlement Amount, less the QCAP Cy-près Contribution, shall be paid from the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account and deposited, respectively, into the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account for the benefit of the Blais Class Members. The proportionate shares of the QCAP Settlement Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of year 1 following the Plan Implementation Date and any subsequent years until the QCAP Settlement Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in that year.

From time to time, upon the submission of a requisition by the Claims Administrator, the CCAA Plan Administrators shall authorize the advancement of instalments of funds from the Imperial QCAP Trust Account, RBH QCAP Trust Account and JTIM QCAP Trust Account to the Claims Administrator's trust account designated for the Quebec Administration Plan, which shall be held in the Bank for the benefit of the Blais Class Members, to enable the Claims Administrator to make Compensation Payments to Eligible Blais Class Members.

7.5 Payment of QCAP Cy-près Contribution to Cy-près Trust Account

The payment of the QCAP Cy-près Contribution in the amount of $131 million shall be the consideration for the full and final settlement and satisfaction of the Létourneau Judgment constituting the indirect benefit to the Létourneau Class Members. The QCAP Cy-près Contribution shall be paid from the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account and deposited, respectively, into the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account for the benefit of the Cy-près Foundation. The proportionate shares of the Cy-près Fund which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 2, 3, 4 and 5 following the Plan Implementation Date and any subsequent years until the Cy-près Fund has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years.

7.6 No Solicitation of Blais Class Members

No Persons other than the Quebec Class Counsel, their agent Raymond Chabot, the Claims Administrator, or any Person specifically authorized by any of the foregoing Persons or by the

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CCAA Court, shall solicit Blais Class Members in order to assist them with the preparation or submission of their Proofs of Claim under the Quebec Administration Plan.

ARTICLE 8. ESTABLISHMENT AND ADMINISTRATION OF PAN-CANADIAN CLAIMANTS' COMPENSATION PLAN

8.1 Purpose of the PCC Compensation Plan

The Pan-Canadian Claimants' Compensation Plan ("PCC Compensation Plan") will provide direct compensation in the form of monetary payments to PCCs who fulfill all of the following criteria ("PCC Eligibility Criteria"):

(a) On the date that a PCC submits their claim to the PCC Compensation Plan:

- (i) If the PCC is alive, they must reside in a Province or Territory in Canada, or
- (ii) If the PCC is deceased, they must have resided in a Province or Territory in Canada on the date of their death;

(b) The PCC was alive on March 8, 2019;

(c) Between January 1, 1950 and November 20, 1998, the PCC smoked a minimum of Twelve Pack-Years of cigarettes sold by the Tobacco Companies;

(d) Between March 8, 2015 and March 8, 2019 ("PCC Claims Period"), the PCC was diagnosed with:

- (i) Primary lung cancer ("Lung Cancer"),
- (ii) Primary cancer (squamous cell carcinoma) of the Larynx, Oropharynx or Hypopharynx ("Throat Cancer"), or
- (iii) Chronic obstructive pulmonary disease (GOLD Grade III or IV only) (collectively, the "PCC Compensable Diseases"); and

(e) On the date of the diagnosis with a PCC Compensable Disease the PCC resided in a Province or Territory in Canada.

The following table summarizes the compensation which will be available under the PCC Compensation Plan:

[Remainder of page intentionally left blank]

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PCC Compensation Plan		
Column 1 PCC Compensable Disease	Individual Payment (or such lesser amount as may be determined by the Claims Administrator to be available for the subclass of claimants; quantum will vary based upon the actual take-up rate and other factors and shall not exceed the maximum amounts specified in this table)	
	Column 2 Compensation for PCCs who started to smoke before January 1, 1976 (60% of damages awarded to Quebec Class Action Plaintiffs)	Column 3 Compensation for PCCs who started smoking on or after January 1, 1976 (80% of Column 2)
Lung Cancer	$60,000	$48,000
Throat Cancer	$60,000	$48,000
Emphysema/COPD (GOLD Grade III or IV)	$18,000	$14,400

The following documents are attached as Schedules to the CCAA Plan:

(a) The document entitled "Pan-Canadian Claimants' Compensation Plan: Methodology and Analysis" dated December 5, 2024 is attached to the CCAA Plan as Schedule "N";

(b) The Jha Report is attached to the CCAA Plan as Schedule "I"; and

(c) The Analysis of Limitations Law applicable to Pan-Canadian Claimants dated September 2, 2020 is attached to the CCAA Plan as Schedule "O".

8.2 PCC Compensation Plan

The CCAA Court shall hear and determine the proceedings relating to the approval of the PCC Compensation Plan. The PCC Compensation Plan is attached to the CCAA Plan as Schedule "P". Upon the recommendation of the Court-Appointed Mediator and the Monitors, pursuant to the Sanction Order, the CCAA Court approved the appointment of Epiq as the Claims Administrator to manage the administration of the claims processes for both the Quebec Administration Plan and the PCC Compensation Plan. The duties and responsibilities of the Claims Administrator in connection with such appointment, as well as the duties and responsibilities of Epiq in its role as PCC Agent, are set out in the Claims Administrator Order, PCC Compensation Plan and Quebec Administration Plan.

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Matters relating to the ongoing supervision of the PCC Compensation Plan shall be heard and determined solely by the CCAA Court.

8.3 PCC Trust Accounts

The PCC Compensation Plan Amount shall be paid from the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account and deposited, respectively, into the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account for the benefit of the Pan-Canadian Claimants. The proportionate shares of the PCC Compensation Plan Amount which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account shall be equal to: (i) on the Plan Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 1 and 2 following the Plan Implementation Date and any subsequent years until the PCC Compensation Plan Amount has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years.

From time to time, upon the submission of a requisition by the Claims Administrator, the CCAA Plan Administrators shall authorize the advancement of instalments of funds from the Imperial PCC Trust Account, RBH PCC Trust Account and JTIM PCC Trust Account to the Claims Administrator's trust account designated for the PCC Compensation Plan, which shall be held in the Bank for the benefit of the Pan-Canadian Claimants, to enable the Claims Administrator to make Individual Payments to Eligible Pan-Canadian Claimants.

8.4 No Solicitation of Pan-Canadian Claimants

No Persons other than the PCC Representative Counsel, the PCC Agent, the Claims Administrator, or any Person specifically authorized by any of the foregoing Persons or by the CCAA Court, shall solicit Pan-Canadian Claimants in order to assist them with the preparation or submission of their PCC Claim Packages under the PCC Compensation Plan.

ARTICLE 9. ESTABLISHMENT AND ADMINISTRATION OF THE CY-PRÈS FOUNDATION

9.1 Purpose of the Cy-près Foundation

The Cy-près Fund will be administered by a public charitable foundation ("Cy-près Foundation") to be established as part of the implementation of the CCAA Plan. The Cy-près Foundation shall be independent and free from any influence or interference by any of the Claimants, Tobacco Companies, Tobacco Company Groups, or any potential or actual beneficiary of the Cy-près Foundation. Although it is recognized that the governance of the Cy-près Foundation will be independent and free from any influence or interference, the Cy-près Foundation shall remain under the jurisdiction of the CCAA Court.

The Cy-près Fund will provide consideration for the full and final settlement and release of all claims and potential claims of PCCs who are not receiving direct compensation payments from the PCC Compensation Plan, and Létourneau Class Members who are not receiving direct

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81 compensation payments from the Quebec Administration Plan, but will be indirectly benefited by falling within the scope of the Cy-près Foundation. This broad group of claimants includes the following Persons and any affected family members or estates: (a) Smokers suffering from Lung Cancer or Throat Cancer or Emphysema/COPD (GOLD Grade III or IV) who are outside the claims period or who smoked less than the requisite Twelve Pack-Years or, in the case of Emphysema/COPD, were not classified as GOLD Grade III or IV or the equivalent; (b) Smokers who have tobacco-related harms other than Lung Cancer or Throat Cancer and Emphysema/COPD (GOLD Grade III or IV) or the equivalent; and (c) Persons who smoke or have smoked Tobacco Products who have not yet or may never develop a tobacco-related harm. The guiding principle is that the Cy-près Foundation must maintain a rational connection between the varying circumstances of the diverse group of PCCs and Létourneau Class Members covered by the Cy-près Fund and the Cy-près Foundation’s purpose which is to fund research, programs and initiatives focused on improving outcomes in tobacco-related diseases that will provide indirect benefits to such Persons. This guiding principle will apply throughout the duration of the Cy-près Foundation’s existence to the work product generated by the research and the programs and initiatives funded by the Cy-près Foundation. The payment of the QCAP Cy-près Contribution in the amount of $131 million shall be the consideration for the full and final settlement and satisfaction of the Létourneau Judgment. Upon the recommendation of the PCC Representative Counsel, the Court-Appointed Mediator and the Monitors and subject to the approval of the CCAA Court, Dr. Robert Bell, MDCM, MSc, FRCSC, FACS, FRCSE (Hon), may be appointed by the CCAA Court to serve as the initial Chair of the Cy-près Foundation. Dr. Bell’s resume and curriculum vitae are attached to the CCAA Plan as Schedule “Q” and Schedule “R” respectively. Should Dr. Bell decline to have his name put forward such other designate as the PCC Representative Counsel, the Court-Appointed Mediator and the Monitors may see fit to recommend will be advanced for consideration by the CCAA Court. The document entitled “Cy-près Fund: Methodology and Analysis” is attached to the CCAA Plan as Schedule “S”. 9.2 Funding the Cy-près Foundation The Cy-près Fund shall be paid in the aggregate amount set out in Article 16 from the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account and deposited, respectively, into the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account for the benefit of the Cy-près Foundation. The proportionate shares of the Cy-près Fund which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account into, respectively, the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account shall be equal to: (i) on the Plan Page 89 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 82 Implementation Date, the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM; and (ii) in respect of years 2, 3, 4 and 5 following the Plan Implementation Date and any subsequent years until the Cy-près Fund has been paid in full, the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. The Cy-près Fund shall not be transferred to the Cy-près Foundation until such time as all aspects of the establishment of the Cy-près Foundation as set out in Section 9.4 herein have been given final approval by the CCAA Court, and the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account have been duly established in the Bank. Following such time, the Cy-près Fund, including all amounts held in the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account will be transferred to, and held by, the Cy-près Foundation. Following the transfer of such amounts to the Cy-près Foundation, any further payments to the Cy-près Foundation to be made by Imperial, RBH and JTIM shall be paid, respectively, from the Imperial Global Settlement Trust Account, the RBH Global Settlement Trust Account and the JTIM Global Settlement Trust Account and deposited to the Cy-près Foundation. The proportionate shares of the Cy-près Fund which the Trustees shall transfer from each of the Imperial Global Settlement Trust Account, the RBH Global Settlement Trust Account and the JTIM Global Settlement Trust Account to the Cy-près Foundation shall be the proportionate shares of the Annual Contributions made by Imperial, RBH and JTIM in each of those years. 9.3 Cy-près Foundation Terms of Reference The Terms of Reference of the Cy-près Foundation are set out below: “The Foundation for Improved Outcomes in Tobacco-Related Disease” (FIORD) Terms of Reference Introduction: This document describes the terms of reference for the Cy-près Foundation. Foundation Name: The name of the Cy-près Foundation must relate clearly to the purpose of the Cy-près. The name “The Foundation for Improved Outcomes in Tobacco-Related Disease” will serve as the corporate name along with the acronym “FIORD”. This name will be used on the Cy-près Foundation’s website and other presentation materials. Purpose of the Cy-près Foundation: The Cy-près Foundation’s purpose is to fund research, programs and initiatives focused on improving outcomes in tobacco-related diseases. The Cy-près Foundation will indirectly benefit users of Tobacco Products and their affected family members or estates who are not directly compensated through the Quebec Administration Plan or PCC Compensation Plan. The smokers who are directly compensated (through the Quebec Administration Plan and PCC Compensation Plan) include individuals suffering from Lung Cancer, Throat Cancer or Emphysema/COPD (GOLD Grade III or IV) as defined in those plans. The Cy-près Foundation will not make any monetary payments to individuals making claims for tobacco-related harms. Those individuals who are to receive monetary compensation will do so through either the Quebec Administration Plan or PCC Compensation Plan in accordance with the provisions of those plans. Page 90 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 83 The tobacco users who are not directly compensated but will be indirectly benefited by falling within the scope of the Cy-près include the following Persons and any affected family members or estates: i) Smokers suffering from Lung Cancer, Throat Cancer or Emphysema/COPD (GOLD Grade III or IV) who are outside the claims period or who smoked less than the requisite Twelve Pack-Years or, in the case of Emphysema/COPD, were not classified as GOLD Grade III or IV or the equivalent. ii) Smokers who have tobacco-related harms other than Lung Cancer, Throat Cancer and Emphysema/COPD (GOLD Grade III or IV) or the equivalent. iii) Persons who smoke or have smoked Tobacco Products and have not yet or may never develop a tobacco-related harm. Vision for the Cy-près Foundation: Canadians will experience improved diagnosis, treatment and outcomes for tobacco-related cancers, Emphysema/COPD and other tobacco-related harms. Mission of the Cy-près Foundation: The Cy-près Foundation will indirectly benefit current, past and future smokers and their families by funding research, programs and initiatives regarding tobacco-related cancers, Emphysema/COPD and other illnesses and conditions which are reasonably and rationally connected to tobacco-related harms. The research, programs and initiatives that are funded by the Cy-près Foundation will achieve earlier diagnosis, better treatment and improved outcomes for Persons suffering from these diseases. Values of the Cy-près Foundation: The Cy-près Foundation will focus on: the inherent value of the research, program or initiative from the standpoint of its indirect benefit to Persons covered by the Cy-près and Canadians at large; awareness of the need to maintain a “rational connection” between the work supported by the Cy-près Foundation and the individuals benefitting from the Cy-près; devotion to principles of best evidence and expert peer review; emphasis on collaboration to increase the impact of research funding while limiting Cy-près Foundation overhead costs to maximize the indirect benefit to individuals who fall within the scope of the Cy-près; and, insistence that Cy-près Foundation funded research, programs and initiatives reflect the principles of health equity and opportunity for inclusion of First Nations, Metis and Inuit people. What Will Be Eligible for Consideration for Support by the Cy-près Foundation: Proposals regarding research, programs and initiatives falling within the scope of the Cy-près will be received by the board of directors of the Cy-près Foundation (“Foundation Board”) for consideration for financial or other support from the Cy-près Foundation. Programs and initiatives aimed at reducing or preventing tobacco use in Canada are outside of the scope of the Cy-près because they fall within the purview of the Provinces and Territories, involving policy issues and advocacy. Accordingly, such programs and initiatives will not be considered for funding or other support from the Cy-près Foundation. The fact that a proposal requesting funding for research or a program or initiative is received by the Cy-près Foundation for consideration does not mean that it will necessarily be awarded a grant of funding or other support. The decision regarding whether to provide funding for a proposal is Page 91 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 84 within the sole discretion of the Cy-près Foundation and is not reviewable once it has received approval by the CCAA Court. Early works: • Establish “The Foundation for Improved Outcomes in Tobacco-related Disease” as a tax-exempt charitable public foundation. • Recruit a neutral and independent board that will provide oversight of the Cy-près Foundation’s strategy for funding research, programs and initiatives supported by the Cy- près Foundation. The Foundation Board will also develop and oversee the financial and investment strategy for the Cy-près Foundation. • Undertake a process of consultation with interested parties and members of the public across Canada led by the Chair of the Cy-près Foundation to better understand their concerns and gather suggestions for improving the present structure for diagnosis, treatment and palliation of Persons suffering from tobacco-related cancers, Emphysema/COPD and other tobacco-related harms. • Develop a strategic plan for the implementation of the intended activities of the Cy-près Foundation. Potential Areas of Cy-près Foundation Financial Support: • Improving methods for screening and diagnosis of tobacco-related cancers. • Establishing best practices for diagnosis and treatment of tobacco-related cancers, Emphysema/COPD and other tobacco-related harms and increasing the likelihood that Canadians can achieve access to best practice care of these diseases. • Researching the treatment of nicotine addiction and dependence, and tobacco use in Canada. • Researching the effective treatment and palliation of tobacco-related diseases. • Services and supportive health care to reduce the burden on and enhance the health and quality of life of Canadians living with tobacco-related diseases and their families. Benefit to all Canadians: • In addition to benefiting Canadians who have smoked, research funded by the Cy-près Foundation has the potential to determine whether screening of higher risk populations and potentially all Canadians can identify cancers at earlier stages of oncogenesis when treatment is less morbid and potential cure is more likely. • Expanded learnings from Cy-près Foundation supported research into tobacco-related cancers, Emphysema/COPD and tobacco-related diseases, as well as areas yet to be identified, will provide a collateral benefit to members of the broader Canadian public. In Page 92 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

85 fulfilling the Cy-près Foundation’s mandate, it is anticipated that the broader Canadian population will benefit from the knowledge generated by this work. 9.4 CCAA Court Approval of Establishment of Cy-près Foundation (in the period after the Sanction Hearing and prior to Final Approval of the Cy-près Foundation) The establishment of the Cy-près Foundation will take place in two phases as set forth herein: the first occurring at the Sanction Hearing, and the second occurring at the hearing for the final approval by the CCAA Court of the Cy-près Foundation, so as to permit the finalization of the administrative aspects of the Cy-près Foundation. The establishment of the Cy-près Foundation will be subject to the final approval of the CCAA Court after the Cy-près Foundation has been created and the essential requirements have been fulfilled including: (a) Drafting the goals, objects and purpose of the Cy-près Foundation; (b) Preparing the governing documents which will establish the legal entity that will constitute the Cy-près Foundation in accordance with CRA rules for registered charities; (c) Establishing the legal entity of the Cy-près Foundation; (d) Drafting the governance structure for the Cy-près Foundation, including matters relating to quorum, voting, frequency of the meetings of the Foundation Board, and other organizational and governance matters including whether and, if so, to what extent the capital can be encroached upon; (e) Pursuant to Article 9, Section 9.5, appointing the requisite Persons who will be responsible for the management and operation of the Cy-près Foundation which, for the sake of ease of reference, shall be referred to herein as the directors, including the Chair, of the Cy-près Foundation, who together shall constitute the Foundation Board; (f) Applying for and acquiring from the CRA status for the Cy-près Foundation as a registered charity; (g) Setting up the requisite management controls and system of books and records; and (h) Establishing the Imperial Cy-près Trust Account, RBH Cy-près Trust Account and JTIM Cy-près Trust Account in the Bank. Once the Sanction Order has been granted, the Cy-près Foundation shall be compliant with all legal, technical and other requirements to enable the establishment of the Cy-près Fund and the registration and operation of the Cy-près Foundation as a charitable public foundation. It is understood that, after the CCAA Court has rendered the Sanction Order approving the CCAA Plan, the CCAA Plan Administrators may, on an interim basis and consistent with the Terms of Reference of the Cy-près Foundation, proceed to engage in the work of establishing the Cy-près Page 93 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 86 Foundation, including attending to the completion of the essential requirements set out in subparagraphs (a) to (h) above. The CCAA Plan Administrators will seek an Interim Maintenance Order pertaining to the operation and financial support of the putative Cy-près Foundation pending fulfillment of the above requirements and approval by the CCAA Court. The CCAA Plan Administrators will be required to seek final approval by the CCAA Court of the Cy-près Foundation once the requisite steps to establish the Cy-près Foundation have been completed. The CCAA Plan Administrators shall supply reports to the CCAA Court affirming the foregoing. 9.5 Appointment of Board of Directors and Chair of Cy-près Foundation (in the period after the Sanction Hearing and prior to Final Approval of the Cy-près Foundation) The Foundation Board shall be comprised of ten neutral and independent directors, including the Chair of the Cy-près Foundation. The directors shall be independent of any proposal submitted to the Cy-près Foundation. In order to provide meaningful representation of the PCCs, the PCC Representative Counsel, in consultation with the Court-Appointed Mediator and the CCAA Plan Administrators, shall nominate five directors (and fill any requisite vacancies thereof) to serve on the Foundation Board. The Chair of the Cy-près Foundation, in consultation with the Court- Appointed Mediator and the CCAA Plan Administrators, shall nominate four directors to serve on the Foundation Board. The appointment of the ten directors, including the Chair, to the Foundation Board shall be ratified by the CCAA Plan Administrators and be subject to the approval of the CCAA Court. Foundation Board members shall serve a term of two years as to be further described in the bylaws of the Cy-près Foundation. 9.6 Process for soliciting and selecting proposals for funding by the Cy-près Foundation The Foundation Board shall establish a secretariat and direct its activities to facilitate the effective and efficient governance, administration and operation of the Cy-près Foundation which will include the solicitation, receipt, review and evaluation of the merits of proposals submitted by individuals and organizations seeking distributions from the Cy-près Fund. The Foundation Board shall establish the criteria, reflective of the mission of the Cy-près Foundation, for applicants to qualify to receive distributions from the Cy-près Fund. The Foundation Board shall publish requests for proposals soliciting the submission of proposals from interested individuals and organizations seeking financing and support for research, programs and initiatives which fall within the scope of the mission of the Cy-près Foundation. The requests for proposals will specify that a proposal should include, among other things: (a) Background information regarding the organization or institution seeking funding, including its history, mission statement, research mandate, strategic plan, goals and objectives; (b) The curriculum vitae of the researcher or project manager as applicable to the research, program or initiative to establish that they have the appropriate qualifications and expertise to undertake the research, program or initiative; Page 94 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 87 (c) A declaration by the applicant that there is no real or perceived conflict of interest between the applicant’s interest in the research, program or initiative and the applicant’s private, professional, business and/or public interests; (d) A statement of how the research, program or initiative is aligned with the mission of the Cy-près Foundation; (e) A scientific abstract or other description of the research, program or initiative, including methodology and analysis and the expected product or result of the work of the research, program or initiative, together with the expected indirect benefit of the work to the individuals falling within the scope of the Cy-près and Canadians at large; (f) The term (in months/years) for which funding is sought and the proposed start date and end date of the research, program or initiative; (g) The amount of funding requested; (h) The budget for the expenditure of the funding; and (i) Disclosure of the financial accountability policies, administrative systems, procedures and controls in place to ensure the funds distributed from the Cy-près Fund are used appropriately in accordance with the highest ethical and financial standards. Once proposals are received by the secretariat, the Foundation Board will submit the proposals which it clears to go forward as having met the preliminary requirements to an independent organization for peer review to enable the Foundation Board to determine whether each proposal is sufficiently meritorious to be further advanced in the process for approval. Once cleared through the peer review process, the Foundation Board will ascertain which proposals it wishes to advance, the priority, timing, amounts to be allocated to each successful proposal, and duration or term of a successful proposal to completion, as well as any other pertinent questions. This will include oversight and reporting requirements as well as other conditions attached to a successful grant of funds. The Cy-près Foundation has no duty to grant, nor shall there be any expectation to receive, any financial or other support for any research, program or initiative which is sought from the Cy- près Foundation. Once a proposal is accepted by the Foundation Board, it will be submitted together with supporting materials to the CCAA Plan Administrators for review. The Foundation Board will also provide a copy of the proposal together with supporting materials to the PCC Representative Counsel. If accepted by the CCAA Plan Administrators, the proposal will be submitted with or without a recommendation by the CCAA Plan Administrators to the CCAA Court for approval. Until such time as the final CCAA Court approval is finalized, a proposal shall not be deemed to have been approved. The grants submitted by the Foundation Board through the CCAA Plan Administrators for approval by the CCAA Court will be conducted annually. The list of grants shall be prioritized, supported by a strategic plan, a budget and the peer reviews. Page 95 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 88 The CCAA Plan Administrators shall be empowered to retain the services of such experts as they deem necessary to advise them in regard to the foregoing and in respect of any and all endeavours in connection with the establishment and operation of the Cy-près Foundation. 9.7 Reporting by approved recipients of distributions from the Cy-près Fund The approved recipients of distributions from the Cy-près Fund will be required to, among other things: (a) Periodically submit financial reports to the Cy-près Foundation regarding the receipts and expenditures on the research, program or initiative; (b) Periodically submit written progress reports to the Cy-près Foundation providing details of the progress on the research, program or initiative and future work plans; (c) Submit a written final report to the Cy-près Foundation; and (d) At the end of the term of the research, program or initiative, will return any unexpended funds to the Cy-près Foundation. 9.8 Reporting by Cy-près Foundation to CCAA Plan Administrators and CCAA Court Not less frequently than annually, the Chair of the Cy-près Foundation shall prepare a written report for submission to the CCAA Plan Administrators and thereafter for filing with the CCAA Court that includes reports on the financial status of the Cy-près Foundation (including capital, interest earned, distributions made, etc.) and the activities of the Cy-près Foundation for the period covered by the report. A copy of this report shall be provided to PCC Representative Counsel. 9.9 Role of the CCAA Plan Administrators and the CCAA Court The CCAA Court is responsible for the ultimate supervision of the Cy-près Foundation pursuant to the terms of the CCAA Plan. The CCAA Plan Administrators are designated in the CCAA Plan to be the overseers of the Cy- près Foundation and will function as the intermediaries relative to the supervisory role of the CCAA Court. In this capacity, the CCAA Plan Administrators will gather the data and information concerning the Cy-près Foundation that will be of significance to the CCAA Court when it approves various functions of the Cy-près Foundation as it will be required to do from time to time. The CCAA Plan Administrators will report to the CCAA Court regarding the activities of the Cy- près Foundation annually, or more frequently as they deem necessary. Accordingly, the Chair of the Foundation Board shall communicate with the CCAA Plan Administrators when the Cy-près Foundation’s reports are put forward for approval by the CCAA Court. Similarly, this process will be adhered to when the Cy-près Foundation seeks the approval of the CCAA Court in advance of proceeding with matters, other than purely administrative matters, which entail financial expenditures or commitments. All reports provided by the Chair of the Foundation Board to the CCAA Plan Administrators and all reports provided by the CCAA Plan Administrators to the Page 96 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

89 CCAA Court in relation to the Cy-près Foundation shall be provided to the PCC Representative Counsel. 9.10 Term of Operation of Cy-près Foundation The Cy-près Foundation shall not be dissolved, nor shall its work be terminated until such time as specified by the CCAA Court in the Sanction Order or such further Order of the CCAA Court. ARTICLE 10. INFORMATION TO BE PROVIDED DURING THE CONTRIBUTION PERIOD 10.1 Annual Business Plans Notwithstanding any terms or conditions of any Definitive Documents, Imperial and any members of its Tobacco Company Group, as applicable, shall comply with all their obligations pursuant to Article 10 herein. On an annual basis during the Contribution Period, Imperial shall provide to the CCAA Plan Administrator a rolling five-year operating and capital business plan approved by Imperial’s Canada leadership team (the “Business Plan”) that shall be consistent with the Definitive Documents and, without limitation, shall include the following: (a) The same schedules and level of detail as Imperial has provided to the Claimants during the pendency of the CCAA Proceedings including, for greater certainty, five-year projections for Imperial’s income statement, balance sheet, cash flow statement, gross margin schedule, total margin schedule, Intercompany Transaction details, taxes and government levies schedule, operating costs schedule, statement of financial position, and summary of assumptions and trends, and, until such time as Imperial shall have transferred all of its assets, Indebtedness, liabilities and business relating to its current and future Alternative Products to an unrelated company, a Canadian Affiliate of its Parent, or a Canadian Subsidiary of any other company within its Tobacco Company Group pursuant to Article 4, Section 4.1 herein, the particulars of the determination of the net income attributable to the Alternative Products; (b) Imperial’s plans to make capital expenditures (“CapEx”) that: (i) Are reasonably necessary for the preservation of its assets, undertakings and properties or its business (including payments on account of insurance, maintenance and security services), (ii) Are reasonably necessary to replace or supplement its assets, undertakings or properties, or (iii) Are otherwise of benefit to the business; and (c) The framework, elements and pricing of the intercompany charges for the Intercompany Services which the Parent and relevant Affiliates of Imperial shall continue to provide to Imperial through Intercompany Transactions, subject to the provisions of the CCAA Plan and in accordance with the Definitive Documents. Page 97 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 90 The CCAA Plan Administrator shall review the Business Plan for Imperial on an annual basis, and may suggest non-binding revisions or amendments to Imperial. The CCAA Plan Administrator may advise the Provinces, Territories and any Impacted Claimants of such suggestions. The suggestions of the CCAA Plan Administrator shall be considered in good faith by Imperial. 10.2 Quarterly and Annual Information 10.2.1 Annual Financial Information On or before the 90th day following the end of each fiscal year during the Contribution Period, Imperial shall provide the CCAA Plan Administrator with the following financial information: (a) An audited financial statement (“Annual Financial Statement”); (b) A schedule providing the particulars by Affiliate of all receipts and disbursements in respect of all of Imperial’s Intercompany Transactions; (c) A report that identifies and discusses the differences between Imperial’s financial performance forecast in its Business Plan and its actual financial performance in each fiscal year during the Contribution Period; and (d) All other relevant assumptions, details and schedules that support the Annual Financial Statement. 10.2.2 Information to be provided by Imperial in Annual MD&A The Business Plan which Imperial shall provide annually during the Contribution Period to the CCAA Plan Administrator shall be accompanied by a management discussion and analysis (“MD&A”) which includes disclosure of information regarding the following matters that is of a similar level of disclosure as in the CCAA Proceedings to enable the CCAA Plan Administrator and the Claimants to understand and assess the impact on and associated risk to Imperial’s performance of its obligations under the Definitive Documents: (a) Transfer Pricing Arrangements - Any plan to change any of Imperial’s existing intercompany transfer pricing arrangements; (b) Intercompany Transaction Changes - Any plan to enter into a new Intercompany Transaction or amend the terms of an existing Intercompany Transaction which may only be undertaken in compliance with the requirements set out in Article 5, Section 5.14 herein; (c) Intercompany Transaction Terminations - Any plan to not renew, not extend or otherwise terminate an Intercompany Transaction; (d) Change in Location - Any plan to move Imperial’s head office or other premises and/or terminate any lease of the premises housing such offices; (e) Disposition of Assets - Any plan to dispose of and/or transfer material assets exceeding $5 million in any one transaction or $10 million in the aggregate, including manufacturing Page 98 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 91 equipment, trademarks, intellectual property and any other intangible assets, that are material to Imperial’s conduct of its Ordinary Course of Business; (f) Termination of Employees - Any plan to terminate an operationally significant number of employees of Imperial; (g) Change in Executive Management Team - Any planned or anticipated changes to Imperial’s executive management team in regard to both complement and personnel; (h) CapEx - Imperial’s CapEx budget, including any plans to make material capital expenditures and dispose of and/or transfer assets; (i) Cash Security Arrangements - Any planned new cash security arrangements or other treasury arrangements, or planned amendments to cash security arrangements or treasury arrangements including: the use of concentration accounts, cash sweeps, increased or new escrow, and deposit or pledged asset requirements; (j) Cash Commitments - Any planned new or amended cash commitments or deposits required that are in excess of $10 million in the aggregate, whether occurring in any one situation, or series of related situations, or series of related transactions; (k) Financing Arrangements - Any planned new or amended financing arrangements into which Imperial proposes to enter, that are in excess of $10 million in the aggregate, whether occurring in any one situation, or series of related situations, or series of related transactions, including full particulars regarding the anticipated security and financing costs; (l) Material Change in Business Operations - Any plans to permanently or temporarily cease, downsize or shutdown any businesses or operations carried on by Imperial, or make any other material changes in Imperial’s business or operations (other than in respect of Alternative Products); (m) Taxes – All notices of assessment or reassessment in respect of any taxation year ending during the Contribution Period. Any rulings and any other written communications issued by a Tax Authority relating to the deductibility of the Upfront Contributions, Annual Contributions or Reserved Amounts for income tax purposes, the receipt of Reserved Amounts, or the availability, deductibility, carryforward or carryback of a Tax Attribute (any of which, a “Tax Matter”); (n) Claims and Litigation – All notices received by Imperial regarding claims or potential claims that may be brought against it, and copies of all originating processes commenced against Imperial; (o) Settlements – All amounts paid to settle claims made and actions commenced against Imperial and whether such payments were made in whole or in part by Imperial’s insurer(s); and Page 99 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 92 (p) Penalties and Fines – All penalties and fines, and any interest charged thereon, levied against Imperial by a Governmental Authority. 10.2.3 Information to be provided by Imperial in Quarterly MD&A Quarterly during the Contribution Period, Imperial shall provide to the CCAA Plan Administrator: (a) Financial statements which include the same schedules and level of detail as Imperial has provided to the Claimants during the pendency of the CCAA Proceedings including, for greater certainty, income statement, balance sheet, statement of profit and loss, cash flow statement, statement of Tobacco Product shipment volumes by brand, gross margin schedule, total margin schedule, Intercompany Transaction details, Taxes and government levies schedule, operating costs schedule, statement of financial position, and summary of assumptions and trends, and the particulars of the determination of the net income attributable to the Alternative Products; and (b) An accompanying MD&A which includes disclosure of any new information or updates relating to the matters enumerated in Article 10, Section 10.2.2(a) through Article 10, Section 10.2.2(p) herein that is sufficiently detailed to enable the CCAA Plan Administrator and the Claimants to understand and assess the impact on and associated risk to Imperial’s performance of its obligations under the Definitive Documents. 10.3 Other Information to be provided by Imperial During the Contribution Period, within ten days of receipt of any communication from a Tax Authority relating to a Tax Matter, Imperial shall provide copies of same to the CCAA Plan Administrators. During the Contribution Period, Imperial shall also provide sufficiently detailed information and supporting data to the CCAA Plan Administrator in response to ad hoc requests which may be made from time to time in connection with the information produced by Imperial pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3 and 10.8 herein. Imperial shall provide the CCAA Plan Administrators with ongoing internet access to view the holdings comprising the Imperial Supplemental Trust Account and the related performance thereof. 10.4 Access to Imperial’s Management During the Contribution Period, Imperial shall provide the CCAA Plan Administrators with reasonable access to its key management personnel to answer any reasonable questions they may have arising from or in connection with the financial records and information produced to the CCAA Plan Administrators pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 herein. The key management personnel of Imperial shall attend quarterly meetings and any meetings scheduled ad hoc with the CCAA Plan Administrators. 10.5 Procedure for Provinces and Territories to request Information from Imperial If, in connection with the interpretation, implementation, application, compliance with, enforcement of, or alleged breach or violation of any terms of any of the Definitive Documents, a Province or Territory wishes to make a request for financial records or other data and information (“Information Request”) to Imperial, the following procedure shall be followed: Page 100 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

93 (a) An Information Request from any public servant of, or financial, legal or other advisor to, a Province or Territory shall be delivered to the PTLC Member for the requesting Province or Territory. The Information Request shall be in writing and sufficiently particularized; (b) The PTLC Member for the requesting Province or Territory shall submit the written Information Request to the PTLC Chair; (c) The PTLC Chair shall review each Information Request received and, if necessary, confer with the requesting PTLC Member to clarify the particulars of the information sought, remove any duplication with other Information Requests received from other PTLC Members, and then prepare a final written Information Request (“Final Information Request”). Notwithstanding the foregoing responsibility, the PTLC Chair may, in their discretion, decline to send to the CCAA Plan Administrator an Information Request which, in the reasonable view of the PTLC Chair, is unreasonable, unnecessary, overly broad or imprecise. If the PTLC Chair declines to send an Information Request to the CCAA Plan Administrator, the PTLC Chair shall advise the requesting PTLC Member in writing of the reason for such decision; (d) If the Information Request has not been declined, the PTLC Chair shall submit the Final Information Request to the CCAA Plan Administrator, and provide all PTLC Members and any Impacted Claimants with a copy of the Final Information Request; (e) The CCAA Plan Administrator shall review and then may submit the Final Information Request to Imperial. Notwithstanding the foregoing responsibility, the CCAA Plan Administrator may, in its discretion, suggest revisions, add comments or decline to send to Imperial a Final Information Request which, in the reasonable view of the CCAA Plan Administrator, is unreasonable, unnecessary, overly broad or imprecise. If the CCAA Plan Administrator declines to send a Final Information Request to Imperial, the CCAA Plan Administrator shall advise the PTLC Chair in writing of the reason for such decision. In that event: (i) The PTLC Chair may reconsider whether to revise or withdraw the Final Information Request; or (ii) The PTLC Chair may require the CCAA Plan Administrator to provide Imperial with a copy of the Final Information Request, in which case the written reasons for the CCAA Plan Administrator’s view that the Final Information Request is improper or irrelevant shall also be submitted to Imperial. All Final Information Requests that are submitted to Imperial and any written comments or written reasons of the CCAA Plan Administrator shall be admissible in evidence in any arbitration or proceeding in the CCAA Court; (f) Imperial shall provide to the CCAA Plan Administrator data, information and any documents responsive to the Final Information Request which the CCAA Plan Administrators shall use to prepare a written response to the Final Information Request. The CCAA Plan Administrator shall deposit the written response and any documents Page 101 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 94 received from Imperial in the Virtual Data Room for Imperial, and then notify the PTLC Chair and any Impacted Claimants of such deposit; (g) The PTLC Chair shall notify the PTLC Members that the written response and any documents responsive to the Final Information Request have been deposited into Imperial’s Virtual Data Room; and (h) The PTLC Chair, any Impacted Claimants or the CCAA Plan Administrator may request an ad hoc Interface Meeting to discuss Imperial’s response to the Final Information Request. Under no circumstances shall a PTLC Member, other public servant of, or a financial, legal or other advisor to, any Province or Territory contact Imperial or a member of Imperial’s Tobacco Company Group directly to make an Information Request and thereby bypass the PTLC Chair or the CCAA Plan Administrator. 10.6 Procedure for Impacted Claimants to request Information from Imperial If an Impacted Claimant wishes to make an Information Request to Imperial, the following procedure shall be followed: (a) An Information Request from an Impacted Claimant, or its financial, legal or other advisor, shall be in writing, sufficiently particularized and not duplicate any Final Information Requests from the Provinces and Territories which have been provided to the Impacted Claimant by the PTLC Chair; (b) The Impacted Claimant shall submit its Information Request to the CCAA Plan Administrator with a copy to the PTLC Chair; (c) The PTLC Chair shall provide a copy of the Impacted Claimant’s Information Request to all PTLC Members; (d) The CCAA Plan Administrator shall review and then may submit the Impacted Claimant’s Information Request to Imperial. Notwithstanding the foregoing responsibility, the CCAA Plan Administrator may, in its discretion, suggest revisions, add comments or decline to send to Imperial an Information Request which, in the reasonable view of the CCAA Plan Administrator, is unreasonable, unnecessary, overly broad or imprecise. If the CCAA Plan Administrator declines to send an Information Request to Imperial, the CCAA Plan Administrator shall advise the Impacted Claimant of the reason for such decision. In that event: (i) The Impacted Claimant may reconsider whether to revise or withdraw its Information Request; or (ii) The Impacted Claimant may require the CCAA Plan Administrator to provide Imperial with a copy of its Information Request, in which case the written reasons for the CCAA Plan Administrator’s view that the Information Request is Page 102 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 95 unreasonable, unnecessary, overly broad or imprecise shall also be submitted to Imperial. All Information Requests of an Impacted Claimant that are submitted to Imperial and any written comments or written reasons of the CCAA Plan Administrator shall be admissible in evidence in any arbitration or proceeding in the CCAA Court; (e) Imperial shall provide to the CCAA Plan Administrator data, information and any documents responsive to the Impacted Claimant’s Information Request which the CCAA Plan Administrator shall use to prepare a written response to the Information Request. The CCAA Plan Administrator shall deposit the written response and any documents received from Imperial in the Virtual Data Room for Imperial, and then notify the Impacted Claimant and the PTLC Chair of such deposit; (f) The PTLC Chair shall notify the PTLC Members that the written response and any documents responsive to the Impacted Claimant’s Information Request have been deposited into Imperial’s Virtual Data Room; and (g) The Impacted Claimant, PTLC Chair or CCAA Plan Administrator may request an ad hoc Interface Meeting to discuss Imperial’s response to the Impacted Claimant’s Information Request. Under no circumstances shall an Impacted Claimant, or any of its financial, legal or other advisors, contact Imperial or any member of Imperial’s Tobacco Company Group directly to make an Information Request and thereby bypass the CCAA Plan Administrator. 10.7 Confidentiality of Information In addition to their obligations pursuant to the NDAs and any confidentiality order, the PTLC Members and the Impacted Claimants shall maintain the strict confidentiality of all communications made, all information shared and all agendas, reports, records and other documents exchanged during the Interface Meetings and the Deliberation Meetings and in response to Information Requests, which shall not be disclosed in or used for any proceeding or any other purposes, other than as provided for in Article 10, Sections 10.5(e) and 10.6(d). 10.8 Information and Certification to be provided by Imperial regarding Annual Contributions and Reserved Amounts During the Contribution Period, Imperial shall provide to the CCAA Plan Administrator sufficiently detailed information and supporting data regarding the quantum of the Annual Contributions and Reserved Amounts to be made by Imperial in respect of each calendar year, including a certification provided by Imperial’s chief financial officer that the quantum of the Annual Contributions and Reserved Amounts to be made by Imperial in respect of each calendar year has been calculated accurately in accordance with the Metric and all other applicable terms of the Definitive Documents. Such certification shall be delivered to the CCAA Plan Administrator at the same time as the aforesaid information and supporting data and shall not give rise to any personal liability on the part of the certifying officer. Page 103 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 96 10.9 Timing of Imperial’s Delivery of Business Plan, Financial Statements and MD&A to CCAA Plan Administrators By no later than the applicable dates specified in the Table below, Imperial shall deliver to the CCAA Plan Administrator the Business Plans and financial records and information that it is required to produce pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 herein: Financial Documents Dates by which Imperial shall deliver Financial Documents to CCAA Plan Administrator Q1 Financial Statements May 15 Q2 Financial Statements August 15 Q3 Financial Statements November 15 Q4 Financial Statements March 15 Annual Financial Statements March 31 5 year Business Plan provided annually May 15 Calculation of Metric June 30 10.10 Virtual Data Rooms and NDAs As provided in Article 11, Section 11.1(b) herein, during the Contribution Period, Imperial shall provide to its CCAA Plan Administrator for deposit into its virtual data room (“Virtual Data Room”) all of the financial records and information required to be produced to the CCAA Plan Administrator pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 herein. Imperial’s Virtual Data Room shall only be accessed by the CCAA Plan Administrators, Provinces, Territories and Impacted Claimants and their advisors who have executed an NDA with Imperial. Provided that they have executed an NDA, any Claimant to whom any portion of its share of the Global Settlement Amount remains unpaid shall be entitled to access all of the financial records and information that Imperial shall deposit in its Virtual Data Room pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 and Article 11, Section 11.1(b) herein. Page 104 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

97 ARTICLE 11. COVENANTS AND OTHER PAYMENT ASSURANCE 11.1 Covenants During the Contribution Period, Imperial and, as applicable, members of its Tobacco Company Group shall be subject to the following covenants, subject to Imperial’s right to engage in its Ordinary Course Operational Activities: (a) Imperial shall use commercially reasonable efforts to operate and carry on business in a manner consistent with its Business Plan, subject to any changes to such operations or business that are not inconsistent with the Definitive Documents, and as may be necessary or required in the Ordinary Course of Business of Imperial, or in response to prevailing material market changes affecting Imperial, that are not contemplated by its Business Plan; (b) In accordance with Article 10, Section 10.10 herein, Imperial shall continue on a regular and timely basis to provide to its CCAA Plan Administrator for deposit into its Virtual Data Room all financial records and information required to be produced to the CCAA Plan Administrators pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 herein, and to which the CCAA Plan Administrators, Provinces, Territories and any Impacted Claimants shall be permitted continued access during the Contribution Period provided that they have executed an NDA. The CCAA Plan Administrators may request and, upon receipt of such request, Imperial shall produce to the CCAA Plan Administrators and, through the Virtual Data Rooms, to the Provinces, Territories and any Impacted Claimants all financial records and information necessary to, among other things: (i) Assess the financial performance of Imperial; (ii) Determine whether the Annual Contributions and Reserved Amounts have been calculated and paid in compliance with the Definitive Documents; (iii) Assess the rates, prices and any adjustments to such rates and prices as may be made in respect of any Intercompany Transaction by Imperial’s Parent and the relevant Affiliates within its Tobacco Company Group in compliance with the requirements set out in Article 5, Section 5.14 herein; and (iv) Assess whether Imperial is operating in accordance with the Definitive Documents. Any Province, Territory or Impacted Claimant may request additional financial records and information from Imperial by submitting a request for same to the CCAA Plan Administrators, and the CCAA Plan Administrators shall make that request to Imperial. Notwithstanding the foregoing responsibility, the CCAA Plan Administrators may, in their discretion, decline to send to Imperial an Information Request which, in the reasonable view of the CCAA Plan Administrators, is improper or irrelevant; (c) Imperial shall fulfill its obligations to provide to the CCAA Plan Administrator regular quarterly, annual and, if requested by the CCAA Plan Administrator, ad hoc reporting of all information enumerated in Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 herein at the specified times including information regarding: Page 105 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 98 (i) Any non-compliance with any of the Definitive Documents or non-compliance with its Business Plan, including any issue, event or condition which caused or would reasonably be expected to cause a Material Adverse Effect on Imperial or that constitutes a Breach or an Event of Default; (ii) Confirmation of the amounts of the Annual Contributions to be made by it; and (iii) Confirmation of the Reserved Amounts received or realized by it; (d) Imperial shall apply any available Tax Attribute to its earliest taxation year permitted by Applicable Law to reduce taxable income in such taxation year, provided for greater certainty, that there shall be no requirement to reduce taxable income to an amount that is less than $100 in a taxation year; (e) Imperial shall diligently pursue any Tax Matter raised by a Tax Authority to establish a positive outcome for Imperial, keep the CCAA Plan Administrators reasonably informed of the progress of any Tax Matter with the relevant Tax Authority, and provide the CCAA Plan Administrators with reasonable opportunity to review and comment upon any submissions, objections or appeals lodged by Imperial in respect of any Tax Matter, provided that following any receipt of any such submissions, objections or appeals, the CCAA Plan Administrators shall not knowingly waive any applicable privilege in respect of such submissions, objections or appeals; (f) The chief financial officer of Imperial shall certify that the information provided to the CCAA Plan Administrator by Imperial pursuant to Article 10, Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.3 and 10.8 herein is true and correct to the best of their knowledge, information and belief, and consistent with the information and data provided by Imperial to its Tobacco Company Group. Any such certification shall not give rise to any personal liability on the part of the applicable certifying officer; (g) Imperial and its Material Subsidiaries shall conduct their businesses in good faith with a view to fulfilling their obligations pursuant to the Definitive Documents, and shall not conduct their businesses and operations, divest assets, rearrange ownership, and/or alter their corporate structures, and/or operational practices, in any manner that circumvents or is adverse to the ability of Imperial to satisfy its obligations under the CCAA Plan including, the ability of Imperial to pay the Upfront Contributions, Tax Refund Cash Payments and/or Annual Contributions within the Contribution Period; (h) Except: (i) for the transfer of all of Imperial’s Alternative Products Business to Newco pursuant to Article 4, Section 4.1 herein, (ii) for an Ordinary Course Divestiture made in accordance with Article 11, Section 11.4 herein, or (iii) with the consent of the Provinces and Territories and any Impacted Claimants, which consent shall not be unreasonably withheld (collectively, “Permitted Transfers”), in the event that Imperial or its Material Subsidiary seeks to transfer any or all of its assets and business to any other entity including an unrelated company, a Canadian Affiliate of its Parent, or a Canadian Subsidiary of any other company within its Tobacco Company Group (“Canada Newco”), pursuant to its CCAA Plan or otherwise (except, for greater certainty, its assets, Indebtedness, liabilities Page 106 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 99 and business relating to its Alternative Products), then upon the effective date of any such transfer, the balance then remaining owing by Imperial in respect of its share of the Annual Contributions and Reserved Amounts shall accelerate and become due and payable in full upon such effective date without any further action being required to be taken by the Claimants. In the event that an Impacted Claimant seeks to invoke the acceleration clause and any other Impacted Claimant or any Tobacco Company, including the defaulting Tobacco Company, take exception to such action, then the Impacted Claimant seeking to invoke the acceleration clause or the Tobacco Company may bring the issue before the CCAA Court for determination; (i) Neither Imperial nor any of its Material Subsidiaries shall create, incur, assume or suffer to exist or otherwise become liable for any Indebtedness, otherwise than in the Ordinary Course of Business; (j) Neither Imperial nor any of its Material Subsidiaries shall create, incur, assume, suffer to exist or otherwise become bound by or subject to any Encumbrance upon any of its properties and assets other than a Permitted Encumbrance; (k) Imperial shall not, and shall not permit any of its Material Subsidiaries to, merge into or amalgamate or consolidate or reorganize with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or wind up, liquidate or dissolve; (l) Imperial shall not, and shall not permit any of its Material Subsidiaries to, change its name, type of organization, jurisdiction of organization or incorporation, chief executive office or registered office; (m) Imperial shall not, and shall not permit any of its Material Subsidiaries to, Dispose of (including pursuant to a dissolution) any of their respective property or assets, except for Permitted Transfers and Dispositions consisting of: (i) Inventory sold in the Ordinary Course of Business upon customary credit terms; (ii) Sales of worn-out, scrap or obsolete material or equipment which are not material in the aggregate; and (iii) Licenses granted to third parties in the Ordinary Course of Business; (n) Imperial shall not, and shall not permit any of its Material Subsidiaries to, assign any of its income to any other Person, and Imperial’s Parent and any member of its Tobacco Company Group shall not cause Imperial to assign any of its income to any other Person; and (o) Imperial shall not withdraw funds or otherwise transfer or instruct the withdrawal or transfer of funds from the Imperial Supplemental Trust except in accordance with the terms hereof. Page 107 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 100 11.2 Ordinary Course Operational Activities Decisions made by Imperial’s directors, officers and management, as applicable, pertaining to operational matters, including the matters enumerated in subparagraphs (a) through (n) herein (“Ordinary Course Operational Activities”), shall be considered to be within the reasonable exercise of Imperial’s directors’ and officers’ business judgment, provided that such decisions are made in the Ordinary Course of Business, are consistent with Imperial’s covenants and the terms of the CCAA Plan, and are in compliance with all Applicable Laws: (a) Product mix, pricing, volume and distribution of Tobacco Products; (b) Brands of Tobacco Products, provided that Imperial does not directly or indirectly: (i) Transfer a Tobacco Product brand with a profitable gross margin out of Canada to another company within its Tobacco Company Group, or (ii) Exit a Tobacco Product brand with a profitable gross margin such that Imperial is arbitrarily affected in a negative manner, as compared to other members of its Tobacco Company Group; (c) Customer rebates and trade allowances in regard to the sale of Tobacco Products; (d) Tobacco Products sales and promotional activities; (e) Sustaining capital expenditures to maintain Imperial’s cash flows, operating capacity and earning capacity and maintain and preserve its assets in good working order. For greater certainty, activities undertaken and decisions made pertaining to investment CapEx are not Ordinary Course Operational Activities and are subject to the terms of Article 11, Section 11.3 herein; (f) Payment of expenses reasonably necessary for the preservation of Imperial’s assets and business including payments on account of insurance (including directors and officers insurance), maintenance and security services; (g) Administration of Imperial’s payroll including the payment of wages, salaries, commissions, compensation, vacation pay, bonuses, incentive and share compensation plan payments, reimbursement expenses (including amounts charged to corporate credit cards) and severance pay; (h) Administration of Imperial’s benefit programs including expenses related to the employee and retiree medical insurance, dental insurance, disability insurance, life insurance and similar benefit plans or arrangements, and employee assistance programs; (i) Administration of Imperial’s pension and retirement programs; (j) Remittance of statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province or Territory or any other taxation authority which Imperial is required to Page 108 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

101 deduct from employees’ wages, including amounts in respect of employment insurance, Canada Pension Plan, Quebec Pension Plan and income taxes; (k) Payment, withholding, or remittance of all Taxes required to be paid, withheld, or remitted by Imperial to a Governmental Authority under Applicable Law; (l) Posting of bonding collateral to satisfy regulatory or administrative requirements imposed on Imperial to provide security in relation to the collection and remittance of federal excise taxes and customs and import duties and federal, provincial and territorial tobacco taxes; and (m) Cash management, cash investment and treasury transactions including, payment of accounts payable, collection of accounts receivable, management of cash and liquidity, purchase of short term investment vehicles, issuing of letters of credit, funding of payroll, and management of foreign exchange positions. 11.3 CapEx Thresholds During the Contribution Period, Imperial may make capital expenditures, in addition to those reasonably necessary for the preservation of its assets, undertakings and properties or its business (including payments on account of insurance, maintenance and security services), to replace or supplement its assets, undertakings or properties, or that are otherwise of benefit to the business, provided that any single such expenditure is less than $1 million, or the aggregate of such expenditures in a calendar year is less than $10 million (“CapEx Thresholds”). The CapEx Thresholds shall be adjusted for inflation as appropriate. In the event that Imperial wishes to exceed the CapEx Thresholds for a valid business reason, it shall make a request in writing to the CCAA Plan Administrator in that regard and the CCAA Plan Administrator shall determine whether any increase is permitted. 11.4 Ordinary Course Divestitures Thresholds During the Contribution Period, Imperial may permanently or temporarily cease, downsize or shut down any of its business or operations that is redundant and non-material, or dispose of redundant or non-material assets (collectively, “Ordinary Course Divestitures”) not exceeding $5 million in any one transaction or $10 million in any calendar year in the aggregate (“Ordinary Course Divestitures Thresholds”). The Ordinary Course Divestitures Thresholds may be adjusted for inflation as appropriate. In the event that Imperial wishes to exceed the Ordinary Course Divestitures Thresholds for a valid business reason, it shall make a request in writing to the CCAA Plan Administrator in that regard and the CCAA Plan Administrator shall determine whether any increase is permitted. ARTICLE 12. EVENTS OF DEFAULT, BREACHES AND REMEDIES 12.1 Aggrieved Parties in Dispute Resolution For the purpose of the dispute resolution processes set forth in Articles 12 and 13 of the CCAA Plan, the following Persons only may be “Aggrieved Parties”: Page 109 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 102 (a) the Provinces and Territories collectively, the collective interests of which will be advanced in the dispute resolution processes in a coordinated manner through the PTLC. Notwithstanding the foregoing, each Province and Territory retains its right to pursue a claim individually should it decide to do so and, if any Province or Territory elects to do so, it shall be designated as an Aggrieved Party hereunder. However, such right shall not extend to any assignee of an Affected Claim of a Province or Territory; (b) the Pan-Canadian Claimants whose collective interests will be represented in the dispute resolution processes by the PCC Representative Counsel; (c) the QCAPs whose collective interests will be represented in the dispute resolution processes by the Quebec Class Counsel; (d) any other Impacted Claimant who has not yet been paid their full share of the Global Settlement Amount; and/or (e) the Cy-près Foundation solely for the purpose of enforcing any non-payment of any portion of the Cy-près Fund. Upon the occurrence of an event that may constitute an Event of Default or a Breach, any Aggrieved Party may exercise their rights and pursue any remedies available pursuant to the terms of the CCAA Plan, any other Definitive Documents and Applicable Law. For greater certainty, no Aggrieved Party shall have any rights to enforce the Contribution Security in the event of the occurrence and continuance of a Breach. In so doing, such Aggrieved Party shall consult with and communicate relevant information to all other Impacted Claimants regarding the steps to be taken, remedies sought, outcome and other significant matters relating to the resolution or determination of the Event of Default or Breach. 12.2 Events of Default The occurrence during the Contribution Period of any of the following events (“Events of Default”) shall constitute an Event of Default subject, where applicable, to the Monetary Cure Period, Non-Monetary Cure Period or Extended Cure Period: (a) Imperial fails to pay or cause its Upfront Contribution or any portion thereof to be paid when due in accordance with the terms of the Definitive Documents; (b) Imperial fails to pay or cause any Annual Contribution or any portion thereof to be paid when due in accordance with the terms of the Definitive Documents; (c) Imperial fails to pay or cause a Reserved Amount or any portion thereof to be paid when due in accordance with the terms of the Definitive Documents; (d) Imperial fails to provide any annual Business Plan and MD&A at all to the CCAA Plan Administrator in accordance with Article 10, Section 10.1 and Article 10, Section 10.2.2 herein; Page 110 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 103 (e) Imperial fails to provide any quarterly financial statements and MD&A at all to the CCAA Plan Administrator in accordance with Article 10, Section 10.2.3 herein; (f) Imperial fails to provide any Annual Financial Statements at all to the CCAA Plan Administrator in accordance with Article 10, Section 10.2.1 herein; (g) Imperial fails to provide any information to the CCAA Plan Administrator at all regarding the calculation of the Annual Contributions and Reserved Amounts to be made by Imperial in respect of each calendar year in accordance with Article 10, Section 10.8 herein; (h) Imperial fails to respond to an ad hoc request from the CCAA Plan Administrator for information in connection with any of Imperial’s Business Plan, annual MD&A, quarterly MD&A and Annual Financial Statements in accordance with Article 10, Section 10.3 herein; (i) Imperial’s key management personnel fail to attend a quarterly meeting or any meeting scheduled ad hoc with the CCAA Plan Administrators in accordance with Article 10, Section 10.4 herein; (j) Imperial fails to provide the Contribution Security in accordance with Article 5, Section 5.13; (k) Any material provision in the CCAA Plan or in the Contribution Security Agreement or other Definitive Documents for any reason ceases to be valid, binding and enforceable against Imperial in accordance with its terms, or Imperial so asserts in writing; (l) Any representation or warranty made by Imperial in the CCAA Plan or in any other Definitive Document or in any report, certificate, financial statement or other instrument, agreement or document furnished pursuant hereto or thereto is false, incorrect, incomplete or misleading in any material respect as of the date that the representation or warranty was made or deemed to be made; (m) Imperial or its Material Subsidiary transfers any or all of its assets and business to any other entity including an unrelated company, a Canadian Affiliate of its Parent, or a Canada Newco, pursuant to its CCAA Plan or otherwise (except, for greater certainty, Permitted Transfers), or sells or otherwise disposes of its respective assets, including the disposition of manufacturing equipment and the transfer of trademarks, intellectual property and any other intangible assets, that are material to the conduct of the Ordinary Course of Business of Imperial or its Material Subsidiary, other than Permitted Transfers; (n) Imperial or its Material Subsidiary ceases or threatens to cease to carry on its business or admits its inability to pay its Indebtedness generally, or is insolvent or admits that it is insolvent; (o) Expressly excepting Imperial’s CCAA Proceeding, a Bankruptcy Action exists in respect of Imperial or its Material Subsidiary; Page 111 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 104 (p) Any arrangement not permitted by the Definitive Documents is proposed involving a reclassification, reorganization, change or conversion of Imperial’s shares or its consolidation with or into another entity; (q) A judgment, writ of execution, garnishment, sequestration, distress, attachment or similar process is issued or levied for the payment of money in a sum which exceeds $1 million against Imperial or its Material Subsidiary, and the same is not released, bonded, satisfied, discharged, vacated, accepted for payment by an insurer or otherwise stayed within 30 days from the date of notice of entry thereof; (r) Any remedial order that causes or would reasonably be expected to cause a Material Adverse Effect is issued by any Governmental Authority in respect of Imperial or its Material Subsidiary pursuant to any environmental law; (s) Imperial or its Material Subsidiary violates any legal requirement which results in the issuance of an order or the cancellation of any license or certificate or approval by a Governmental Authority that causes or would reasonably be expected to cause a Material Adverse Effect; (t) Imperial conducts its business and operations, divests assets, rearranges ownership, alters its corporate structure and/or operational practices either directly or indirectly, in any manner that circumvents or is adverse to the intention underlying the CCAA Plan, including the ability of Imperial to pay the Global Settlement Amount in full; (u) Any Encumbrance for the benefit of one or more of the Claimants created upon any properties or assets of Imperial or its Material Subsidiary, or intended so to be, pursuant to any Definitive Document ceases to be a valid and perfected Encumbrance, having the priority contemplated in the Definitive Documents; (v) Imperial or its Material Subsidiary creates, incurs, assumes, suffers to exist or otherwise becomes bound by or subject to any Encumbrance upon any of its properties and assets other than a Permitted Encumbrance; (w) An encumbrancer pursuant to an Encumbrance takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce an Encumbrance over any of the property or assets of Imperial or its Material Subsidiary; (x) Imperial or its Material Subsidiary fails to comply with an order, decision or award made by the Arbitrator or the CCAA Court; (y) The Parent fails to comply with its obligations pursuant to Article 5, Section 5.14, or an Order of the CCAA Court issued pursuant to Article 5, Section 5.14 or (z) Imperial withdraws or otherwise transfers or instructs the withdrawal or transfer of funds from the Imperial Supplemental Trust except in accordance with the terms hereof. Page 112 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

105 12.3 Cure of Events of Default Upon the occurrence of an Event of Default, an Aggrieved Party may deliver written notice to Imperial of such default (“Notice of Default”) and: (a) If the Event of Default is one referred to in Article 12, Sections 12.2(j), 12.2(k) and 12.2(m) to 12.2(o) herein, no cure period (defined in subsections (b) or (c) as applicable below) shall apply; (b) If the Event of Default is one referred to in Article 12, Sections 12.2(a), 12.2(b) and 12.2(c) herein, and is capable of being remedied, Imperial shall have 10 days following receipt of the Notice of Default to remedy such default (“Monetary Cure Period”); (c) If the Event of Default is one referred to in Articles 12, Sections 12.2(d) to 12.2(i), 12.2(l) and 12.2(p) to 12.2(x) herein and is capable of being remedied, Imperial shall have 15 days following receipt of the Notice of Default to remedy such default (“Non-Monetary Cure Period”) or, if the nature of such Event of Default is such that it is capable of being remedied, but is not capable of being remedied within the Non-Monetary Cure Period, then the Non-Monetary Cure Period shall be extended for a period not to exceed 45 days from the date that Imperial receives the Notice of Default (the “Extended Cure Period”) as may be required to permit Imperial to remedy the Event of Default, provided that Imperial makes best efforts to remedy the Event of Default during the Extended Cure Period; or (d) If the Event of Default is the one referred to in Article 12, Section 12.2(y) herein and is capable of being remedied, the Parent shall have the Non-Monetary Cure Period to remedy such default or, if the nature of such Event of Default is such that it is capable of being remedied, but is not capable of being remedied within the Non-Monetary Cure Period, then the Non-Monetary Cure Period shall be extended for a period not to exceed the Extended Cure Period as may be required to permit the Parent to remedy the Event of Default, provided that the Parent makes best efforts to remedy the Event of Default during the Extended Cure Period. The discontinuance or correction of an Event of Default shall constitute a cure thereof. 12.4 Breach of CCAA Plan The occurrence during the Contribution Period of any of the following events constitutes a breach (“Breach”) of Imperial’s obligations pursuant to the CCAA Plan and other Definitive Documents: (a) On the part of Imperial: (i) The provision of an annual Business Plan and MD&A to the CCAA Plan Administrators the contents of which are deficient as they do not fulfill the requirements of Article 10, Section 10.1 and Article 10, Section 10.2.2 herein; (ii) The provision of quarterly financial statements and MD&A to the CCAA Plan Administrators the contents of which are deficient as they do not fulfill the requirements of Article 10, Section 10.2.3 herein; Page 113 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 106 (iii) The provision of Annual Financial Statements to the CCAA Plan Administrators the contents of which are deficient as they do not fulfill the requirements of Article 10, Section 10.2.1 herein; (iv) The provision to the CCAA Plan Administrators of information regarding the quantum of the Contributions and Reserved Amounts to be made by Imperial in respect of each calendar year, the contents of which are deficient as they do not fulfill the requirements of Article 10, Section 10.8 herein; (v) The provision of an unsatisfactory, incomplete or deficient response to an ad hoc request from the CCAA Plan Administrators for information in connection with any of Imperial’s Business Plan, annual MD&A, quarterly MD&A and Annual Financial Statements in accordance with Article 10, Section 10.3 herein; (vi) The making of a capital expenditure that exceeds the applicable CapEx Threshold contrary to Article 11, Section 11.3 herein; (vii) The making of an Ordinary Course Divestiture that exceeds the applicable Ordinary Course Divestitures Threshold contrary to Article 11, Section 11.4 herein; (viii) The application of the Metric to calculate the Annual Contributions in a manner which is contrary to the applicable provisions of the Definitive Documents; and (ix) The calculation of the Reserved Amounts in a manner which is contrary to the applicable provisions of the Definitive Documents. (b) Any failure on the part of Imperial and/or its Material Subsidiary to perform its obligations in any material respect under any of the Definitive Documents that is not expressly enumerated in Article 12, Sections 12.2 or 12.4 of the CCAA Plan will constitute a Breach that shall be resolved in accordance with the Dispute Resolution Procedure set out in Section 13.1. 12.5 Recourse against Parent Notwithstanding anything to the contrary in this CCAA Plan or any other Definitive Document, recourse against any Parent and its Affiliates other than Imperial and its Subsidiaries under or in respect of this CCAA Plan and the other Definitive Documents shall be limited solely to circumstances involving a default by such Person of its obligations under Section 5.14, as determined by the CCAA Court. 12.6 Waiver of Events of Default and Breaches Any Event of Default or Breach, other than a failure to make a Contribution, may be waived in writing by the CCAA Plan Administrators, with the consent of the Provinces and Territories and any Impacted Claimants, subject to the approval of the CCAA Court. Page 114 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 107 ARTICLE 13. DISPUTE RESOLUTION PROCEDURE 13.1 Procedure for Dispute Resolution Any question, issue, difference of opinion, disagreement, claim, complaint or dispute arising from or out of, or in any way in connection with the interpretation, implementation, application, compliance with, enforcement of, or alleged breach or violation of any terms of any of the Definitive Documents (“Dispute”) shall be addressed and determined in accordance with Articles 12 and 13 herein which set out the procedure for the resolution of all Disputes (“Dispute Resolution Procedure”). Only the Aggrieved Parties, Imperial, its Tobacco Company Group and the CCAA Plan Administrators, as applicable, shall be entitled to participate in any arbitration or CCAA Court proceeding conducted in accordance with the Dispute Resolution Procedure. 13.2 Investigation of Events causing a Material Adverse Effect Without limiting the rights of the Provinces, Territories and any other Impacted Claimants as Aggrieved Parties, if the CCAA Plan Administrators are made aware of an issue, event or condition regarding Imperial which caused or would reasonably be expected to cause a Material Adverse Effect, or may constitute a Breach or Event of Default, they will convene an ad hoc meeting with the PTLC Chair and any other Impacted Claimants to provide a preliminary report regarding the issue. If further information is required, the PTLC and any other Impacted Claimants may consult and prepare a written request for particulars (“Request for Particulars”) which includes a statement of the Breach or Event of Default which Imperial is alleged to have committed. The PTLC Chair will provide the Request for Particulars to the CCAA Plan Administrators who shall send the Request for Particulars to Imperial. Notwithstanding the foregoing responsibility, the CCAA Plan Administrators may, in their discretion, decline to send to Imperial a Request for Particulars or other information request received from the PTLC Chair which, in the reasonable view of the CCAA Plan Administrators, is improper or irrelevant. Within ten days of receipt of a Request for Particulars, Imperial shall be required to provide a written response to the Request for Particulars and advise why the circumstances at issue do not constitute a Breach or an Event of Default. The deadline specified for Imperial’s response may be extended on a case by case basis by the CCAA Plan Administrators, in consultation with the PTLC Chair, and will take into account the nature and complexity of the issue under review in order to set a reasonable and realistic time frame for the response. The CCAA Plan Administrators will provide to the PTLC Chair Imperial’s written response to the Request for Particulars and their explanation regarding the alleged Breach or Event of Default. The PTLC Chair shall provide Imperial’s written response to the PTLC and any other Impacted Claimants. The PTLC and any other Impacted Claimants will then consult and decide whether their position is that the issue: (a) Falls within Imperial’s Ordinary Course Operational Activities such that it is not a Breach or an Event of Default; Page 115 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 108 (b) Is a Breach; or (c) Is an Event of Default. 13.3 Resolution of Breaches by Parties If an Aggrieved Party is of the view that Imperial has committed a Breach and it wishes to resolve such Breach, the Aggrieved Party shall deliver a written notice (“Notice of Breach”) to Imperial providing particulars regarding the Breach to the extent they are known to the Aggrieved Party, including specifying all Sections of the Definitive Documents that are relevant to the Breach. After receiving a Notice of Breach Imperial may, within 10 days of such receipt, deliver to the Aggrieved Party a written request for further written particulars regarding the Breach. The Aggrieved Party shall have 10 days to respond to such request in writing. The deadline specified for Imperial’s response may be extended on a case by case basis by the CCAA Plan Administrator, in consultation with the Aggrieved Party, and will take into account the nature and complexity of the issue under review in order to set a reasonable and realistic time frame for the response. Within 10 days after the later of the receipt of the Notice of Breach or the receipt of further particulars if any are known to the Aggrieved Party, Imperial shall deliver to the Aggrieved Party a written response to the Notice of Breach (“Response”) which provides the full particulars of Imperial’s position, including whether Imperial disputes the position of the Aggrieved Party in whole or in part, and the grounds for the disagreement with or denial of the position of the Aggrieved Party. The Aggrieved Party and Imperial shall have a period of time not exceeding 30 days following the delivery of the Response to consider and, if they believe appropriate to do so, discuss or address the Breach. If the matter is addressed to the reasonable satisfaction of the Aggrieved Party and Imperial within such 30 day period, then the issue in dispute shall be deemed to be resolved and shall not be the basis for further remedies pursuant to the Definitive Documents. 13.4 Resolution of Breaches by Arbitrator 13.4.1 Notice of Arbitration If the Aggrieved Party and Imperial fail to resolve a Breach within 30 days following Imperial’s delivery of the Response, and the Aggrieved Party has decided to seek a resolution of the Breach by way of arbitration pursuant to Article 13, Section 13.2(b), they shall deliver a notice of arbitration to Imperial within a further thirty day period. Such notice of arbitration shall include the following information: (a) The specific terms of the Definitive Documents that are relevant to the Breach and the relief sought; (b) A concise summary of the material facts relevant to the issues raised in the Breach that are relied upon by the Aggrieved Party; and Page 116 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

109 (c) A statement of the material facts that Imperial accepts as correct, and a concise summary of the additional material facts upon which Imperial relies. Notwithstanding the foregoing, on the CCAA Court’s own motion or upon application by any of the Aggrieved Party, Imperial, its Tobacco Company Group or the CCAA Plan Administrator as applicable, in exceptional circumstances the CCAA Court may, in its discretion, decide that it shall hear and determine a Breach in lieu of the Arbitrator doing so. All Breaches referred to the Arbitrator shall be arbitrated in accordance with the provisions of the Arbitration Act, 1991, S.O. 1991, c. 17, except to the extent that those statutory provisions are expressly varied by the terms hereof or the terms of the other Definitive Documents. 13.4.2 Appointment of an Arbitrator The Aggrieved Party and Imperial shall agree upon an Arbitrator to appoint who: (a) Is independent of the Parties and the CCAA Plan Administrators; (b) Is not and has never been in the employ of or under contract with any Party or any CCAA Plan Administrator at any time; and (c) Is qualified by education, experience and training to determine the subject matter of the Breach. If the Aggrieved Party and Imperial are unable to reach an agreement regarding the choice of Arbitrator, the CCAA Court shall appoint the Arbitrator from a list of five prospective Arbitrators provided by the Aggrieved Party and Imperial. The five prospective Arbitrators shall fulfill the criteria set forth in subsections (a) to (c) immediately above and shall have not been rejected by the Aggrieved Party or Imperial. If the Aggrieved Party and Imperial are unable to agree upon the list of five prospective Arbitrators, then the CCAA Court may appoint an Arbitrator in its discretion. The Arbitrator shall be empowered and shall have the discretion to conduct a mediation of the Breach and, in doing so, shall not be disqualified from conducting an arbitration hearing to resolve the Breach if the mediation is unsuccessful. The Aggrieved Party shall advise the Arbitrator of the position of the CCAA Plan Administrator and provide to the Arbitrator any report prepared by the CCAA Plan Administrator in regard to the issue to be arbitrated. 13.5 Jurisdiction of Arbitrator The Arbitrator has exclusive jurisdiction to determine: (a) All Disputes pertaining to a Breach unless, pursuant to Article 13, Section 13.4.1, the CCAA Court, in its discretion, decides that exceptional circumstances exist which warrant the CCAA Court hearing and determining a Breach in lieu of the Arbitrator doing so; Page 117 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 110 (b) All questions pertaining to the interpretation of the terms of the Definitive Documents; and (c) All questions of fact, law and mixed fact and law that arise in any Dispute referred to the Arbitrator for determination pursuant to Article 13, Section 13.4 herein. In deciding a Dispute, the Arbitrator shall apply the laws of the Province of Ontario and the Applicable Laws of Canada. The Arbitrator may receive evidence, rely upon it and determine what, if any, weight to give to the evidence, whether or not such evidence is admissible in a court of law. All decisions of the Arbitrator shall be final and conclusive for all purposes, and shall bind the parties to the arbitration. No appeal shall lie to the CCAA Court or any other Court in Canada from a decision of the Arbitrator on questions of fact, law or mixed fact and law. 13.6 Arbitration Remedies The Arbitrator shall decide a Dispute regarding a Breach in accordance with Applicable Law, including equity, and may order specific performance, injunctions and other equitable remedies. If the Arbitrator makes a finding against Imperial in regard to (i) the application of the Metric to calculate the Annual Contributions [Article 12, Section 12.4(viii)], or (ii) the calculation of the Reserved Amounts [Article 12, Section 12.4(ix)], the Arbitrator may: (a) Fix the amount of the Annual Contributions or Reserved Amounts, as applicable, that the Arbitrator shall order Imperial to pay; (b) Remit the matter back to Imperial with the direction that it recalculate the Annual Contributions or Reserved Amounts in accordance with the Arbitrator’s findings, and make a finding as to the amount of the adjustment Imperial owes to the Aggrieved Parties. The Arbitrator shall retain jurisdiction over the matter pending its final disposition; or (c) Make any other order which the Arbitrator determines is appropriate. The Arbitrator has the jurisdiction to make an order as to interest or any additional sum in respect of any amount found to be due and owing by Imperial. If Imperial withholds payment of all or a portion of the Annual Contributions, or Reserved Amounts, then: (a) Interest shall accrue on the sum that is ultimately found to be owing to the Aggrieved Parties at the rate of interest payable pursuant to sections 127 and 129 of the Courts of Justice Act, R.S.O. 1990, c. C.43 as amended, such interest to accrue daily until the arbitral award, inclusive of such interest, has been paid in full; and (b) Any interest paid by Imperial shall not be applied to reduce the balance of the Global Settlement Amount owing. Page 118 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 111 13.7 Enforcement of Arbitrator’s Awards A Party who is entitled to enforcement of an award made by the Arbitrator may make an application to the CCAA Court on notice to the Party or Person against whom enforcement is sought. The CCAA Court shall give a judgment enforcing the Arbitrator’s award and shall have the same powers with respect to the enforcement of the Arbitrator’s award as with respect to the enforcement of its own judgments. 13.8 Costs of Arbitration The Arbitrator may award full indemnity costs of an arbitration which include the parties’ legal expenses, the fees and expenses of the Arbitrator and any other expenses related to the arbitration. 13.9 Jurisdiction of CCAA Court After the Effective Time, the CCAA Court shall retain jurisdiction over the CCAA Proceedings, be seized of the implementation of Imperial’s CCAA Plan and have exclusive supervisory jurisdiction over the administration of the CCAA Plan, except that the US Bankruptcy Court shall retain jurisdiction with respect to the Sanction Recognition Order, and for the joint supervision of the Quebec Administration Plan by the CCAA Court and the Quebec Superior Court as described in Article 7, Section 7.2, until such time as the CCAA Plans have been fully implemented, including payment of the Global Settlement Amount in full. The CCAA Court shall, in its discretion, give such directions and make such orders as are necessary to facilitate the Parties completing the implementation of the CCAA Plan, including determining any Disputes that may arise between the Tobacco Companies, any or all members of the Tobacco Company Groups, the Claimants and/or the CCAA Plan Administrators arising out of or relating to the CCAA Plan in accordance with the Dispute Resolution Procedure. Without exception, the CCAA Court shall have the exclusive jurisdiction to determine: (a) Whether a matter falls within the scope of Article 13, Section 13.1 herein such that it shall be determined through the Dispute Resolution Procedure; (b) Whether, on the CCAA Court’s own motion or upon application by an Aggrieved Party, Imperial, a member of its Tobacco Company Group or the CCAA Plan Administrators as applicable, the CCAA Court may, in its discretion, decide to hear and determine a Breach in lieu of the Arbitrator doing so in accordance with Article 13, Section 13.4 herein; and (c) All proceedings regarding Events of Default in accordance with Article 13, Section 13.11 herein. 13.10 Appeals from Orders or Decisions of CCAA Court Imperial, any applicable members of its Tobacco Company Group, the CCAA Plan Administrator or any Aggrieved Party who is a party to a proceeding that is determined by the CCAA Court in accordance with the Dispute Resolution Procedure may appeal from the order or decision of the CCAA Court in accordance with Sections 13, 14 and 15 of the CCAA. Page 119 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 112 13.11 Resolution of Events of Default by CCAA Court Upon the occurrence of any Event of Default, an Aggrieved Party shall be immediately entitled to exercise all rights and remedies available pursuant to the CCAA Plan and any other Definitive Documents and the laws of Ontario and the laws of Canada, including applying to the CCAA Court for such relief as the CCAA Court finds appropriate. In addition, upon the occurrence of any of the Events of Default enumerated in Article 12, Sections 12.2(d) to 12.2(i) herein, the CCAA Plan Administrator shall also be entitled to apply to the CCAA Court for such relief as the CCAA Court finds appropriate. The CCAA Court shall have the exclusive jurisdiction to determine all proceedings regarding Events of Default. The CCAA Court shall have exclusive jurisdiction to determine all matters related to the enforcement of the terms of the Contribution Security Agreement and the exercise of any rights, remedies and powers that the Collateral Agent may have under the Contribution Security Agreement, at law, in equity or under the PPSA. During the pendency of any proceeding in the CCAA Court relating to the occurrence of an Event of Default, Imperial shall continue to comply with its obligations pursuant to the Definitive Documents, including the obligation to pay the Annual Contributions and Reserved Amounts for deposit, respectively, into the Imperial Global Settlement Trust Account and Imperial Supplemental Trust Account. Upon the occurrence of: (a) An Event of Default referred to in Article 12, Section 12.3(a) herein, or (b) An Event of Default referred to in Article 12, Section 12.3(b) or Section 12.3(c) herein, where either Imperial fails to cure such Event of Default within the Monetary Cure Period, Non-Monetary Cure Period or Extended Cure Period, as applicable, or such Event of Default is incapable of being cured, the terms of Article 5, Section 5.11 shall govern, and Imperial shall fulfill its obligations thereunder. If Imperial fails to deposit into the Imperial Global Settlement Trust Account or the Imperial Supplemental Trust Account, as applicable, any amount at all on account of its respective share of any of the Upfront Contribution, any Annual Contribution or any Reserved Amounts, then the balance remaining to be paid of Imperial’s share of the Global Settlement Amount shall accelerate and be deemed to be due and payable in full without any further action being required to be taken by any Aggrieved Party, and any and all amounts owing by Imperial under or in respect of the CCAA Plan or Definitive Documents shall bear interest at the rate of interest payable pursuant to sections 127 and 129 of the Courts of Justice Act, R.S.O. 1990, c. C.43 as amended. In the event that an Impacted Claimant seeks to invoke the acceleration clause and any other Impacted Claimant or any Tobacco Company, including the defaulting Tobacco Company, take exception to such action, then the Impacted Claimant seeking to invoke the acceleration clause or the Tobacco Company may bring the issue before the CCAA Court for determination. Page 120 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

113 ARTICLE 14. CCAA PLAN ADMINISTRATORS 14.1 Appointment of CCAA Plan Administrators Pursuant to the CCAA Plan Administrator Appointment Orders granted in the CCAA Proceedings, the CCAA Court approved the appointment of an Administrator for the CCAA Plan of each Tobacco Company (collectively, the “CCAA Plan Administrators”) which shall administer the implementation of the Tobacco Company’s CCAA Plan. The CCAA Plan Administrator Appointment Orders specify that the effective date of the CCAA Plan Administrators’ appointment is March 6, 2025. Pursuant to the CCAA Plan Administrator Appointment Orders, the following firms were appointed to serve as the CCAA Plan Administrators until such time as such firms may be replaced with the further approval of the CCAA Court: (a) For Imperial, FTI Consulting Canada Inc; (b) For RBH, Ernst & Young Inc.; and (c) For JTIM, Deloitte Restructuring Inc. 14.2 Role of CCAA Plan Administrators The CCAA Plan Administrators shall be neutral and independent from the Tobacco Companies, the Tobacco Company Groups and the Claimants and, in this capacity, shall report to the CCAA Court. From time to time, in their discretion, the CCAA Plan Administrators may seek directions from the CCAA Court regarding any matters relevant to the implementation or administration of the Tobacco Companies’ CCAA Plans. For greater certainty, in no circumstances shall the CCAA Plan Administrators: (a) Be or be deemed to be the representatives of the Claimants, Tobacco Companies and/or Tobacco Company Groups for the purposes of the implementation and administration of the CCAA Plan (including, without limitation, in respect of any notice, consent or agreement contemplated herein), or for any other purpose; (b) Have the authority to bind any of the Claimants in respect of any matters relating to the CCAA Plan, or any other matter; or (c) Have the authority to bind any of the Tobacco Companies or Tobacco Company Groups in respect of any matters relating to the CCAA Plan, or any other matter. The global settlement of all Tobacco Claims in Canada involves the concurrent resolution of the CCAA Proceedings of Imperial, RBH and JTIM in accordance with the terms of the CCAA Plans. As is set forth with more particularity in the CCAA Plan Administrator Appointment Order in each CCAA Proceeding, as appropriate and as necessitated by the circumstances of the matters being addressed, the CCAA Plan Administrators shall consult with each other and act jointly and in concert in fulfilling their duties and responsibilities enumerated in Article 14, Section 14.4 herein. Page 121 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 114 Accordingly, in certain instances in the CCAA Plan, the joint fulfillment of the CCAA Plan Administrators’ duties and responsibilities is referenced. The CCAA Plan Administrators shall have access to all documents and information provided by each Tobacco Company during the Contribution Period, including the financial and other information produced by each Tobacco Company pursuant to Article 10 of the CCAA Plan. 14.3 Trustees of the Imperial Global Settlement Trust Account, Imperial PCC Trust Account, Imperial QCAP Trust Account, Imperial Cy-près Trust Account, Imperial Miscellaneous Claims Fund, Imperial CCAA Plan Administration Reserve Account and Imperial PCC Compensation Plan Reserve Account, and Bare Trustees of the Imperial Supplemental Trust Agreement Funds The Trustees shall hold and administer the Imperial Global Settlement Trust and establish and maintain the Imperial Global Settlement Trust Account, Imperial PCC Trust Account, Imperial QCAP Trust Account, Imperial Cy-près Trust Account, Imperial Miscellaneous Claims Fund and Imperial PCC Compensation Plan Reserve Account in accordance with the terms of the Imperial Deed. The Trustees shall hold and administer the Imperial CCAA Plan Administration Reserve Account in accordance with the terms of the Imperial CCAA Plan Administration Reserve Trust Deed. The Bare Trustees shall hold legal title to the Imperial Supplemental Trust Agreement Funds and establish the Imperial Supplemental Trust Account in accordance with the terms of the Imperial Tobacco Supplemental Trust Agreement. The details regarding these trust accounts are set forth in greater detail in the Imperial Deed, Imperial CCAA Plan Administration Reserve Trust Deed, Imperial Tobacco Supplemental Trust Agreement, Flow of Funds Agreement, Banking Arrangements Order and CCAA Plan Administrator Appointment Order, as applicable. For greater certainty, the CCAA Plan Administrators shall not be trustees, contributors or settlors in any capacity in regard to the Imperial Global Settlement Trust Account, Imperial PCC Trust Account, Imperial QCAP Trust Account, Imperial Cy-près Trust Account, Imperial Miscellaneous Claims Fund, Imperial CCAA Plan Administration Reserve Account, Imperial PCC Compensation Plan Reserve Account and Imperial Supplemental Trust Account. 14.4 Duties and Responsibilities of CCAA Plan Administrators In implementing the administration of the CCAA Plans during the Contribution Period, the duties and responsibilities of the CCAA Plan Administrators shall be as set out below provided, however, that the CCAA Plan Administrators shall incur no liability of any kind whatsoever to the Provinces, Territories, any Impacted Claimants or any other Person in respect of their performance of such duties and responsibilities and shall be held harmless in this regard: (a) On an annual basis, receiving and reviewing the Business Plan and accompanying MD&A which each Tobacco Company shall provide pursuant to Article 10, Sections 10.1 and Section 10.2.2 of their respective CCAA Plans; (b) On a quarterly basis, receiving and reviewing the financial statements and accompanying MD&A which each Tobacco Company shall provide pursuant to Article 10, Section 10.2.3 herein; Page 122 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 115 (c) On an annual basis, receiving and reviewing the financial statements with notes that each Tobacco Company shall provide pursuant to Article 10, Section 10.2.1 herein; (d) Receiving and reviewing the information that each Tobacco Company shall provide to the CCAA Plan Administrators regarding the calculation of the Annual Contributions and Reserved Amounts to be paid by each Tobacco Company in respect of each calendar year pursuant to Article 10, Section 10.8 herein; (e) Receiving and reviewing the information that each Tobacco Company shall provide in response to the ad hoc requests made from time to time by the CCAA Plan Administrators in connection with the Tobacco Company’s Business Plan, annual MD&A, quarterly MD&A and Annual Financial Statements pursuant to Article 10, Section 10.3 herein; (f) Reporting to the Provinces, Territories and any Impacted Claimants regarding any issue, event or condition pertaining to a Tobacco Company which is disclosed to the CCAA Plan Administrators as an event which may constitute a Material Adverse Effect, or may constitute a Breach or an Event of Default; (g) Intentionally deleted; (h) Reporting to the Provinces, Territories and any Impacted Claimants regarding the calculation of the amount of the Annual Contributions and Reserved Amounts payable by the Tobacco Companies in each calendar year; (i) Overseeing and concurring with the release of funds from the Imperial Supplemental Trust Account pursuant to Article 5, Section 5.5; (j) Administering the distribution to the Claimants of amounts from the Imperial Global Settlement Trust Account in accordance with Article 16, Sections 16.1, 16.2 and 16.3 until such time as the implementation of all of the CCAA Plans has been completed; (k) Overseeing the administration of the PCC Compensation Plan including: (i) Intentionally deleted; (ii) Intentionally deleted; (iii) Reviewing the Global Claims Administration Costs Framework, the First Annual Global Claims Administration Costs Budget and the Subsequent Annual Global Claims Administration Costs Budget submitted by the Claims Administrator and the PCC Agent for the administration of the claims made to the PCC Compensation Plan; (iv) From time to time, providing a distribution plan to the Trustees for the advancement of instalments of funds from the Imperial PCC Trust Account to the Claims Administrator to enable it to make Individual Payments to Eligible Pan-Canadian Claimants; and Page 123 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 116 (v) Receiving and reviewing the Weekly Actual Costs Reports, Weekly Claims Administration Reports, Weekly Events Reports, Monthly Actual Costs Reports, Monthly Claims Administration Reports, Monthly Events Reports, and any other reports prepared by the Claims Administrator and the PCC Agent as circumstances warrant at any other times as requested by the CCAA Plan Administrators in their discretion or as the CCAA Court directs, in accordance with the terms of the Claims Administrator Order; (l) Certain oversight activities regarding the Cy-près Foundation; (m) Overseeing the administration of the Quebec Administration Plan including: (i) Intentionally deleted; (ii) Intentionally deleted; (iii) Reviewing the Global Claims Administration Costs Framework, the First Annual Global Claims Administration Costs Budget and the Subsequent Annual Global Claims Administration Costs Budget submitted by the Claims Administrator for the administration of the claims made to the Quebec Administration Plan; (iv) From time to time, providing a distribution plan to the Trustees for the advancement of instalments of funds from the Imperial QCAP Trust Account to the Claims Administrator to enable it to make Compensation Payments to Eligible Blais Class Members; and (v) Receiving and reviewing the Weekly Actual Costs Reports, Weekly Claims Administration Reports, Weekly Events Reports, Monthly Actual Costs Reports, Monthly Claims Administration Reports, Monthly Events Reports, and any other reports prepared by the Claims Administrator as circumstances warrant at any other times as requested by the CCAA Plan Administrators in their discretion or as the CCAA Court directs, by the Claims Administrator in accordance with the terms of the Claims Administrator Order; (n) On an annual basis, and as circumstances warrant at any other times in the discretion of the CCAA Plan Administrators, or as the CCAA Court directs, reporting to the CCAA Court regarding: (i) The annual amounts of the Annual Contributions and Reserved Amounts paid by the Tobacco Companies for deposit into the Imperial Global Settlement Trust Account and Imperial Supplemental Trust Account, and the progress of the payment of the share of the Global Settlement Amount allocated to the Provinces and Territories; (ii) The progress of the payment of the share of the Global Settlement Amount allocated to the Tobacco Producers; Page 124 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

117 (iii) The progress of the administration of the PCC Compensation Plan including the publication of notices, the PCC Claims Application Deadline to file claims, claims approved, claims rejected, claims under review, any delays in the claims process, disbursements made to Eligible Pan-Canadian Claimants, fees charged and disbursements made; (iv) The progress of the administration of the Cy-près Fund; (v) The progress of the administration of the Quebec Administration Plan including the publication of notices, the Blais Claims Application Deadline to file claims, claims approved, claims rejected, claims under review, any delays in the claims process, disbursements made to Eligible Blais Class Members, fees charged and disbursements made; and (vi) Any other matter which the CCAA Plan Administrators in their discretion deem to be appropriate. For greater certainty, the CCAA Plan Administrators shall not conduct an audit or other assurance engagement, or otherwise attempt to verify the accuracy or completeness of the financial information in each Tobacco Company’s Business Plan, annual MD&A, quarterly MD&A, Annual Financial Statements and any information produced by a Tobacco Company in response to an ad hoc request from the CCAA Plan Administrators. Also, for greater certainty, the duties and responsibilities of the CCAA Plan Administrators are fully described in the CCAA Plan Administrator Appointment Order for each of Imperial, RBH and JTIM. 14.5 CCAA Plan Administrators’ Communications The CCAA Plan Administrators shall communicate with: (a) the Chair of the Provincial and Territorial Liaison Committee representing the Provinces and Territories; (b) the Administrative Coordinator in regard to the Quebec Administration Plan and Quebec Class Counsel representing the Quebec Class Action Plaintiffs; (c) the Administrative Coordinator in regard to the PCC Compensation Plan, the PCC Agent and the PCC Representative Counsel for the Pan-Canadian Claimants; (d) the Claims Administrator; (e) the Chair of the Cy-près Foundation; (f) Knight Class Counsel; (g) Counsel for the Tobacco Producers; Page 125 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 118 (h) the Tobacco Companies; (i) the Trustees; (j) the Bare Trustees; and (k) the Collateral Agent. Notwithstanding the foregoing, in the performance of their duties and responsibilities under the CCAA Plan, the CCAA Plan Administrators may, in their discretion, communicate with any individuals as necessary or desirable. 14.6 Distributions to Claimants from Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account The Trustees shall administer the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account and, subject to the approval of the CCAA Court, from time to time, the CCAA Plan Administrators shall provide distribution plans to the Trustee in respect of payment from the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account of distributions in accordance with Article 16, Sections 16.1, 16.2 and 16.3 herein, which will be paid to the: (a) Quebec Class Action Plaintiffs; (b) Pan-Canadian Claimants; (c) Provinces and Territories; (d) Cy-près Foundation; (e) Tobacco Producers; and (f) Knight Class Action Plaintiffs. 14.7 Advisors to CCAA Plan Administrator The CCAA Plan Administrator, in its discretion, may retain any advisors, including legal, financial, investment or other advisors, to advise and assist it to carry out its duties in relation to the administration of the CCAA Plan. 14.8 Role of Court-Appointed Mediator after Sanction Order In accordance with the terms of the Sanction Order, the CCAA Plan Administrator Appointment Order, the Court-Appointed Mediator’s Ongoing Services Direction and the Fee Approval Direction, following the granting of the Sanction Order, the Court-Appointed Mediator is empowered and authorized to provide the Court-Appointed Mediator’s Ongoing Services until further Order of the CCAA Court. Page 126 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 119 14.9 Payment of Costs The professional fees, other fees, costs, disbursements, expenses, court costs and other expenditures, and all applicable Sales and Excise Taxes thereon (collectively, “Costs”), charged and incurred in relation to the settlement of the Tobacco Claims and the implementation and administration of the CCAA Plan shall be paid as follows: (a) All Costs incurred in respect of: (i) All services which the CCAA Plan Administrator provides in relation to the implementation and administration of the CCAA Plan, including the fulfillment of its duties and responsibilities enumerated in Article 14, Section 14.4 herein, and (ii) All services provided by all legal, financial, investment or other advisors engaged by the CCAA Plan Administrator, shall be paid biweekly by Imperial. Pursuant to the Fee Approval Direction, the Court- Appointed Mediator shall review the fees and disbursements of the Monitors and their counsel incurred since the commencement of the CCAA Proceedings (including any amounts accrued pre-filing but billed after the applicable filing date), and on an ongoing basis and advise the CCAA Court if, in his sole discretion, it is the opinion of the Court- Appointed Mediator, that the fees and disbursements of the Monitors and their counsel are fair and reasonable in the circumstances; (b) All Costs for the services of the Court-Appointed Mediator provided after the date of the Sanction Order, including for the services of any of his legal or other advisors, shall be paid equally by the Tobacco Companies; (c) All Costs for the services of the Claims Administrator, including for the services of any of its legal or other advisors, incurred in respect of the administration of the PCC Compensation Plan shall be paid equally by the Tobacco Companies; (d) All Costs for the services provided by the Administrative Coordinator, including for the services of any legal or other advisors to the Administrative Coordinator, shall be paid equally by the Tobacco Companies; (e) All Costs incurred in respect of the administration of the Cy-près Foundation shall be paid from the Cy-près Fund; (f) The Quebec Class Counsel Fee shall be paid out of and deducted from the QCAP Settlement Amount. The Quebec Class Counsel Fee and the retainer agreement respecting fees and disbursements between the Quebec Class Counsel and the representative plaintiffs in the Quebec Class Actions are subject to the approval of the CCAA Court and shall be dealt with at the Sanction Hearing; (g) All Costs incurred in respect of the services provided by Raymond Chabot (as agent for the Quebec Class Counsel on behalf of the QCAPs) in relation to the Quebec Administration Page 127 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 120 Plan both before and after the Plan Implementation Date shall be paid by the Quebec Class Counsel out of the Quebec Class Counsel Fee; (h) All Costs for the services of the Claims Administrator, including for the services of any of its legal or other advisors, incurred in respect of the administration of the Quebec Administration Plan shall be paid from the balance of the QCAP Settlement Amount net of the Quebec Class Counsel Fee; (i) All Costs for the services which the PCC Representative Counsel, including their advisors, provide in connection with the performance of their duties under the CCAA Plan, including the PCC Compensation Plan, and in the CCAA Proceeding shall be paid equally by the Tobacco Companies; (j) The Counsel for the Tobacco Producers’ Fee shall be paid out of and deducted from the Tobacco Producers Settlement Amount. The Counsel for the Tobacco Producers’ Fee and the retainer agreement respecting fees and disbursements between the Counsel for the Tobacco Producers and the representative plaintiffs in the Tobacco Producers’ Actions are subject to the approval of the CCAA Court; (k) All Costs and disbursements of any kind incurred in respect of the administration of the distribution of payments to eligible Tobacco Producers shall be paid from the Tobacco Producers Settlement Amount; (l) The Knight Class Counsel Fee shall be paid out of and deducted from the Knight Class Action Plaintiffs Settlement Amount. The Knight Class Counsel Fee and the retainer agreement respecting fees and disbursements between the Knight Class Counsel and the representative plaintiff in the Knight Class Action are subject to the approval of the CCAA Court; and (m) All Costs and disbursements of any kind incurred in respect of the settlement of the Knight Class Action shall be paid from the Knight Class Action Plaintiffs Settlement Amount. The Costs enumerated in Article 14, Sections 14.9(a), (b), (c), (d) and (i) are expenses of the business and deducted from income in the calculation of the Metric. ARTICLE 15. IMPERIAL CCAA PLAN ADMINISTRATION RESERVE AND IMPERIAL PCC COMPENSATION PLAN RESERVE 15.1 Imperial CCAA Plan Administration Reserve On the Plan Implementation Date, the Imperial CCAA Plan Administration Reserve in the amount of $25.0 million, which sum shall be paid out of the Upfront Contributions, shall be established as security for the Imperial CCAA Plan Administration Reserve Costs. In accordance with the terms of the Imperial CCAA Plan Administration Reserve Trust Deed, the Trustees shall hold the Imperial CCAA Plan Administration Reserve in trust for those Persons who incur and are entitled to be paid Imperial CCAA Plan Administration Reserve Costs pursuant to the CCAA Plan. If the Imperial CCAA Plan Administration Reserve is no longer required as Page 128 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

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security after the administration of the CCAA Plan has been completed, any amount remaining in the Imperial CCAA Plan Administration Reserve shall be released in accordance with the terms of the Imperial CCAA Plan Administration Reserve Trust Deed and paid to the Provinces and Territories in accordance with the percentages set out in the table in Article 16, Section 16.3.

15.2 Imperial PCC Compensation Plan Reserve

On the Plan Implementation Date, the Imperial PCC Compensation Plan Reserve, to be paid out of the Upfront Contributions in the Imperial Global Settlement Trust Account and deposited into the Imperial PCC Compensation Plan Reserve Account, shall be established as security for the PCC Compensation Plan Reserve Costs.

The Trustees shall hold the Imperial PCC Compensation Plan Reserve in trust for those Persons who incur and are entitled to be paid PCC Compensation Plan Reserve Costs pursuant to the CCAA Plan. In aggregate, the Imperial PCC Compensation Plan Reserve, RBH PCC Compensation Plan Reserve and JTIM PCC Compensation Plan Reserve shall total $5.0 million. The proportionate shares of the aggregate amount of $5.0 million which shall be deposited from the Tobacco Companies' respective Upfront Contributions into the Imperial PCC Compensation Plan Reserve Account, RBH PCC Compensation Plan Reserve Account and JTIM PCC Compensation Plan Reserve Account shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. If the Imperial PCC Compensation Plan Reserve is no longer required as security after the administration of the PCC Compensation Plan has been completed, any amount remaining in the Imperial PCC Compensation Plan Reserve shall be released and paid to the Provinces and Territories in accordance with the percentages set out in the table in Article 16, Section 16.3.

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ARTICLE 16. CLAIMANT ALLOCATION

16.1 Claimant Allocation

The Global Settlement Amount shall be allocated among the Claimants and the Cy-près Foundation ("Claimant Allocation") as follows:

All amounts in CAD, billions

Provinces and Territories Settlement Amount:	24.725
QCAP Settlement Amount ($4.250 minus $0.131 allocated to Cy-près Foundation):	4.119
PCC Compensation Plan Amount:	2.521
Cy-près Fund (inclusive of $0.131 QCAP Cy-près Contribution):	1.000
Tobacco Producers Settlement Amount:	0.015
Knight Class Action Plaintiffs Settlement Amount:	0.015
Miscellaneous Claims Amount (may be increased to $0.060 if the Tobacco Companies make an election pursuant to Section 18.2.1):	0.025
CCAA Plan Administration Reserves	0.075
PCC Compensation Plan Reserves	0.005
Total:	32.500

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Estimated Upfront Contributions Available: 12.456 See calculation below, 2

Period[4]	Upfront Contribution	Annual Contributions						Total
		Year 1 (2025)	Year 2 ('26)	Year 3 ('27)	Year 4 ('28)	Year 5 ('29)	Remainder to end of Contribution Period	
Amount Available[3]	12.456	1.111	1.078	1.067	1.037	1.037	14.714	32.500
Provinces & Territories	6.202	0.361	0.682	0.942	0.912	0.912	14.714	24.725
QCAPs[5, 6, 7, 8]	3.869	0.250						4.119
PCCs[6, 7, 8]	1.750	0.500	0.271					2.521
Cy-près Foundation[5, 6]	0.500		0.125	0.125	0.125	0.125		1.000
Tobacco Producers[8]	0.015							0.015
Knight Class Action Plaintiffs[8]	0.015							0.015
Miscellaneous Claims Funds[7]	0.025							0.025
CCAA Plan Administration Reserves[7]	0.075							0.075
PCC Compensation Plan Reserves[7]	0.005							0.005
Total allocated	12.456	1.111	1.078	1.067	1.037	1.037	14.714	32.500

16.2 Explanatory Notes

1. In preparing the Claimant Allocation, the Court-Appointed Mediator and Monitors have been provided with, and have relied upon, unaudited financial information prepared by the Tobacco Companies. The Monitors have reviewed this financial information for reasonableness, internal consistency and use in the context in which it was provided. However, the Monitors have not audited, or otherwise attempted to verify the accuracy or completeness of such information in a manner that would wholly or partially comply with GAAS pursuant to the Chartered Professional Accountants of Canada Handbook and, accordingly, the Monitors express no opinion or other form of assurance contemplated under GAAS in respect of the financial information. For clarity, the Court-Appointed Mediator has not reviewed the aforementioned financial information.

   This financial information consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Chartered Professional

Page 131 of 1311

Electronically filed / Déposé par voie électronique : 28-Aug-2025
Toronto Superior Court of Justice / Cour supérieure de justice
Court File No./N° du dossier du greffe : CV-19-00616077-00CL
124

Accountants of Canada Handbook, has not been performed. The financial information was prepared based on the Tobacco Companies' estimates and assumptions.

   Readers are cautioned that since projections are based on assumptions about future events and conditions that are not ascertainable, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

2. In the table below, the Upfront Contributions are as estimated as at December 31, 2024 and calculated as estimated in the Spring 2024 5-year forecasts prepared by the Tobacco Companies. The Upfront Contributions will be as noted herein for all Claimants except the Provinces and Territories. The Upfront Contributions for the Provinces and Territories will be equal to the total Upfront Contributions less the Upfront Contributions being paid to the other Claimants, the Miscellaneous Claims Amount, the Imperial CCAA Plan Administration Reserve, the RBH CCAA Plan Administration Reserve, the JTIM CCAA Plan Administration Reserve, the Imperial PCC Compensation Plan Reserve, the RBH PCC Compensation Plan Reserve and the JTIM PCC Compensation Plan Reserve.

   All amounts in CAD, billions

   Projected Upfront Contributions as at December 31, 2024:

JTIM:	1.581
ITCAN:	4.849
RBH:	5.792
Cash Security Deposits:	0.984

Total:	13.206
Less: RBH Retained Amount	(0.750)
Projected Available Upfront Contributions:	12.456

Pursuant to the Cash Security Deposits Order, the Cash Security Deposits, which form part of the Upfront Contributions, shall be released from suretyship and shall be deposited by the Minister of Finance of Quebec into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account as applicable. Notwithstanding the foregoing, the Minister of Finance of Quebec may deposit the Cash Security Deposits into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account, as applicable, in whole or in part as soon as practicable after the Plan Implementation Date. Any portion of the Cash Security Deposits that is deposited into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account on or before the Plan Implementation Date shall be distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. As and when payments on account of the Cash Security Deposits are deposited by the Minister of Finance of Quebec into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account after the Plan

Page 132 of 1311

125 Implementation Date, such payments shall be distributed to the Claimants and the Cy-près Foundation pro rata in accordance with the Claimant Allocation. 3. The Annual Contribution percentage of Net After-Tax Income is calculated as set out in the CCAA Plan. The Claimant Allocation is based on 85% of estimated Net After-Tax Income received from the Tobacco Companies (the percentage of Net After-Tax Income to be reduced in 5.0% increments every five years pursuant to Article 5, Section 5.6 herein). The “Amount Available” is based on the 5‐year financial projections provided by the Tobacco Companies in spring 2024. The projection assumes that the 2028 results are replicated thereafter. The Claimant Allocation does not include any Tax Refunds that may be available during the Contribution Period. 4. Payment is contemplated to be made within 182 days following the end of the period noted. For example, the “Year 1 (2025)” payment would be made in mid 2026. 5. The Cy‐près Fund includes $131 million of the QCAP Settlement Amount funded to the Cy‐près Fund (in addition to the $869 million specifically allocated to the Cy‐près Fund). 6. The Year 1 and Year 2 payments to the QCAPs and the PCCs and the Year 2 payment to the Cy-près Foundation will be made in priority to those being made to the Provinces and Territories in the event of a shortfall relative to the estimated Annual Contributions available. 7. If there are any funds remaining in the QCAP Settlement Amount, the PCC Compensation Plan Amount, the Imperial CCAA Plan Administration Reserve, the RBH CCAA Plan Administration Reserve, the JTIM CCAA Plan Administration Reserve, the Imperial PCC Compensation Plan Reserve, the RBH PCC Compensation Plan Reserve, the JTIM PCC Compensation Plan Reserve, the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and/or the JTIM Miscellaneous Claims Fund, such funds shall be paid to the Provinces and Territories (in accordance with the percentages set out in the table in Article 16, Section 16.3), as the foregoing is more particularly defined in paragraph 55 of the Quebec Administration Plan, paragraph 54 of the PCC Compensation Plan, Article 15, Sections 15.1 and 15.2 herein, and Article 18, Section 18.2.5 herein. 8. The Quebec Class Counsel Fee, Counsel for the Tobacco Producers’ Fee and Knight Class Counsel Fee are subject to approval by the CCAA Court. Subject to such approval, these fees will be paid in full at the time of plan implementation. 16.3 Provincial and Territorial Allocation The Provinces and Territories have agreed that the Provinces and Territories Settlement Amount shall be apportioned among the Provinces and Territories in accordance with the percentages set out in the table below: Page 133 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 126 Province/Territory Percentage Share of Provinces and Territories Settlement Amount British Columbia 14.4710% Alberta 12.6272% Saskatchewan 2.8787% Manitoba 4.5252% Ontario 28.7761% Québec 26.8248% New Brunswick 2.4117% Nova Scotia 3.1740% Prince Edward Island 0.6605% Newfoundland and Labrador 2.1471% Yukon 0.3973% Northwest Territories 0.7269% Nunavut 0.3795% Total: 100.0000% ARTICLE 17. DISTRIBUTIONS, PAYMENTS AND CURRENCY 17.1 Distributions Generally All distributions to Affected Creditors and other payments to be effected pursuant to the CCAA Plan will be made pursuant to this Article 17. For greater certainty, all payments and distributions pursuant to this Article 17 will be subject to satisfaction or waiver of the Plan Implementation Conditions set forth in Article 19, Section 19.3 and the occurrence of the Effective Time, and will occur in accordance with the timing set out in Article 4, Section 4.2. Except as otherwise expressly stated herein, FTI, whether in its capacity as the Monitor and/or as the CCAA Plan Administrator, shall have the sole discretion to determine the timing for any distributions to be made under the CCAA Plan. Page 134 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 127 17.2 Payment of Claimants’ Claims All distributions to the Claimants will be made pursuant to this Article 17 and Article 16, Sections 16.1, 16.2 and 16.3 herein. 17.3 Payment of Miscellaneous Claims All distributions to any Putative Miscellaneous Claimants will be made pursuant to this Article 17 and Article 18, Section 18.2.1 to Section 18.2.5. 17.4 Payment of Claims secured by the Administration Charge To the extent that such payments have not already been made, forthwith after the Plan Implementation Date, Imperial shall pay in full all Claims secured by the Administration Charge as at the Plan Implementation Date. 17.5 Payment of Claims secured by the Court-Appointed Mediator Charge To the extent that such payments have not already been made, forthwith after the Plan Implementation Date, Imperial shall pay in full all Claims secured by the Court-Appointed Mediator Charge as at the Plan Implementation Date. 17.6 Method of Distribution All distributions or other payments by the CCAA Plan Administrators to any Person entitled to receive a distribution or payment under the CCAA Plan shall be made by wire transfer in accordance with wire transfer instructions, in form satisfactory to the CCAA Plan Administrators, provided by such Person to the CCAA Plan Administrators at least fifteen (15) Business Days prior to the Plan Implementation Date. If any such Person wishes to thereafter change its wire transfer instructions, notice, in form satisfactory to the CCAA Plan Administrators, must be given to the CCAA Plan Administrators at least fifteen (15) Business Days prior to any subsequent distribution or payment date. For greater certainty, the CCAA Plan Administrators may, prior to initiating any wire transfer, make any verifications, as they deem appropriate in their discretion, to confirm and validate the wire transfer instructions received. Notwithstanding the foregoing, in circumstances where the CCAA Plan Administrators consider it more practical or efficient to do so, certain payments hereunder may also be made by cheque. 17.7 Addresses for Distribution Prior to the applicable Distribution Record Date, an Affected Creditor may, in writing to Imperial and FTI, whether in its capacity as the Monitor and/or as the CCAA Plan Administrator, change its address on file with Imperial for distribution purposes. For the avoidance of doubt, FTI will not have any responsibility to track such addresses or notices in any capacity. Page 135 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 128 17.8 Withholding Rights FTI, whether in its capacity as the Monitor and/or as the CCAA Plan Administrator, Imperial and any other Person facilitating payments pursuant to the CCAA Plan will be entitled to deduct and withhold from any such payment to any Person such amounts as may be required to be deducted or withheld under any Applicable Law and to remit such amounts to the appropriate Governmental Authority or other Person entitled thereto. To the extent that amounts are so withheld or deducted and remitted to the appropriate Governmental Authority or other Person, such withheld or deducted amounts will be treated for all purposes hereof as having been paid to such Person as the remainder of the payment in respect of which such withholding or deduction was made. Without in any way limiting the generality of the foregoing, FTI, on behalf of Imperial, shall deduct from any distribution to an Affected Creditor hereunder any amounts as indicated by Employment and Social Development Canada in a Notice of Debt and remit such amounts to Employment and Social Development Canada pursuant to the Employment Insurance Act (Canada). Any Affected Creditor whose address on file with Imperial on the Distribution Record Date is not a Canadian address will be treated as a non-resident of Canada for purposes of any applicable non-resident withholding tax on all payments hereunder, subject to receipt by FTI or Imperial of information satisfactory (in their sole discretion) that such Affected Creditor is not a non-resident. No gross- up or additional amount will be paid on any payment hereunder to the extent FTI, Imperial or any other Person deducts or withholds amounts pursuant to Article 17, Section 17.8. Notwithstanding any withholding or deduction, each Person receiving a payment will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Authority (including income and other tax obligations on account of such distribution). 17.9 Cancellation of Certificates and Notes, etc. At the Effective Time, all debentures, notes, certificates, indentures, guarantees, agreements, invoices and other instruments evidencing Affected Claims, Released Claims or Miscellaneous Claims (and all guarantees associated with each of the foregoing), will not entitle any holder thereof to any compensation or participation other than as expressly provided for in the CCAA Plan and will be deemed cancelled and extinguished and be null and void. 17.10 Calculations All amounts to be paid to the Claimants by Imperial pursuant to the CCAA Plan shall be calculated in accordance with Article 5, Section 5.1 to Section 5.15. 17.11 Currency Matters Distributions to any Persons entitled to distributions under the CCAA Plan will be paid in Canadian dollars and any such Claims that are denominated in a currency other than the lawful money of Canada will be converted to the equivalent thereof in the lawful money of Canada at the noon rate of exchange as quoted by the Bank of Canada on March 8, 2019, in accordance with the Claims Procedure Order. Page 136 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

129 ARTICLE 18. RELEASES, MISCELLANEOUS CLAIMS, INJUNCTIONS AND DISPOSITION OF PENDING PROCEEDINGS 18.1 CCAA Plan Releases 18.1.1 Consideration for Release The release (“Release”) is given by the Releasors, individually and collectively, in consideration of (a) the Tobacco Companies’ payment of the Upfront Contributions and promise to pay the Annual Contributions to the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account, as applicable, and the Reserved Amounts to the Imperial Supplemental Trust Account, RBH Supplemental Trust Account and JTIM Supplemental Trust Account, as applicable, in accordance with the Definitive Documents, (b) the agreement to provide shared services and other operational support to the Tobacco Companies by their respective Parents and relevant Affiliates, and (c) the other promises and commitments made by the Released Parties, or any of them as applicable, in the Definitive Documents. 18.1.2 Release At the Effective Time, each of the Released Parties shall be, and shall be deemed to be, fully, finally, irrevocably and unconditionally released and forever discharged of and from any and all of the Released Claims that any of the Releasors has ever had, now has, or may hereafter have against the Released Parties or any of them (either individually or with any other Person), whether or not based on conduct continuing after the Effective Time and whether or not presently known to any of the Releasors. Nothing herein does release (and the Released Parties agree hereby that they will not assert otherwise), or is intended to release, any Claim of a Released Party (including its Representatives) that has been, could have been or could be advanced, directly or indirectly, against any other Released Party (including its Representatives) other than the Tobacco Companies and their respective Subsidiaries and Representatives (such other Released Parties, not including the Tobacco Companies and their respective Subsidiaries and Representatives, collectively, the “Other Released Parties”), in respect of: (a) the development, design, manufacture, production, marketing, advertising, distribution, purchase, sale or disposition of Tobacco Products outside of Canada, (b) the use of or exposure (whether directly or indirectly) to Tobacco Products or their emissions outside of Canada, (c) the development of any disease related to the use of Tobacco Products outside of Canada, (d) any representation or omission in respect of Tobacco Products outside of Canada, or (e) conduct of the Other Released Parties not related to Canada; Page 137 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 130 provided that such Claim is not, in whole or in part, based on or related to the assets, obligations, business or affairs of the Tobacco Companies or conduct of the Other Released Parties related to Canada (and it is agreed that to the extent such Claim is based on or related to the assets, obligations, business or affairs of the Tobacco Companies or conduct of the Other Released Parties related to Canada, then that same extent of the Claim will be hereby released). 18.1.3 Claimant Contractual Release The Claimant Contractual Release, which is attached to the CCAA Plan as Schedule “T”, shall be executed and delivered by Imperial and each of the Claimants, or an authorized Person on their behalf, in favour of the Released Parties, the Monitors, the CCAA Plan Administrators, the Court- Appointed Mediator and the Administrative Coordinator, and their respective Representatives, and shall take effect as at the Effective Time. From and after the Effective Time, the Claimant Contractual Release will be binding on and enure to the benefit of the Released Parties, the Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator and their respective Representatives. 18.1.4 Release of Monitors At the Effective Time, all Persons including the Released Parties, the Releasors and Affected Creditors (whether or not CCAA proofs of claim have been filed on their behalf), and the Unaffected Creditors, individually and collectively, shall be deemed to fully, finally, irrevocably and unconditionally release and forever discharge the Monitors and the CCAA Plan Administrators, and their respective Affiliates, shareholders, Affiliates’ shareholders, directors, officers, employees, legal counsel, advisors, consultants, Representatives and agents from any and all Claims whatsoever, which they have ever had, now have, or may hereafter have, against them, whether foreseen or unforeseen, whether matured or unmatured, or whether or not presently known, arising from or out of in whole or in part any omission, transaction, duty, responsibility, liability, obligation, dealing or other occurrence, or in any way in connection with the CCAA Proceedings, including: (i) any Claim that has been barred or extinguished pursuant to the terms of the Claims Procedure Order and/or the terms of the CCAA Plan; (ii) the CCAA Proceedings; (iii) the Chapter 15 Proceedings; (iv) the actions of the Monitors or the CCAA Plan Administrators and their legal counsel and advisors in connection with the CCAA Proceedings or the Chapter 15 Proceedings; (v) the business and affairs of the Tobacco Companies whenever or however conducted; (vi) the administration and management of the Tobacco Companies whenever or however conducted; (vii) the allocation of the Global Settlement Amount and any distributions, payments, disbursements from the Global Settlement Amount, and/or (viii) any matter or transaction involving any of the Tobacco Companies occurring in or in connection with the CCAA Proceedings or the Chapter 15 Proceedings including the CCAA Plans, the development thereof, and any and all actions, steps or transactions taken by the Monitors to implement the CCAA Plans, including in their capacity as CCAA Plan Administrators and in FTI’s capacity as the Foreign Representative, and in each case, all Claims arising out of aforesaid actions or omissions above shall be forever waived and released (other than the right to enforce the Monitors’ obligations under the CCAA Plans or any related document), all to the fullest extent permitted by Applicable Law. Page 138 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 131 Nothing in this Release shall derogate from the protections afforded to the Monitors or the CCAA Plan Administrators as officers of the CCAA Court, or in the case of FTI, as the Foreign Representative in the Chapter 15 Proceedings, and by the CCAA Plans, the CCAA, any other applicable legislation and any Orders made in the CCAA Proceedings or the Chapter 15 Proceedings. For greater certainty, the Monitors and the CCAA Plan Administrators shall not be responsible or liable for any obligations of the Tobacco Companies. The Monitors and the CCAA Plan Administrators and their respective Affiliates, shareholders, Affiliates’ shareholders, employees, advisors, legal counsel, Representatives or agents shall not incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of any Tobacco Company to observe, perform or comply with any of its obligations under its CCAA Plan or any other Definitive Document. 18.1.5 Release of Court-Appointed Mediator At the Effective Time, all Persons including the Released Parties, the Releasors and Affected Creditors (whether or not CCAA proofs of claim have been filed on their behalf), and the Unaffected Creditors, individually and collectively, shall be deemed to fully, finally, irrevocably and unconditionally release and forever discharge the Court-Appointed Mediator, and his Representatives, legal counsel, consultants and advisors, from any and all Claims whatsoever, which they have ever had, now have, or may hereafter have, against them, whether foreseen or unforeseen, whether matured or unmatured, or whether or not presently known to the Released Parties, Releasors, Affected Creditors and Unaffected Creditors arising from or out of in whole or in part any omission, transaction, duty, responsibility, liability, obligation, dealing or other occurrence in any way in connection with the CCAA Proceedings, including: (i) any Claim that has been barred or extinguished pursuant to the terms of the Claims Procedure Order and/or the terms of the CCAA Plan; (ii) the CCAA Proceedings; (iii) the Chapter 15 Proceedings; (iv) the actions of the Court-Appointed Mediator as an officer of the CCAA Court carrying out his mandate as a neutral third party to mediate a global settlement in the Tobacco Companies’ CCAA Proceedings; (v) the business and affairs of the Tobacco Companies whenever or however conducted; (vi) the administration and management of the Tobacco Companies whenever or however conducted; (vii) the allocation of the Global Settlement Amount and any distributions, payments, disbursements from the Global Settlement Amount, and/or (viii) any matter or transaction involving any of the Tobacco Companies occurring in or in connection with the CCAA Proceedings or the Chapter 15 Proceedings including the CCAA Plans, the development thereof, and any and all actions, steps or transactions taken by the Court-Appointed Mediator to implement the CCAA Plans, and in each case, all Claims arising out of aforesaid actions or omissions above shall be forever waived and released to the fullest extent permitted by Applicable Law. Nothing in this Release shall derogate from the protections afforded to the Court-Appointed Mediator as an officer of the CCAA Court and by the CCAA Plans, the CCAA, any other applicable legislation, including pursuant to Section 142 of the Courts of Justice Act, R.S.O. 1990, c. C.43, and any Orders made in the CCAA Proceedings or the Chapter 15 Proceedings, including the orders appointing the Court-Appointed Mediator. In particular, the Court-Appointed Mediator shall not be liable to any Party or participant in the mediation for any act or omission in connection with the mediation process and shall have the immunity of a Judge of a Superior Court in Canada. For greater certainty, the Court-Appointed Mediator shall not be responsible or liable for any obligations of the Tobacco Companies. The Court-Appointed Mediator’s heirs, successors, Page 139 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 132 assigns, representatives, advisors, legal counsel, consultants or agents shall not incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of any Tobacco Company to observe, perform or comply with any of its obligations under its CCAA Plan or any other Definitive Document. 18.1.6 Release of Administrative Coordinator At the Effective Time, all Persons including the Released Parties, the Releasors and Affected Creditors (whether or not CCAA proofs of claim have been filed on their behalf), and the Unaffected Creditors, individually and collectively, shall be deemed to fully, finally, irrevocably and unconditionally release and forever discharge the Administrative Coordinator and his Representatives from any and all Claims whatsoever, which they have ever had, now have, or may hereafter have, against them, whether foreseen or unforeseen, whether matured or unmatured, or whether or not presently known to the Released Parties, Releasors, Affected Creditors and Unaffected Creditors arising from or out of in whole or in part any omission, transaction, duty, responsibility, liability, obligation, dealing or other occurrence, or in any way in connection with the CCAA Proceedings, including: (i) the CCAA Proceedings; (ii) the Chapter 15 Proceedings; (iii) the development of the PCC Compensation Plan and the development of the Quebec Administration Plan; and (iv) the actions of the Administrative Coordinator in connection with the administration of the PCC Compensation Plan and the administration of the Quebec Administration Plan, and in each case, all Claims arising out of aforesaid actions or omissions above shall be forever waived and released to the fullest extent permitted by Applicable Law. Nothing in this Release shall derogate from the protections afforded to the Administrative Coordinator by the CCAA Plans, the CCAA, any other applicable legislation and any Orders made in the CCAA Proceedings or the Chapter 15 Proceedings. For greater certainty, the Administrative Coordinator shall not be responsible or liable for any obligations of the Tobacco Companies. None of the Administrative Coordinator’s heirs, successors, assigns, Representatives, advisors, legal counsel, consultants or agents shall incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of any Tobacco Company to observe, perform or comply with any of its obligations under its CCAA Plan or any other Definitive Document. 18.1.7 Indemnity of Monitors, CCAA Plan Administrators, Foreign Representative, Court-Appointed Mediator and Administrative Coordinator Imperial shall indemnify and save harmless the Court-Appointed Mediator, the Monitors (FTI, EY and Deloitte) in their various capacities (including as the Monitors, the CCAA Plan Administrators, and Foreign Representative (as applicable)), the Administrative Coordinator and, as applicable, their respective Affiliates, shareholders, Affiliates’ shareholders, directors, officers, employees, legal counsel, advisors, consultants, Representatives and agents (collectively, the “Indemnified Parties”), from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of each Indemnified Party’s respective activities or duties in any way in connection with the CCAA Proceeding and the Chapter 15 Proceedings, including for the avoidance of doubt: (i) the actions Page 140 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

133 of the Court-Appointed Mediator, the Monitors, the CCAA Plan Administrators and the Administrative Coordinator and their respective legal counsel and advisors in connection with the CCAA Proceeding and the Chapter 15 Proceedings, (ii) the business and affairs of Imperial whenever or however conducted, and (iii) any matter or transaction involving Imperial occurring in or in connection with the CCAA Proceeding and the Chapter 15 Proceedings, the CCAA Plan, or the development thereof (other than enforcement of Indemnified Parties’ obligations under the CCAA Plan and the Definitive Documents). This indemnity shall survive the resignation or removal of the Indemnified Parties from any role, capacity, engagement, office or position relevant to its activities or duties in connection with the CCAA Plan. To the extent any Indemnified Party is not otherwise compensated by Imperial such Indemnified Party may resort to the Imperial CCAA Plan Administration Reserve for compensation. 18.1.8 Injunctions From and after the Effective Time, all Persons will be permanently and forever barred, estopped, stayed and enjoined from: (a) Commencing, conducting, continuing or making in any manner, directly or indirectly, any action, suit, claim, demand or other proceeding of any nature or kind whatsoever (including any proceeding in a judicial, arbitral, administrative or other forum) against any of the Released Parties, the Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator and their respective Representatives with respect to any and all Affected Claims and Released Claims; (b) Enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against any of the Released Parties, the Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator or their respective Representatives, or their respective property with respect to any and all Affected Claims and Released Claims; (c) Commencing, conducting, continuing or making against any other Person in any manner, directly or indirectly, any action, suit, claim, demand or other proceeding of any nature or kind whatsoever (including any proceeding in a judicial, arbitral, administrative or other forum) that relates to an Affected Claim or a Released Claim if such other Person makes a claim or might reasonably be expected to make a claim, in any manner or forum, including by way of contribution or indemnity or other relief, against one or more of the Released Parties, the Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator or their respective Representatives, unless such Claim of such other Person is itself an Affected Claim or a Released Claim; (d) Creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any Encumbrance of any kind against the Released Parties, the Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator, their respective Representatives or any of their respective property with respect to any and all Affected Claims and Released Claims, except for the exclusions in Article 18, Section 18.1.9 in relation to obligations arising from the Definitive Documents; and Page 141 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 134 (e) Taking any actions to interfere with the implementation or consummation of the CCAA Plan with respect to any and all Released Claims. 18.1.9 Released Parties’ Fulfillment of Obligations pursuant to Definitive Documents Notwithstanding any of the provisions herein, the Released Parties are not released from the due performance of their obligations arising from the Definitive Documents, and nothing in this Release shall prevent or restrict any of the Releasors or the CCAA Plan Administrators from pursuing any legal remedies against any of the Released Parties for non-performance of their obligations pursuant to the Definitive Documents, including the covenants of each Tobacco Company, its Parent and the relevant Affiliates within its Tobacco Company Group. 18.1.10 Releases are Final and Binding The releases and injunctions in favour of the Released Parties, the Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator and their respective Representatives shall be final and binding on all the Releasors, Released Parties, Affected Creditors and Unaffected Creditors (except to the extent of their Unaffected Claims) as applicable, including any Claims resulting, directly or indirectly, from the consequences and effects relating to the acceptance of the CCAA Plan, the sanction thereof by the CCAA Court, the recognition thereof by the US Bankruptcy Court, or its implementation. The aforesaid final and binding effect of the CCAA Plan on the Releasors, Released Parties, Affected Creditors and Unaffected Creditors (except to the extent of their Unaffected Claims) shall operate for all legal purposes as and from the Effective Time. 18.1.11 CCAA Meeting Orders and Sanction Orders To facilitate the provision of the releases and the granting of the injunctions in favour of the Released Parties, Monitors, the CCAA Plan Administrators, the Court-Appointed Mediator and the Administrative Coordinator: (a) Pursuant to the Meeting Order governing the conduct of the Meeting of the Affected Creditors to consider and vote on the CCAA Plan: (i) Quebec Class Counsel were appointed to act as proxy and vote on behalf of the Quebec Class Action Plaintiffs in respect of the CCAA Plan; (ii) PCC Representative Counsel were appointed to act as proxy and vote on behalf of the Pan-Canadian Claimants in respect of the CCAA Plan; (iii) Knight Class Counsel were appointed to act as proxy and vote on behalf of the Knight Class Action Plaintiffs in respect of the CCAA Plan; and (iv) Counsel for the Tobacco Producers were appointed to act as proxy and vote on behalf of the Tobacco Producers in respect of the CCAA Plan; (b) The Sanction Order: Page 142 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 135 (i) Intentionally deleted; (ii) Confirms that each of (A) the affirmative vote in respect of the CCAA Plan and (B) the signing of the Claimant Contractual Release, by or on behalf of each Claimant, shall be evidence of the consent of the Claimant to the treatment of its Claims for the purposes of Section 5.1(2) and/or Section 19(2) of the CCAA to the extent that they apply; and (iii) Orders that no action, proceeding or enforcement process in any court or tribunal may be commenced or continued against (A) any Released Party, the Monitor, the CCAA Plan Administrator, the Foreign Representative, the Court-Appointed Mediator, the Administrative Coordinator, or (B) any Person who claims or might reasonably be expected to claim in any manner or forum against any Released Party, the Monitor, the CCAA Plan Administrator, the Foreign Representative, the Court- Appointed Mediator, or the Administrative Coordinator, in respect of the Affected Claims and Released Claims without the prior written consent of the Released Party, the Monitor, the CCAA Plan Administrator, the Foreign Representative, the Court-Appointed Mediator, the Administrative Coordinator, as applicable, or leave of the CCAA Court obtained on notice to the Released Party, the Monitor, the CCAA Plan Administrator, the Foreign Representative, the Court-Appointed Mediator and the Administrative Coordinator (as applicable), and the Tobacco Companies, including appropriate injunctive language with respect to same; and (c) Pursuant to the Signing Authorization Order: (i) Quebec Class Counsel were authorized to execute and deliver on behalf of the Quebec Class Action Plaintiffs any and all documents as they consider advisable to give effect to the implementation of the CCAA Plans, including the Claimant Contractual Release, Plan Implementation Date Certificate, Imperial Collateral Agency Agreement and Flow of Funds Agreement; (ii) PCC Representative Counsel were authorized to execute and deliver on behalf of the Pan-Canadian Claimants any and all documents as they consider advisable to give effect to the implementation of the CCAA Plans, including the Claimant Contractual Release, Plan Implementation Date Certificate, Imperial Collateral Agency Agreement and Flow of Funds Agreement; (iii) Knight Class Counsel were authorized to execute and deliver on behalf of the Knight Class Action Plaintiffs any and all documents as they consider advisable to give effect to the implementation of the CCAA Plans, including the Claimant Contractual Release, Plan Implementation Date Certificate, Imperial Collateral Agency Agreement and Flow of Funds Agreement; and (iv) Counsel for the Tobacco Producers were authorized to execute and deliver on behalf of the Tobacco Producers any and all documents as they consider advisable to give effect to the implementation of the CCAA Plans, including the Claimant Page 143 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 136 Contractual Release, Plan Implementation Date Certificate, Imperial Collateral Agency Agreement and Flow of Funds Agreement. 18.1.12 Future Legislation The Released Parties and the Provinces and Territories recognize that a legislature’s sovereign power to enact, amend and repeal legislation cannot be fettered. However, in the event that any legislation (including any regulations promulgated thereunder) similar or analogous to the HCCR Legislation may be enacted or amended by a Province or Territory at any time after the Effective Time, the Released Parties and the Provinces and Territories are ad idem that the enactment of such future legislation shall not render unenforceable or otherwise make ineffective any of the terms of the Claimants Contractual Release or of this Article 18. 18.2 Treatment of Miscellaneous Claims 18.2.1 Miscellaneous Claims Fund On the Plan Implementation Date, the Imperial Miscellaneous Claims Fund shall be established. The Trustees shall hold the Imperial Miscellaneous Claims Fund in trust for those Persons who are found by the CCAA Court to be entitled to be paid their Miscellaneous Claim pursuant to the CCAA Plan. In aggregate, the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund shall total $25.0 million (“Miscellaneous Claims Amount”). The proportionate shares of the aggregate amount of $25.0 million which shall be deposited into the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund from their respective Upfront Contributions shall be equal to the proportionate shares of the Upfront Contributions made by Imperial, RBH and JTIM. The Miscellaneous Claims Amount, and interest accrued thereon, shall be held in the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund for a period of three years from the Effective Time, or for such other period of time as the CCAA Plan Administrators are of the view is necessary and appropriate to permit the completion of the adjudication of any Miscellaneous Claims (“Miscellaneous Claims Fund Period”). The Tobacco Companies may unanimously elect to increase the Miscellaneous Claims Amount from $25.0 million to $60.0 million provided that: (a) The $35.0 million top-up of the Miscellaneous Claims Amount shall be paid by the Tobacco Companies and shall be on top of the $32.5 billion Global Settlement Amount; (b) The Tobacco Companies are in unanimous agreement regarding how they shall apportion payment of the $35.0 million among themselves and the source of the top-up funds; and (c) The sourcing of the additional sum of $35.0 million shall not affect the amount nor the timing of the payments of the Upfront Contributions and the Global Settlement Amount. If the Tobacco Companies make such election as aforesaid, this Section 18.2.1 shall be deemed to stipulate that the Miscellaneous Claims Amount is $60.0 million. 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137 18.2.2 Determination of Miscellaneous Claims The determination of all Miscellaneous Claims shall be governed by this Section 18.2 and the Claims Procedure Order, the Meeting Order and any other further Order of the CCAA Court, as applicable. A Putative Miscellaneous Claimant shall not be permitted to commence a proceeding in any other forum except the CCAA Court with leave and, if any such proceeding is commenced, it shall be a nullity. 18.2.3 Leave required from CCAA Court to bring a Miscellaneous Claim Proceeding Except for (i) an application for leave to commence a proceeding brought in the CCAA Court pursuant to this Section, and (ii) any subsequent proceeding commenced with leave of the CCAA Court, any proceeding commenced in any court relating to a Miscellaneous Claim shall be a nullity. A Putative Miscellaneous Claimant shall bring an application to the CCAA Court seeking leave to commence a proceeding relating to the Miscellaneous Claim. On the application for leave, the Putative Miscellaneous Claimant shall serve on Imperial and file with the CCAA Court: (a) An affidavit setting out a concise statement of the material facts upon which the Putative Miscellaneous Claimant intends to rely; and (b) An affidavit of documents disclosing, to the full extent of the Putative Miscellaneous Claimant’s knowledge, information and belief, all documents relevant to any matter in issue in the proceeding relating to the Miscellaneous Claim that are or have been in the Putative Miscellaneous Claimant’s possession, control or power. On the application for leave, Imperial may serve on the Putative Miscellaneous Claimant and file an affidavit setting out a concise statement of the material facts on which Imperial intends to rely for the defence of the Miscellaneous Claim, but is not required to do so. The CCAA Court shall not grant leave unless it finds that: (a) The application for leave has been brought before the CCAA Court either prior to or no later than two years after the issuance of the Sanction Order; (b) The Miscellaneous Claim was not fully, finally, irrevocably and unconditionally released and forever discharged, and permanently barred and enjoined pursuant to the terms of the CCAA Plan, Claims Procedure Order, Sanction Order, the Claimant Contractual Release and/or any other orders made in the CCAA Proceeding; (c) The Miscellaneous Claim is being brought in good faith; and (d) There is a reasonable possibility that the Miscellaneous Claim will be resolved in the Putative Miscellaneous Claimant’s favour. Page 145 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 138 The Putative Miscellaneous Claimant shall bear the onus of establishing that leave should be granted. If leave is granted, the CCAA Court shall have exclusive jurisdiction to adjudicate and determine the proceeding relating to the Miscellaneous Claim on its merits. Notwithstanding the foregoing, the CCAA Court in its discretion may decide how the Miscellaneous Claim will be heard and determined. Either the Putative Miscellaneous Claimant or Imperial may appeal from the decision of the CCAA Court on the application for leave or, if leave is granted, from any order or decision of the CCAA Court made in the proceeding relating to the Miscellaneous Claim, in accordance with Sections 13, 14 and 15 of the CCAA. Both the Putative Miscellaneous Claimant and Imperial shall bear their own costs of the application for leave and any appeal from the decision of the CCAA Court on the application for leave. If by final decision of the CCAA Court leave is not granted, and any appeal from such decision is dismissed, the Putative Miscellaneous Claimant shall be permanently and forever barred, estopped, stayed and enjoined from commencing any proceeding in any court relating to or arising from the Miscellaneous Claim. 18.2.4 Payment from Miscellaneous Claims Fund Any judgments or awards made, or other amounts ordered to be paid in regard to Miscellaneous Claims shall be paid solely from the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund. 18.2.5 Distribution of any Residual Monies from Miscellaneous Claims Fund After the expiry of the Miscellaneous Claims Fund Period, to the extent that there remain any residual funds in the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and/or JTIM Miscellaneous Claims Fund after the payment of all judgments, awards and any other amounts ordered to be paid in regard to proven Miscellaneous Claims, any such residual funds shall be apportioned among the Provinces and Territories in accordance with the percentages set out in the table in Article 16, Section 16.3. 18.2.6 Sole Recourse for Miscellaneous Claims All Putative Miscellaneous Claimants shall only have recourse to the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund in regard to any Miscellaneous Claims and shall have no recourse in relation to any Miscellaneous Claims as against the Released Parties, the Claimants or their Representatives, or any other funds paid, held or administered pursuant to the CCAA Plan and all other Definitive Documents. Page 146 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 139 18.3 Disposition of Pending Proceedings 18.3.1 Termination of Pending Litigation other than Quebec Class Actions As soon as possible after the Plan Implementation Date and by no later than a date to be set by the Court-Appointed Mediator and the Monitors, the Parties shall take all steps and actions that are necessary and appropriate to dismiss with prejudice and without costs to any party or counsel the following proceedings pending in courts in the Provinces and Territories against the Tobacco Companies, certain members of their respective Tobacco Company Groups and the Canadian Tobacco Manufacturers’ Council (“Pending Litigation”): (a) The actions which the Provinces commenced pursuant to the HCCR Legislation claiming the recovery of expenditures for Health Care Benefits provided for Insured Persons resulting from Tobacco-related Disease or the risk of Tobacco-related Disease caused by the Tobacco Companies’ tobacco-related wrongs, including any related motions, applications, leave applications or appeals, that are listed in Schedule “U” to the CCAA Plan; (b) The Knight Class Action; (c) The actions commenced by Individuals under the class proceedings legislation in British Columbia (other than the Knight Class Action), Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, and Newfoundland and Labrador, that are listed in Schedule “V” to the CCAA Plan; (d) The Tobacco Producers’ Actions; and (e) Any action, other than the Quebec Class Actions, regardless of whether the statement of claim was served, commenced by Individuals in Ontario, Quebec and Nova Scotia, or any other Province or Territory relating to Tobacco Claims or the subject matter of the CCAA Plan, that are listed in Schedule “W” to the CCAA Plan. Imperial and the Claimants consented to the inclusion of orders in the Sanction Order providing that: (a) Effective from Plan Implementation Date, all parties to the Pending Litigation, including each plaintiff, class representative, class member and defendant therein, shall be deemed to have given all consents necessary to effect the termination with prejudice and without costs of the Pending Litigation, (b) The Sanction Order shall have full force and effect in all Provinces and Territories, the United States and elsewhere, and as against all Persons against whom it may apply; and (c) Each applicable court in the Provinces and Territories in which the Pending Litigation was commenced is requested to: Page 147 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 140 (i) Aid, recognize and assist the CCAA Court to confirm that, effective as and from the Plan Implementation Date, the CCAA Plan has fully and finally resolved and definitively settled the Pending Litigation, (ii) Provide such assistance to Imperial and its CCAA Plan Administrator, as an officer of the CCAA Court, as may be necessary or desirable to give effect to the Sanction Order or to assist Imperial and its CCAA Plan Administrator in carrying out the terms of the Sanction Order and CCAA Plan, and (iii) Issue such orders as may be necessary to terminate all of the Pending Litigation by a with prejudice dismissal without costs. Such dismissals shall be effected by the filing of the appropriate documents with each applicable court in each jurisdiction. 18.3.2 Disposition of Quebec Class Actions As soon as possible after the Plan Implementation Date, Imperial and the QCAPs shall take all steps and actions that are necessary and appropriate to, if applicable, dismiss with prejudice and without costs to any party or counsel any leave applications or appeals from the judgments in the Quebec Class Actions or any related motions pending in the Quebec Superior Court, the Court of Appeal of Quebec and/or the Supreme Court of Canada. After the QCAP Claims Process has ended and the Eligible Blais Class Members have been paid their Compensation Payments, Imperial and the QCAPs shall consent to motions seeking the Closing Judgment to be brought in the Quebec Superior Court by the Quebec Class Counsel in the Blais Class Action and the Létourneau Class Action. Imperial and the QCAPs consented to the inclusion in the Sanction Order of orders providing that: (a) The Blais Judgment and the Létourneau Judgment are fully and finally satisfied, resolved, compromised and settled; (b) The Sanction Order shall have full force and effect in Quebec as against all Persons against whom it may apply; and (c) The Quebec Superior Court is requested to: (i) Aid, recognize and assist the CCAA Court to confirm that, effective as and from the Plan Implementation Date, the CCAA Plan has fully and finally resolved and definitively settled the Quebec Class Actions; (ii) Provide such assistance to Imperial and the CCAA Plan Administrator, as an officer of the CCAA Court, as may be necessary or desirable to give effect to the Sanction Order or to assist Imperial and its CCAA Plan Administrator in carrying out the terms of the CCAA Plan Sanction Order and the CCAA Plan; and (iii) Upon the completion of the QCAP Claims Process and the payment of Compensation Payments thereunder, issue such orders, including the Closing Page 148 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

141 Judgment, as may be necessary to terminate with prejudice and without costs the Quebec Class Actions. ARTICLE 19. COURT SANCTION, CONDITIONS PRECEDENT AND CCAA PLAN IMPLEMENTATION 19.1 Application for Sanction Order After the CCAA Plan was approved by the Required Majority of the Affected Creditor Class at the Meeting, the Court-Appointed Mediator and the Monitor applied for the Sanction Order in a hearing that was conducted by the CCAA Court on January 29, 30 and 31 and March 3, 2025. 19.2 Sanction Order On March 6, 2025, the CCAA Court granted the Sanction Order that, among other things: (a) Ordered that: (i) the CCAA Plan has been approved by the Required Majority of the Affected Creditor Class in conformity with the CCAA; (ii) the activities of Imperial and the Monitor have been in compliance with the provisions of the CCAA and the Orders of the CCAA Court made in this CCAA Proceeding in all respects; (iii) neither Imperial nor the Monitor has done or purported to do anything that is not authorized by the CCAA; and (iv) the CCAA Plan and the transactions contemplated thereby are fair and reasonable; (b) Ordered that the CCAA Plan and all associated steps, compromises, transactions, arrangements, releases and reorganizations effected thereby are sanctioned and approved, and at the Effective Time will be binding and effective upon and with respect to Imperial, all Affected Creditors, the Released Parties and all other Persons named or referred to in, or subject to, the CCAA Plan or the Sanction Order; (c) Confirmed that the CCAA Court is satisfied that: (i) the hearing regarding the Sanction Hearing was open to all of the Affected Creditors and all other Persons, including Putative Miscellaneous Claimants, with an interest in Imperial and that such Affected Creditors and other Persons were permitted to be heard at the Sanction Hearing; and (ii) all of the Affected Creditors and all other Persons on the Common Service List were given adequate notice thereof; (d) Approved and authorized the Restructuring Steps; (e) Approved the Quebec Administration Plan; (f) Approved the PCC Compensation Plan; (g) Approved the appointment of the Monitor as the CCAA Plan Administrator as set out in the CCAA Plan Administrator Appointment Order; (h) Approved the appointment of the Court-Appointed Mediator to provide services with respect to the implementation of the CCAA Plan and perform such other functions as may be requested by the CCAA Plan Administrator or the CCAA Court; Page 149 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 142 (i) Approved the appointment of Epiq as the Claims Administrator; (j) Approved the appointment of Daniel Shapiro, K.C. as the Administrative Coordinator; (k) Intentionally deleted; (l) Ordered that any Affected Claim for which a Miscellaneous Claimant Proof of Claim or Notice of Dispute of Negative Notice Claim has not been filed by the Miscellaneous Claims Bar Date or the Negative Notice Bar Date, as applicable, in accordance with the Claims Procedure Order is forever barred and extinguished, and all such Affected Claims are released and discharged; (m) Ordered that, on a date to be agreed between Imperial and the CCAA Plan Administrators, the Alternative Products Business transferred by Imperial to Newco vests absolutely in Newco in accordance with Article 4, Section 4.1 of the CCAA Plan; (n) Ordered that, as of the Effective Time, any and all Released Claims are and are deemed to be fully, finally, irrevocably and forever compromised, released, discharged and barred, and the ability of any Person to proceed against any of the Released Parties in respect of or relating to any Released Claims, whether directly, indirectly, derivatively or otherwise is forever barred, estopped, stayed and enjoined, and all proceedings with respect to, in connection with or relating to such Released Claims are permanently stayed, subject only to the right of the Affected Creditors to receive distributions pursuant to the CCAA Plan in respect of their Affected Claims and to exercise their rights under the CCAA Plan; (o) Ordered that, as of the Effective Time, no action, proceeding or enforcement process in any court or tribunal may be commenced or continued against any Released Party, or any Person who claims or might reasonably be expected to claim in any manner or forum against any Released Party, in respect of the Released Claims without the prior written consent of the Released Party or leave of the CCAA Court obtained on notice to the Released Party and the Tobacco Companies, including appropriate injunctive language with respect to same; (p) Authorized and approved the releases and injunctions set forth in Article 18, Sections 18.1.1 to 18.1.10 herein and order that such releases and injunctions shall become effective at the Effective Time; (q) Intentionally deleted; (r) Confirmed that each of (i) the affirmative vote in respect of the CCAA Plan and (ii) the signing of the Claimant Contractual Release, by or on behalf of each Claimant, shall be evidence of the consent of the Claimant to the treatment of its Claims for the purposes of Section 5.1(2) and/or Section 19(2) of the CCAA to the extent that they apply; (s) Granted the Monitor, in addition to its rights and obligation under the CCAA, the powers, duties and protections contemplated by and required under the CCAA Plan and authorize and direct the Monitor to perform its duties and fulfil its obligations under the CCAA Plan Page 150 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 143 as the CCAA Plan Administrator for Imperial to facilitate the implementation of the CCAA Plan; (t) Authorized Imperial and FTI, in its capacity as the Monitor, the Foreign Representative, or the CCAA Plan Administrator, to take all steps and actions, and to do all things, necessary or appropriate to implement the CCAA Plan in accordance with and subject to its terms and conditions, and to enter into, execute, deliver, complete, implement and consummate all of the steps, transactions, distributions, payments, deliveries, allocation, instruments and agreements contemplated by, and subject to the terms and conditions of, the CCAA Plan; (u) Ordered that in no circumstance will the Monitor have any liability for any of Imperial’s tax or other liabilities regardless of how or when such liability may have arisen; (v) Approved the form of the Monitor’s Plan Implementation Date Certificate, and ordered that the Monitor, in its capacity as Monitor, following the fulfilment or waiver of the conditions precedent to implementation of the CCAA Plan as set out in Article 19, Sections 19.3 and 19.4 of the CCAA Plan, shall deliver the Monitor’s Plan Implementation Date Certificate to Imperial and serve a copy thereof on the Common Service List; (w) Ordered that upon completion by FTI of its duties as the Monitor and the CCAA Plan Administrator in respect of Imperial pursuant to the CCAA and any Order of the CCAA Court made in connection with the CCAA Proceeding or the CCAA Plan, FTI may file with the CCAA Court a certificate (“Certificate of Plan Completion”) stating that all of its duties in respect of Imperial pursuant to the CCAA, the CCAA Plan and any Orders of the CCAA Court in respect thereof, have been completed and thereupon, FTI shall be deemed to be discharged from its duties as the Monitor and as the CCAA Plan Administrator and released of all claims relating to its activities as the Monitor and as the CCAA Plan Administrator; (x) Approved the form of the Certificate of Plan Completion, and ordered that FTI, in its capacities as the Monitor and the CCAA Plan Administrator has completed its duties to fully and finally effect all distributions, disbursements and payments in accordance with the CCAA Plan, shall file the Certificate of Plan Completion with the CCAA Court; (y) Ordered that, in carrying out the terms of the Sanction Order and the CCAA Plan, (i) FTI, in its capacities as the Monitor and the CCAA Plan Administrator, shall benefit from all the protections given to it by the CCAA, the Initial Order and any other Order in the CCAA Proceeding, and as an officer of the CCAA Court, (ii) FTI shall incur no liability or obligation as a result of carrying out the provisions of the Sanction Order and/or CCAA Plan, and (iii) FTI shall be entitled to rely on the books and records of Imperial and any information provided by Imperial without independent investigation and shall not be liable for any claims or damages resulting from any errors or omissions in such books, records or information; (z) Ordered that each Putative Miscellaneous Claimant will be limited to recovering from the Imperial Miscellaneous Claims Fund, RBH Miscellaneous Claims Fund and JTIM Miscellaneous Claims Fund in respect of all Miscellaneous Claims in accordance with the Page 151 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 144 CCAA Plan and any other Definitive Documents, and such Putative Miscellaneous Claimant will have no right to and shall not make any claim against or seek any recovery from any Released Party in respect of such Miscellaneous Claim; (aa) Ordered that each of the Sales and Excise Tax Charge and Directors’ Charge will be terminated, discharged, expunged and released at the applicable time set out in the Sanction Order upon receipt by Imperial of an acknowledgement of payment in full and in the appropriate currency of the claims secured thereby; (bb) Approved the Imperial CCAA Plan Administration Reserve; (cc) Approved the Imperial PCC Compensation Plan Reserve; (dd) Ordered that, notwithstanding: (i) the pendency of the CCAA Proceeding or the Chapter 15 Proceedings; (ii) any applications for a bankruptcy, receivership or other order now or hereafter issued pursuant to the BIA, the CCAA, the US Bankruptcy Code or otherwise in respect of Imperial and any bankruptcy, receivership or other order issued pursuant to any such applications; and (iii) any assignment in bankruptcy made or deemed to be made in respect of Imperial, the transactions contemplated by the CCAA Plan shall be binding on any trustee in bankruptcy or receiver that may be appointed in respect Imperial or its assets and shall not be void or voidable by creditors of Imperial, nor shall the CCAA Plan or the payments and distributions contemplated pursuant thereto constitute nor be deemed to constitute a fraudulent preference, assignment, fraudulent conveyance, transfer at undervalue, or other reviewable transaction under the BIA, CCAA or any other applicable federal or provincial legislation, nor shall the CCAA Plan constitute oppressive or unfairly prejudicial conduct pursuant to any applicable federal or provincial legislation; (ee) Ordered that, subject to the performance by Imperial of its obligations under the CCAA Plan, all obligations, contracts, leases, agreements and other arrangements to which (i) Imperial is a party at the Effective Time or (ii) Newco becomes a party on a date to be agreed between Imperial and the CCAA Plan Administrators as a result of the transfer of the Alternative Products Business to Newco in accordance with the terms of Article 4, Section 4.1, and that have not been terminated or disclaimed pursuant to the applicable paragraph of the Initial Order and related provision of the CCAA will be and remain in full force and effect, unamended as of the Effective Time, and no Person who is a party to any such obligation, contract, lease, agreement or other arrangement shall at or following the Effective Time accelerate, terminate, refuse to renew, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise (or purport to enforce or exercise) any right or remedy (including any right of set-off, dilution or other remedy) or make any demand under or in respect of any such arrangement and no automatic termination will have any validity or effect, by reason of: (i) any event that occurred at or prior to the Effective Time and is not continuing thereafter, or which is or continues to be suspended or waived under the CCAA Plan, that would have entitled such Person to enforce those rights or remedies (including defaults or events or default arising as a result of the insolvency of Imperial); 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145 (ii) the insolvency of Imperial or the fact that Imperial sought or obtained relief under the CCAA or the US Bankruptcy Code; (iii) any compromises or arrangements effected pursuant to the CCAA Plan, or any action taken or transaction effected pursuant to the CCAA Plan; or (iv) the fact that Imperial has sought or obtained relief or taken steps as part of the CCAA Proceedings or the Chapter 15 Proceedings. (ff) Approved all conduct of the Directors of Imperial during the CCAA Proceeding and the Chapter 15 Proceedings; (gg) Approved all conduct of the Monitor and the Monitor’s Representatives in relation to Imperial and its Tobacco Company Group and barred all claims against them arising from or relating to the services provided to Imperial and its Tobacco Company Group up to and including the date of the Sanction Order; (hh) Ordered that, in regard to the services that it provides after the date of the Sanction Order, FTI, whether in its capacity as the Monitor, the CCAA Plan Administrator and/or the Foreign Representative, shall have the benefit of all the protections afforded to the Monitors as officers of the CCAA Court and by the CCAA Plans, the CCAA, any other applicable legislation and any Orders made in the CCAA Proceedings or the Chapter 15 Proceedings. For greater certainty, FTI, whether in its capacity as the Monitor, the CCAA Plan Administrator and/or the Foreign Representative, shall not be responsible or liable for any obligations of the Tobacco Companies. None of the Monitor or its respective Affiliates, shareholders, Affiliates’ shareholders, employees, advisors, legal counsel, representatives or agents shall incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of any Tobacco Company to observe, perform or comply with any of its obligations under its CCAA Plan or any other Definitive Document; (ii) Approved all conduct of the Court-Appointed Mediator and the Court-Appointed Mediator’s Representatives in relation to Imperial and its Tobacco Company Group and barred all claims against them arising from or relating to the services provided during the pendency of the Court-supervised mediation up to and including the date of the Sanction Order; (jj) Ordered that in the event that the Court-Appointed Mediator provides any services after the date of the Sanction Order, as requested by either the CCAA Plan Administrators or the CCAA Court, and approved by the CCAA Court, the Court-Appointed Mediator shall have the benefit of all the protections afforded to the Court-Appointed Mediator as an officer of the CCAA Court and by the CCAA Plans, the CCAA, any other applicable legislation, including pursuant to Section 142 of the Courts of Justice Act, R.S.O. 1990, c. C.43, and any Orders made in the CCAA Proceedings, including the orders appointing the Court-Appointed Mediator. In particular, the Court-Appointed Mediator shall not be liable to any Party, participant in the mediation, or any other Person, for any act or omission in connection with the mediation process and/or in connection with any services provided after date of the Sanction Order, and shall have the immunity of a Judge of a Superior Court Page 153 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 146 in Canada. For greater certainty, the Court-Appointed Mediator shall not be responsible or liable for any obligations of the Tobacco Companies. None of the Court-Appointed Mediator’s heirs, successors, assigns, representatives, advisors, legal counsel, consultants or agents shall incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of any Tobacco Company to observe, perform or comply with any of its obligations under its CCAA Plan or any other Definitive Document; (kk) Ordered that, in regard to the services that the Administrative Coordinator provides after the date of the Sanction Order, the Administrative Coordinator shall have the benefit of all the protections afforded to him as an officer of the CCAA Court and by the CCAA Plans, the CCAA, any other applicable legislation and any Orders made in the CCAA Proceedings. For greater certainty, the Administrative Coordinator shall not be responsible or liable for any obligations of the Tobacco Companies. None of the Administrative Coordinator’s heirs, successors, assigns, representatives, advisors, legal counsel, consultants or agents shall incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of any Tobacco Company to observe, perform or comply with any of its obligations under its CCAA Plan or any other Definitive Document; (ll) Authorized Imperial to seek an order of any court of competent jurisdiction to recognize the CCAA Plan and the Sanction Order and to confirm the CCAA Plan and the Sanction Order as binding and effective in any appropriate foreign jurisdiction, including in the Chapter 15 Proceedings; (mm) Ordered that any obligation of Imperial to provide financial reporting pursuant to any Order or agreement shall cease at the Effective Time and be replaced with the obligations set forth in Article 10, Section 10.1 to Section 10.10 of the CCAA Plan; (nn) Ordered that the CCAA stay of proceedings provided for in the Initial Order shall be extended until the Effective Time; and (oo) Ordered that Imperial, the Court-Appointed Mediator or FTI, whether in its capacity as the Monitor, the CCAA Plan Administrator and/or the Foreign Representative, may apply to the CCAA Court for advice and direction in respect of any matters arising from or in relation to the CCAA Plan. 19.3 Conditions Precedent to Implementation of CCAA Plan The implementation of the CCAA Plan shall be conditional upon the satisfaction, prior to or at the Effective Time, of the following conditions precedent (“Plan Implementation Conditions”): (a) The CCAA Plan will have been approved by the Required Majority of the Affected Creditors at the Meeting; (b) The CCAA Plans of RBH and JTIM will have been approved by the Required Majority of the Affected Creditors of RBH and JTIM at the Meetings in respect of the CCAA Plans of RBH and JTIM; Page 154 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 147 (c) The Sanction Order will have been granted by the CCAA Court, consistent with the terms of Article 19, Section 19.2 herein, and will have become a final Order; (d) The Sanction Orders in respect of the CCAA Plans of RBH and JTIM will have been granted by the CCAA Court and will have become final Orders; (e) All applicable appeal periods in respect of the Sanction Order will have expired and any appeals or motions for leave to appeal therefrom will have been finally disposed of by the applicable appellate court; (f) The Sanction Recognition Order shall have been entered by the US Bankruptcy Court; (g) The Plan Implementation Date will have occurred by no later than a date to be set by the Court-Appointed Mediator and the Monitors, unless otherwise ordered by the CCAA Court; (h) The Effective Time of the CCAA Plans of RBH and JTIM shall become effective at the same time or immediately prior or immediately subsequent to the Effective Time of the CCAA Plan; (i) Intentionally deleted; (j) Imperial will have established the Imperial Global Settlement Trust Account, the Imperial PCC Trust Account, the Imperial Cy-près Trust Account, the Imperial QCAP Trust Account, Imperial PCC Compensation Plan Reserve Account, Imperial Miscellaneous Claims Fund and the Imperial CCAA Plan Administration Reserve Account; (k) ITCAN will have established the Imperial Supplemental Trust Account; (l) Imperial shall have deposited its share of the Upfront Contributions into the Imperial Global Settlement Trust Account; (m) The amount of $25.0 million in respect of the CCAA Plan of each Tobacco Company, in aggregate totalling $75.0 million, shall have been paid out of the Upfront Contributions or any other Contribution made as of the Plan Implementation Date and deposited into the Imperial CCAA Plan Administration Reserve Account, RBH CCAA Plan Administration Reserve Account and JTIM CCAA Plan Administration Reserve Account to establish, respectively, the Imperial CCAA Plan Administration Reserve, RBH CCAA Plan Administration Reserve and JTIM CCAA Plan Administration Reserve; (n) The aggregate amount of $5.0 million shall have been paid out of the Upfront Contributions and deposited into the Imperial PCC Compensation Plan Reserve Account, RBH PCC Compensation Plan Reserve Account and JTIM PCC Compensation Plan Reserve Account to establish, respectively, the Imperial PCC Compensation Plan Reserve, RBH PCC Compensation Plan Reserve and JTIM PCC Compensation Plan Reserve; Page 155 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 148 (o) The aggregate amount of $25.0 million shall have been paid out of the Upfront Contributions and deposited into the Imperial Miscellaneous Claims Fund, the RBH Miscellaneous Claims Fund and the JTIM Miscellaneous Claims Fund; (p) Imperial’s and RBH’s Cash Security Deposits will have been ordered by the Court of Appeal of Quebec to be released from suretyship and deposited into the Imperial Global Settlement Trust Account and RBH Global Settlement Trust Account, provided that the Minister of Finance of Quebec may make such deposits of the Cash Security Deposits in whole or in part as soon as practicable after the Plan Implementation Date; (q) All relevant Persons will have executed, delivered and filed all documents and other instruments that, in the opinion of the Court-Appointed Mediator and the Monitor, acting reasonably, are necessary to implement the provisions of the CCAA Plan and the Sanction Order, including the Contribution Security Agreement and the Deed of Movable Hypothec; (r) The Claimant Contractual Release will have been executed, delivered and become effective in accordance with its terms, subject only to the occurrence of the Plan Implementation Date, on terms satisfactory to each Claimant, to the extent that Imperial and such Claimant are parties receiving or giving the applicable releases; (s) No action or proceeding will be pending by any third party to enjoin or prohibit the implementation of the CCAA Plan and the transactions contemplated by the CCAA Plan; (t) There shall not exist or have occurred any Material Adverse Effect upon Imperial; (u) Except as expressly set out in the CCAA Plan, Imperial shall not have (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property, (iii) acquired any assets or become liable to pay any Indebtedness or liability of any kind (other than as expressly set out in the CCAA Plan), or (iv) entered into any agreement for any of the foregoing; and (v) All applicable approvals and orders of, and all applicable submissions and filings with, Governmental Authorities having jurisdiction for the completion of the steps and transactions contemplated by the CCAA Plan (including the steps and transactions which are Plan Implementation Conditions) will have been obtained or made, as the case may be, in each case to the extent deemed necessary or advisable by the Court-Appointed Mediator and the Monitor, in form and substance satisfactory to the Court-Appointed Mediator and the Monitor. Except in the case of Article 19, Sections 19.3 (a), (b), (c), (d), (f) and (h) which may not be waived, the Plan Implementation Conditions may be waived in whole or in part only with the consent, in writing, of the Court-Appointed Mediator and the Monitor provided that the waiver relates to matters of a non-material nature. In the event that the Court-Appointed Mediator and the Monitor seek to waive any material Plan Implementation Conditions, they shall provide notice to the Provinces and Territories, the Impacted Claimants and the Tobacco Company and will bring the issue before the CCAA Court for determination. In respect of Article 19, Section 19.3(r), the Page 156 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

149 obligation of the Claimants to execute the Claimant Contractual Release cannot be waived without Imperial’s consent. 19.4 Monitor’s Certificate – Plan Implementation As soon as practicable following fulfilment of the Plan Implementation Conditions, the Monitor shall deliver to Imperial, serve on the Common Service List, post on the Monitor’s website and file with the CCAA Court a certificate confirming that the Plan Implementation Date has occurred (“Plan Implementation Date Certificate”). ARTICLE 20. GENERAL 20.1 Binding Effect At the Effective Time, the CCAA Plan will become effective and binding on and enure to the benefit of the Released Parties and any other Person named or referred to in or subject to the CCAA Plan and their Representatives. Without limiting the generality of the foregoing, at the Effective Time: (a) The treatment of Affected Claims, Released Claims and Miscellaneous Claims under the CCAA Plan will be final and binding for all purposes and enure to the benefit of the Released Parties, the Affected Creditors and all other Persons named or referred to in or subject to the CCAA Plan and their Representatives; (b) All Affected Claims shall be and shall be deemed to be forever compromised, released, discharged and barred, excepting only the obligations to make distributions in respect of such Affected Claims in the manner and to the extent provided for in the CCAA Plan; (c) All Released Claims will be forever discharged, released, enjoined and barred; (d) Each Affected Creditor and each Person holding a Released Claim or Miscellaneous Claim and all other Persons named or referred to in or subject to the CCAA Plan will be deemed to have: (i) Consented and agreed to all of the provisions of the CCAA Plan in its entirety, (ii) Executed and delivered to Imperial and to the other Released Parties, as applicable, all consents, releases, directions, assignments and waivers, statutory or otherwise, required to implement and carry out the CCAA Plan in its entirety, (iii) Waived any default by or rescinded any demand for payment against Imperial that has occurred on or prior to the Effective Time pursuant to, based on, or as a result of any provision, express or implied, in any agreement or other arrangement, written or oral, existing between such Affected Creditor, Person or Putative Miscellaneous Claimant and Imperial with respect to an Affected Claim, Released Claim or Miscellaneous Claim (as the case may be), and Page 157 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 150 (iv) Agreed that, if there is any conflict between the provisions, express or implied, of any agreement or other arrangement, written or oral, existing as at the moment before the Effective Time between an Affected Creditor or a Person holding a Released Claim or Miscellaneous Claim and Imperial with respect to an Affected Claim, Released Claim or Miscellaneous Claim (as the case may be) and the provisions of the CCAA Plan, then the provisions of the CCAA Plan take precedence and priority and the provisions of such agreement or other arrangement are amended accordingly; and (e) Each Person named or referred to in, or subject to, the CCAA Plan shall be deemed to have received from the Released Parties, all statements, notices, declarations and notifications, statutory or otherwise, required to implement and carry out the CCAA Plan in its entirety. 20.2 Deeming Provisions In the CCAA Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable. 20.3 Interest and Fees Interest shall not accrue or be paid on Affected Claims after the Filing Date, and no holder of an Affected Claim, Released Claim or Miscellaneous Claim shall be entitled to interest accruing nor to fees and expenses incurred in respect of an Affected Claim, Released Claim or Miscellaneous Claim on or after the Filing Date, and any Claim in respect of interest accruing or fees and expenses incurred on or after the Filing Date shall be deemed to be forever extinguished and released. All investment income earned from time to time with respect to and on account of the monies held in the Imperial Global Settlement Trust Account, Imperial PCC Trust Account, Imperial QCAP Trust Account, Imperial Cy-près Trust Account, Imperial Miscellaneous Claims Fund, Imperial CCAA Plan Administration Reserve Account and Imperial PCC Compensation Plan Reserve Account shall enure to the exclusive benefit of the beneficiaries of the aforesaid trust accounts or be accumulated or capitalized therein and shall not in any circumstances be applied to reduce the aggregate amount of the Global Settlement Amount that the Tobacco Companies are obligated to pay pursuant to the terms of their respective CCAA Plans. Any and all investment income accrued on the Reserved Amounts in the Imperial Supplemental Trust Account, RBH Supplemental Trust Account and JTIM Supplemental Trust Account shall be applied to reduce the aggregate amount of the Global Settlement Amount that the Tobacco Companies are obligated to pay pursuant to the terms of their respective CCAA Plan when and to the extent that such investment income is transferred to the Imperial Global Settlement Trust Account, RBH Global Settlement Trust Account and JTIM Global Settlement Trust Account. 20.4 Modification of the CCAA Plan (a) The Court-Appointed Mediator and the Monitor reserve the right, at any time and from time to time (including prior to, at or following the Meeting), to amend, restate, modify and/or supplement the CCAA Plan, provided that any such amendment, restatement, modification or supplement is contained in a notice which is filed with the CCAA Court and posted on the Monitor’s website and, Page 158 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 151 (i) If made prior to the Meeting Order, such amendment, restatement, modification or supplement is communicated to the Affected Creditors and Imperial; or (ii) If made following the Meeting Order, such amendment, restatement, modification or supplement shall be subject to approval by the CCAA Court following notice to the Affected Creditors and Imperial. (b) Notwithstanding Article 20, Section 20.4(a), any amendment, restatement, modification or supplement to the CCAA Plan may be made by the Court-Appointed Mediator and the Monitor, at any time and from time to time, provided that it: (i) concerns a matter which is of an administrative nature required to better give effect to the implementation of the CCAA Plan; or (ii) is to cure any errors, omissions or ambiguities, and in either case is not materially adverse to the financial or economic interests of the Affected Creditors or the Unaffected Creditors. (c) Any amended, restated, modified or supplementary CCAA Plan filed with the CCAA Court and, if required by this Section, approved by the CCAA Court, will for all purposes be and be deemed to be a part of and incorporated in the CCAA Plan. 20.5 Paramountcy From and after the Effective Time, any conflict between any of: (a) The CCAA Plan; (b) The Sanction Order; and/or (c) The covenants, warranties, representations, terms, conditions, provisions or obligations, express or implied, of any contract, mortgage, security agreement, indenture, trust indenture, note, loan agreement, commitment letter, agreement for sale, lease or other agreement, written or oral and any and all amendments or supplements thereto existing between one or more of the Affected Creditors and Imperial as at the moment before the Effective Time, will be deemed to be governed by the terms, conditions and provisions of the Sanction Order, which will take precedence and priority. 20.6 Severability of CCAA Plan Provisions If, prior to the Plan Implementation Date, any term or provision of the CCAA Plan is held by the CCAA Court to be invalid, void or unenforceable, the CCAA Court, at the request of the Court- Appointed Mediator, the Monitor or Imperial, will have the power to either: (a) sever such term or provision from the balance of the CCAA Plan and provide the Court-Appointed Mediator and the Monitor with the option to proceed with the implementation of the balance of the CCAA Plan, or (b) alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration or interpretation, and provided that the Court- Page 159 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 152 Appointed Mediator and the Monitor are authorized by the CCAA Court to proceed with implementation of the CCAA Plan, the remainder of the terms and provisions of the CCAA Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. 20.7 Transition Period - Responsibilities and Protections of FTI as Monitor and CCAA Plan Administrator FTI is acting and will continue to act in all respects in its capacity as Monitor in the CCAA Proceedings with respect to Imperial (and not in its personal capacity). In accordance with the approval by the CCAA Court of FTI’s appointment as the CCAA Plan Administrator pursuant to Article 14, Section 14.1 and the CCAA Plan Administrator Appointment Order, subsequent to the Effective Time FTI will transform from the Monitor into the CCAA Plan Administrator and will fulfill the duties and responsibilities of the CCAA Plan Administrator set forth in the CCAA Plan, any other Definitive Documents and any Order made in the CCAA Proceeding. Notwithstanding the foregoing, during the period of time subsequent to the Effective Time during which FTI transitions from its capacity as Monitor to its capacity as CCAA Plan Administrator, from time to time as required and applicable, FTI may act in both its capacities as the Monitor and the CCAA Plan Administrator depending upon the duties and responsibilities that it is fulfilling. In all of its capacities as the Monitor, the Foreign Representative and the CCAA Plan Administrator, FTI shall not be responsible or liable for any obligations of Imperial and its Tobacco Company Group. FTI will have the powers and protections granted to it by the Initial Order, the CCAA Plan, the CCAA, the Sanction Order and any other Order made in the CCAA Proceeding and the Chapter 15 Proceedings, including the protections expressly set forth in Article 18, Sections 18.1.1 to 18.1.10 of the CCAA Plan. FTI and its Affiliates, shareholders, Affiliates’ shareholders, employees, legal counsel, advisors, representatives and agents will incur no personal liability whatsoever whether on their own part or in respect of any failure on the part of Imperial and its Tobacco Company Group to observe, perform or comply with any of their obligations under the CCAA Plan. Any release, discharge or other benefit conferred upon FTI pursuant to the CCAA Plan will enure to the benefit of FTI and its Affiliates, shareholders, Affiliates’ shareholders, employees, legal counsel, advisors, representatives and agents. FTI in its personal capacity, and each of its Affiliates, shareholders, Affiliates’ shareholders, employees, legal counsel, advisors, representatives and agents, will be third party beneficiaries to the CCAA Plan entitled to enforce such releases, discharges and other benefits in accordance with the terms of the CCAA Plan. 20.8 Transition Period - Responsibilities and Protections of the Court-Appointed Mediator The Court-Appointed Mediator is acting and will continue to act in all respects in his capacity as the Court-Appointed Mediator in the CCAA Proceeding with respect to Imperial (and not in his personal capacity). Subsequent to the Effective Time, if (i) requested by FTI in its capacity as the Monitor, the Foreign Representative or the CCAA Plan Administrator, or (ii) directed by the CCAA Court, the Court-Appointed Mediator will perform such duties and provide such services as may arise from or relate to the fulfillment of his mandate to mediate and give effect to the global settlement of all Tobacco Claims. Page 160 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL

153 The Court-Appointed Mediator shall not be responsible or liable for any obligations of Imperial and its Tobacco Company Group. The Court-Appointed Mediator will have the powers and protections granted to him by the Initial Order, the CCAA Plan, the CCAA, the Sanction Order, the CCAA Plan Administrator Appointment Order, the Court-Appointed Mediator’s Ongoing Services Direction, the Fee Approval Direction and any other Order made in the CCAA Proceeding, including the protections expressly set forth in Article 18, Sections 18.1.1 to 18.1.10 of the CCAA Plan. The Court-Appointed Mediator and his heirs, successors, assigns, representatives, advisors, legal counsel, consultants and agents will incur no personal liability whatsoever whether on their own part or in respect of any failure on the part of Imperial and its Tobacco Company Group to observe, perform or comply with any of their obligations under the CCAA Plan. Any release, discharge or other benefit conferred upon the Court-Appointed Mediator pursuant to the CCAA Plan will enure to the benefit of the Court-Appointed Mediator and his heirs, successors, assigns, representatives, advisors, legal counsel, consultants and agents. The Court-Appointed Mediator and his heirs, successors, assigns, representatives, advisors, legal counsel, consultants or agents, will be third party beneficiaries to the CCAA Plan entitled to enforce such releases, discharges and other benefits in accordance with the terms of the CCAA Plan. 20.9 Miscellaneous Claims Bar Date Nothing in the CCAA Plan extends or shall be interpreted as extending or amending the Miscellaneous Claims Bar Date or gives or shall be interpreted as giving any rights to any Person in respect of Claims that have been barred or extinguished pursuant to the Claims Procedure Order and the Meeting Order. 20.10 Different Capacities Persons who are impacted by the CCAA Plan may be impacted in more than one capacity. Unless expressly provided herein to the contrary, a Person will be entitled to participate hereunder in each such capacity. Any action taken by a Person in one capacity will not impact such Person in any other capacity, unless otherwise provided in the Meeting Order expressly agreed by the Court- Appointed Mediator, the Monitor and the Person in writing, or unless its Claims overlap or are otherwise duplicative. 20.11 Notices Any notice or other communication to be delivered hereunder must be in writing and reference the CCAA Plan and may, subject as hereinafter provided, be made or given by personal delivery, ordinary mail or by email addressed to the respective parties as follows: (a) If to Imperial: Imperial Tobacco Canada Limited 3711 Rue Saint-Antoine Ouest Montréal QC H4C 3P6 Email: Plan_canada@bat.com Page 161 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 154 With a copy to (which will not constitute notice): Osler, Hoskin & Harcourt LLP 100 King Street West 1 First Canadian Place Suite 6200, P.O. Box 50 Toronto ON M5X 1B8 Attention: Marc Wasserman / Martino Calvaruso Email: mwasserman@osler.com / mcalvaruso@osler.com (b) If to an Affected Creditor: to the mailing address or email address provided on such Affected Creditor’s Statement of Negative Notice Claim or other proof of claim, or such more recent address particulars of an Affected Creditor as noted in the files of Imperial or the Monitor. (c) If to the Monitor: FTI Consulting Canada Inc. 79 Wellington Street West Suite 2010, P.O. Box 104 Toronto ON M5K 1G8 Email: imperialtobacco@fticonsulting.com With a copy to (which will not constitute notice): Davies Ward Phillips & Vineberg LLP 155 Wellington Street West Toronto ON M5V 3J7 Email: itcan@dwpv.com or to such other address as any party may from time to time notify the others in accordance with this Section, or, in the case of an address change for Imperial or the Monitor or CCAA Plan Administrator, by posting notice of such address change on the Monitor’s website (http://cfcanada.fticonsulting.com/imperialtobacco). Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of sending by means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered or sent before 5:00 p.m. (Eastern Time) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. 20.12 Further Assurances Each of the Persons named or referred to in, or subject to, the CCAA Plan will execute and deliver all such documents and instruments and do all such acts and things as may be necessary or desirable to carry out the full intent and meaning of the CCAA Plan and to give effect to the Page 162 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 155 transactions contemplated by the CCAA Plan and the Definitive Documents notwithstanding any provision of the CCAA Plan that deems any event or transaction to occur without further formality. 20.13 Language The CCAA Plan, as well as any notices, schedules or other documents related thereto, have been and will be prepared in the English and French languages. To the extent a French language or other translation is prepared, any such translation will be for informational purposes only, it being intended that the English language version will govern and prevail in all respects. 20.14 Acts to Occur on Next Business Day If any distribution, payment or act under the CCAA Plan is required to be made or performed on a date that is not a Business Day, then the making of such distribution, payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date. 20.15 Non-Consummation of the CCAA Plan The Court-Appointed Mediator and the Monitor reserve the right to revoke or withdraw the CCAA Plan at any time prior to the date on which the CCAA Court grants the Sanction Order. If the Court-Appointed Mediator and the Monitor revoke or withdraw the CCAA Plan, or if the Sanction Order is not issued or if the Plan Implementation Date does not occur, (a) the CCAA Plan and all transactions contemplated in the CCAA Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the CCAA Plan, or any document or agreement executed pursuant to or in connection with the CCAA Plan shall be deemed to be null and void, and (c) nothing contained in the CCAA Plan, and no acts taken in preparation for consummation of the CCAA Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against Imperial or any member of its Tobacco Company Group or any other Person, (ii) prejudice in any manner the rights of Imperial or any member of its Tobacco Company Group or any other Person in any further proceedings involving any of Imperial or any member of its Tobacco Company Group, or (iii) constitute an admission of any sort by Imperial or any member of its Tobacco Company Group or any other Person. 20.16 Deemed Waiver of Defaults from Plan Implementation Date From and after the Plan Implementation Date, all Persons shall be deemed to have waived any and all defaults of Imperial then existing or previously committed by Imperial, or caused directly or indirectly by Imperial, the commencement of the CCAA Proceeding or the Chapter 15 Proceedings, any matter pertaining to the CCAA Proceeding or the Chapter 15 Proceedings, any of the provisions in the CCAA Plan or the Definitive Documents or steps or transactions contemplated in the CCAA Plan or the Definitive Documents, or any non-compliance with any covenant, warranty, representation, undertaking, positive or negative pledge, term, provision, condition or obligation, expressed or implied, in any contract, instrument, credit document, lease, guarantee, agreement for sale, deed, licence, permit or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and Imperial and any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection therewith under any such agreement shall be deemed to have been rescinded and of Page 163 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL 156 no further force or effect; provided that, nothing herein shall be deemed to limit or excuse Imperial from performing their obligations thereunder and under the CCAA Plan or be a waiver of any defaults by Imperial under the CCAA Plan or the other Definitive Documents. DATED as of the 27th day of August, 2025. Page 164 of 1311 Electronically filed / Déposé par voie électronique : 28-Aug-2025 Toronto Superior Court of Justice / Cour supérieure de justice Court File No./N° du dossier du greffe : CV-19-00616077-00CL